Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

VERIFYME, INC.

(Exact name of registrant as specified in its charter)

Nevada	6794	23-3023677
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

VerifyMe, Inc.

75 S. Clinton Ave., Suite 510

Rochester, NY 14604

(585) 736-9400

(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Patrick White

Chief Executive Officer

VerifyMe, Inc.

75 S. Clinton Ave., Suite 510

Rochester, NY 14604

(585) 736-9400

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

 Alexander R. McClean, Esq.

Harter Secrest & Emery LLP

1600 Bausch & Lomb Place

Rochester, New York 14604

(585) 232-6500

Approximate date of commencement of proposed sale to the public: From time to time after the effectiveness of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.    ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Share (3)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.001 per share, issuable upon conversion of the 2020 Debentures (2)	24,900,000	$0.09	$2,241,000.00	$290.88
Common Stock, par value $0.001 per share, issuable upon exercise of the Warrants (2)	24,900,000	$0.09	$2,241,000.00	$290.88
Common Stock, par value $0.001 per share	960,359	$0.09	$86,432.31	$11.22
Total	50,760,359		$4,568,432.31	$592.98

(1)	Represents the maximum number of shares of common stock offered by the selling stockholders named in this registration statement. In the event of a stock split, stock dividend, or similar transaction involving our common stock, the number of shares registered shall automatically be increased to cover the additional shares of common stock issuable pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”).

(2)	Represents shares of the registrant’s common stock issuable upon conversion of the 2020 Debentures or upon exercise of the Warrants. The 2020 Debentures and the Warrants were previously issued to the selling stockholders named in this registration statement.

(3)	Estimated solely for purposes of calculating the amount of the registration fee in accordance with Rule 457(c) of the Securities Act and based on the average of the high and low prices per share of the registrant’s common stock as reported by OTCQB market on April 28, 2020.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and the Company is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PROSPECTUS	SUBJECT TO COMPLETION, DATED May 1, 2020

50,760,359 Shares of Common Stock

This prospectus relates to the offering and resale from time to time by certain selling stockholders identified herein of up to an aggregate of 50,760,359 shares of common stock, par value $0.001 per share, of VerifyMe, Inc. (“VerifyMe,” the “Company,” “we,” “our,” or “us”), a Nevada corporation, including 24,900,000 shares of common stock issuable upon conversion of senior secured convertible debentures (the “2020 Debentures”), 24,900,000 shares of common stock issuable upon exercise of certain outstanding warrants to purchase common stock (the “Warrants”), and 960,359 shares of common stock. The 2020 Debentures and Warrants were issued to the selling stockholders in connection with a private placement, completed on March 6, 2020 (the “Private Placement”). In addition, we issued 960,359 shares of restricted common stock to the placement agents as part of their compensation for services in connection with the Private Placement. We are registering the resale shares of common stock issuable upon conversion of the 2020 Debentures and exercise of the Warrants pursuant to the securities purchase agreement (the “Securities Purchase Agreement”) we entered into with the selling stockholders as of February 26, 2020.

The 2020 Debentures are due 18 months from the dates of issuance and are a senior secured obligation of the Company secured by all of the Company’s assets. The 2020 Debentures are convertible at $0.08 per share, subject to adjustment. The 2020 Debentures are subject to a “conversion blocker” such that each of the selling stockholders cannot convert the 2020 Debentures to the extent that the conversion would result in the selling stockholder and its affiliates holding more than 4.99% of the outstanding common stock (which the selling stockholder can increase to 9.99% upon at least 61 days prior written notice to us). Each Warrant has a three-year term and is immediately exercisable at an exercise price of $0.15 per share, subject to adjustment.

The selling stockholders may offer, sell or distribute all or a portion of the securities registered hereby publicly or through private transactions at prevailing market prices or at negotiated prices. The selling stockholders may retain underwriters, dealers or agents from time to time. See “Plan of Distribution” for more information about how the selling stockholders may sell the shares of common stock being registered pursuant to this prospectus.

We will not receive any proceeds from the sale of the common stock covered by this prospectus except for proceeds from the exercise of the Warrants. We have agreed to bear the expenses relating to the registration of the securities of the selling stockholders.

Our common stock is presently traded on the over-the-counter market and quoted on the OTCQB market under the symbol “VRME.” On April 28, 2020, the last reported sale price of our common stock was $0.09 per share.

 Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 9 of this prospectus. You should carefully consider these risk factors, as well as the information contained in this prospectus, before you invest.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

 The date of this prospectus is                              , 2020.

You should rely only on information contained in this prospectus. We have not, and the selling stockholders have not, authorized anyone to provide you with additional information or information different from that contained in this prospectus. Neither the delivery of this prospectus nor the sale of our securities means that the information contained in this prospectus is correct after the date of this prospectus. This prospectus is not an offer to sell or the solicitation of an offer to buy our securities in any circumstances under which the offer or solicitation is unlawful or in any state or other jurisdiction where the offer is not permitted.

The information in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since those dates.

No person is authorized in connection with this prospectus to give any information or to make any representations about us, the securities offered hereby or any matter discussed in this prospectus, other than the information and representations contained in this prospectus. If any other information or representation is given or made, such information or representation may not be relied upon as having been authorized by us.

Neither we nor the selling stockholders have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than the United States. You are required to inform yourself about, and to observe any restrictions relating to, this offering and the distribution of this prospectus.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are intended to qualify for the “safe harbor” created by those sections.  The words “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. All statements other than statements of historical facts contained in this prospectus, including among others, statements regarding our strategy, future operations, future financial position, future revenue, projected costs, prospects, plans, objectives of management and expected market growth are forward-looking statements.

Our actual results and the timing of certain events may differ materially from those expressed or implied in such forward-looking statements due to a variety of factors and risks, including, but not limited to, those set forth under “Risk Factors,” those set forth from time to time in our other filings with the SEC, including risks related to the following:

•	our ability to continue as a going concern and our history of losses;
•	our ability to obtain additional financing;
•	the ongoing coronavirus (“COVID-19”) pandemic;
•	our relatively new business model and lack of significant revenues;
•	our ability to prosecute, maintain or enforce our intellectual property rights;
•	disputes or other developments relating to proprietary rights and claims of infringement;
•	the accuracy of our estimates regarding expenses, future revenues and capital requirements;
•	the implementation of our business model and strategic plans for our business and technology;
•	the successful development of our sales and marketing capabilities;
•	the potential markets for our products and our ability to serve those markets;
•	the rate and degree of market acceptance of our products and any future products;
•	our ability to retain key management personnel;
•	regulatory developments and our compliance with applicable laws; and
•	our liquidity.

The forward-looking statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. You should not rely upon forward-looking statements as predictions of future events.

The forward-looking statements in this prospectus are made only as of the date hereof or as indicated and represent our views as of the date of this prospectus. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update or revise any forward-looking statement, whether as the result of new information, future events or otherwise, except as required by law.

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Notwithstanding the above, Section 27A of the Securities Act and Section 21E of the Exchange Act expressly state that the safe harbor for forward looking statements does not apply to companies that issue penny stocks. Accordingly, the safe harbor for forward looking statements under Section 27A of the Securities Act and Section 21E of the Exchange Act is not currently available to us because we may be considered to be an issuer of penny stock.

Industry and Market Data

This prospectus contains estimates made, and other statistical data published, by independent parties and by us relating to market size and growth and other data about our industry.  We obtained the industry and market data in this prospectus from our own research as well as from industry and general publications, surveys and studies conducted by third parties.  This data involves a number of assumptions and limitations and contains projections and estimates of the future performance of the industries in which we operate that are inherently subject to a high degree of uncertainty and actual events or circumstances may differ materially from events and circumstances reflected in this information.  We caution you not to give undue weight to such projections, assumptions and estimates. While we believe that these publications, studies and surveys are reliable, we have not independently verified the data contained in them. In addition, while we believe that the results and estimates from our internal research are reliable, such results and estimates have not been verified by any independent source.

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PROSPECTUS SUMMARY

This summary highlights certain information appearing elsewhere in this prospectus. Because this is only a summary, it does not contain all of the information you should consider before investing in our securities and it is qualified in its entirety by, and should be read in conjunction with, the more detailed information included elsewhere in this prospectus. Before you make an investment decision, you should read this entire prospectus carefully, including the risks of investing in our securities discussed under the section of this prospectus entitled “Risk Factors” and similar headings. You should also carefully read our financial statements, and the exhibits to the registration statement of which this prospectus is a part.

Business Overview

VerifyMe, Inc. (“VerifyMe,” the “Company,” “we” or “us”) is a technology solutions provider specializing in brand protection functions such as counterfeit prevention, authentication, serialization, track and trace features for labels, packaging and products. Until 2018, we were primarily engaged in the research and development of our technologies. We began to commercialize our covert luminescent pigment, RainbowSecure®, in 2018, and we also developed the patented VeriPAS™ software system in 2018 which covertly and overtly serializes products to remotely track a product’s “life cycle” for brand owners. We believe VeriPAS™ is the only invisible covert serialization and authentication solution deployed through variable digital printing on HP Indigo (a division of HP Inc.) printing systems with a smartphone tracking and authentication system. VeriPAS™ is capable of fluorescing, decoding, and verifying invisible RainbowSecure® codes in the field – designed to allow investigators to quickly and efficiently authenticate product throughout the distribution chain, including warehouses, ports of entry, retail locations, and product purchased over the Internet for inspection and investigative actions. This technology is coupled with a secure cloud based track and trace software engine which allows brands and investigators to see where products originate and where they are deployed with geo location mapping and intelligent programable alerts. Brand owners access the VeriPAS™ software over the Internet. Brand owners can then set rules of engagement, establish marketing programs for customer engagement and control, and monitor and protect their products’ “life cycle.” We have not yet derived any revenue from our VeriPAS™ software system and have derived limited revenue from the sale of our RainbowSecure® technology.

We believe the brand protection technologies we own, once fully developed, can be used to enable businesses to reconstruct their overall approaches to security—from brand protection, product diversion and counterfeit identification to employee or customer monitoring. We are currently testing a pre-printed labeling system containing VeriPAS™ for third party on-line retailers to affix to their products that allows the third party retailer to engage with their customer through marketing and data gathering. In addition these pre-printed labels containing VeriPAS™ labels will allow the receiving customer to authenticate the product with their personal smartphone. We are also developing a thread made of fabric containing covert RainbowSecure® ink that will be sewn into clothing and apparel for authentication. A VeriPAS™ readable code for apparel labels is also being developed with a third party apparel manufacturer. Potential applications of our technologies are available in different types of products and industries—e.g., banking, gaming, apparel, tobacco, cosmetics, food, beverages, plastics, metal, event and transportation tickets, manufactured goods, tax stamps, fabrics, parts, driver’s licenses, insurance cards, passports, computer software, on-line retail and credit cards. We have had revenue generating sales through re-seller agreements of our technology and through direct sales of our technology to global brand owners, and label and packaging printers.

Recent Developments

On January 15, 2020, we received a Notice of Allowance for our U.S. Patent Application for our dual code authentication process relating to our invisible QR code and smartphone reading system.

In December 2019, a novel strain of coronavirus, COVID-19, was reported in Wuhan, China. The World Health Organization determined that the outbreak constituted a “Public Health Emergency of International Concern” and declared a pandemic. The COVID-19 pandemic is disrupting businesses and affecting production and sales across a range of industries, as well as causing volatility in the financial markets. The extent of the impact of the COVID-19 pandemic on our customer demand, sales and financial performance will depend on certain developments, including, among other things, the duration and spread of the outbreak and the impact on our customers and employees, all of which are uncertain and cannot be predicted. See “Risk Factors” for information regarding certain risks associated with the pandemic.

The COVID-19 pandemic has caused a major spike in demand for safety products such as masks and gloves, COVID-19 test kits, medications and vaccines to treat the virus, which we believe has further caused an increase in counterfeit products. Our suite of technology solutions for global manufacturers, distributors and sellers are designed to allow consumers to prove authenticity and we have proactively reached out to global manufacturers who are seeking to provide their customers authenticity in their products. We believe we have a dynamic management and sales team in place with the ability to seamlessly work remotely to minimize any operational disruption.

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In connection with the COVID-19 pandemic, sales conferences and other in-person sales events have been curtailed. While this has resulted in a reduction of our sales-related transportation costs, it has limited our sales efforts. We continue to work with our sales representatives to look for alternative ways to communicate effectively and promote sales both with our customers and potential customers. Further, we anticipate that as a result of the COVID-19 pandemic, our customers may require that their programs be cancelled or reduced. We will continue to work in partnership with our customers to continually assess any potential impacts and opportunities to mitigate risk.

Intellectual Property

Our current patent and trademark portfolios consist of ten granted U.S. patents and one granted European patent validated in four countries, four pending U.S. and foreign patent applications, five registered U.S. trademarks, one registered EU foreign registration, one registered Mexican foreign registration, and one Colombian foreign registration. In January 2020, we received a Notice of Allowance for our U.S. Patent Application for our dual code authentication process relating to our invisible QR code and smartphone reading system. Our registered patents expire between the years of 2021 and 2037.

Reverse Stock Split

On November 19, 2019, our stockholders approved a reverse stock split within the range of 1-for-25 to 1-for-120 of our issued and outstanding shares of common stock and authorized the Board, in its discretion, for one year, to determine the final ratio, effective date, and date of filing of the certificate of amendment to our articles of incorporation, as amended, in connection with the reverse stock split. The reverse stock split will not impact the number of authorized shares of common stock which will remain at 675,000,000 shares. All option, share and per share information in this prospectus does not give effect to the reverse stock split.

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The Private Placement

In February 2020, our Board authorized a private placement (the “Private Placement”) with a maximum offering amount of $2,000,000 allowing investors to purchase units consisting of senior secured convertible debentures and warrants to purchase common stock at an exercise price of $0.15 per share, subject to adjustment.

On March 6, 2020, we completed the Private Placement of $1,992,000 of the 2020 Debentures. The 2020 Debentures mature 18 months from the dates of issuance and may be redeemed by us prior to maturity as described below. The 2020 Debentures accrue interest at 10% per annum paid in kind in the form of common stock at $0.08 per share, subject to adjustment. Accrued interest will be converted into shares of common stock upon conversion of the 2020 Debentures or will be due and payable upon maturity of the 2020 Debentures. The 2020 Debentures are senior secured obligations of ours secured by all of our assets, including our intellectual property, pursuant to the terms of a security agreement dated as of February 26, 2020.

The 2020 Debentures are convertible at $0.08 per share at any time and automatically convert upon the earlier to occur of (i) the common stock becoming listed on a national securities exchange (an “Uplisting”) or (ii) the minimum bid price exceeding $0.50 per share for 20 consecutive trading days and the average trading volume during the 10 trading days prior to the conversion is at least 100,000 shares if the underlying shares may be sold under an effective registration statement or may be sold under Rule 144 under the Securities Act. The 2020 Debentures convert upon an Uplisting at the lower of $0.08 per share or a 30% discount to any public offering price.

The 2020 Debentures are subject to a “conversion blocker” such that the each of the holders of our 2020 Debentures cannot convert the 2020 Debentures to the extent that the conversion would result in the holder and its affiliates holding more than 4.99% of the outstanding common stock (which the holder can increase to 9.99% upon at least 61 days prior written notice to us).

So long as no event of default has occurred and is continuing under the 2020 Debentures, we may at our option call for redemption all or part of the 2020 Debentures prior to the maturity date, upon not more than 10 calendar days written notice, for an amount equal to: (i) if the redemption date is 90 calendar days or less from the date of issuance of the 2020 Debentures, 110% of the sum of the principal amount plus accrued but unpaid interest; (ii) if the redemption date is greater than or equal to 91 calendar days from the date of issuance of the 2020 Debentures and less than or equal to 180 calendar days from the date of issuance of the 2020 Debentures, 120% of the sum of the principal amount plus accrued but unpaid interest; (iii) if the redemption date is greater than or equal to 181 calendar days from the date of issuance of the 2020 Debentures, 130% of the sum of the principal amount plus accrued but unpaid interest.

The 2020 Debentures include an adjustment provision that, subject to certain exceptions, reduces, at the holder’s option, the conversion price if we issue common stock or common stock equivalents (including in variable rate transactions) at a price lower than the then-current conversion price of the 2020 Debentures. Any stock splits, reverse splits, recapitalizations, mergers, combinations and asset sales, stock dividends, and similar events will also result in an adjustment of the conversion price of the 2020 Debentures. In addition, so long as 40% of the 2020 Debentures issued are outstanding, the consent of a majority of the then outstanding 2020 Debenture holders will be required before we can (i) issue equity-linked securities with a variable market rate conversion ratio; (ii) create or authorize the creation of or issue any other security convertible into or exercisable for any equity security having rights, preferences or privileges senior to or on parity with the 2020 Debentures; or (iii) amend, alter, or repeal any provision of our certificate of incorporation or bylaws in a manner adverse to the 2020 Debentures.

We also issued the Warrants for an aggregate of 24,900,000 shares of common stock. Each Warrant has a three-year term and is immediately exercisable at an exercise price of $0.15 per share, subject to adjustment. If at any time after six months following the issuance date and prior to the expiration date of the Warrant, the Company fails to maintain an effective registration statement with the Securities and Exchange Commission (the “SEC”) covering the resale of the shares of common stock underlying the 2020 Debentures and Warrants, the Warrants may be exercised by means of a cashless exercise until such time as there is an effective registration statement. The Warrants include an adjustment provision in the event the Company issues any common stock or securities convertible into, exercisable for, or otherwise entitles anyone to acquire common stock at an effective price per share that is lower than the exercise price of the Warrants, subject to certain exceptions, then at the holder’s option, the exercise price will be adjusted down to such lower price and the number of shares of common stock issuable upon the exercise of the Warrant will be increased such that the aggregate exercise price payable under the Warrant for the adjusted number of shares will be the same as the aggregate exercise price in effect immediately prior to such adjustment.

We have agreed to file a registration statement with the SEC registering for resale the number of shares of common stock equal to the principal amount of the 2020 Debentures and 18-months of interest and the shares of common stock underlying the Warrants. We will use our best efforts to have this registration statement declared effective by July 4, 2020.

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Principal Risks

We are subject to various risks discussed in detail under “Risk Factors,” which include risks related to the following:

•	our ability to continue as a going concern;
•	our history of losses and our ability to raise capital;
•	the ongoing COVID-19 pandemic;
•	the confusion of our brand name with other similar brand names;
•	our ability to compete;
•	the ability of our products and services to function as expected;
•	the ability of our products to gain market acceptance;
•	our reliance on one printing press that has limited market share;
•	our ability to retain key management personnel;
•	our lack of business development resources;
•	our ability to hire and retain an experienced sales team;
•	the success of our partners who integrate our solutions into their product offerings;
•	our ability to manage growth effectively;
•	the fact that a small number of customers account for our revenue;
•	our ability to commercialize our products;
•	our ability to successfully protect our intellectual property rights, and claims of infringement by others;
•	our ability to maintain an effective system of disclosure controls;
•	cybersecurity threats and incidents;
•	our compliance with data privacy requirements;
•	our dependence on third-party vendors for key services;
•	the dilution of our shares as a result of the issuance of additional shares in connection with financing arrangements;
•	the volatility of our stock price;
•	the decline in the price of our stock due to offers or sales of substantial number of shares;
•	the limited trading volume and price fluctuations of our stock; and
•	our ability to issue preferred stock without shareholder approval and other anti-takeover provisions.

Corporate Information

We were incorporated in Nevada on November 10, 1999 under the name LaserLock Technologies, Inc.  We changed our name to VerifyMe, Inc., effective July 23, 2015.  Our principal offices are located at 75 South Clinton Avenue, Suite 510, Rochester, New York 14604 and our telephone number is (585) 736-9400. Our website address is www.verifyme.com. We have not incorporated by reference into this prospectus the information included on or linked from our website and you should not consider it to be part of this prospectus.

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Summary of the Offering

Issuer:	VerifyMe, Inc.

Securities offered by selling stockholders:	Up to an aggregate of 50,760,359 shares of common stock including (i) 24,900,000 shares of common stock issuable upon conversion of the 2020 Debentures, (ii) 24,900,000 shares of common stock issuable upon exercise of the Warrants, and (iii) 960,359 shares of common stock.

Offering price:	The selling stockholders may offer, sell or distribute all or a portion of the securities hereby registered publicly or through private transactions at prevailing market prices or at negotiated prices. See “Plan of Distribution.”

Shares of common stock outstanding prior to the offering (1):	114,478,597 shares.

Use of proceeds:	We will not receive any proceeds from the sale of the common stock covered by this prospectus except for proceeds from the exercise of the Warrants. We have agreed to bear the expenses relating to the registration of the securities of the selling stockholders. See “Use of Proceeds.”

Trading symbol:	Our common stock is presently quoted on the OTCQB under the symbol “VRME.”

Reverse stock split:	On November 19, 2019, our stockholders approved a reverse stock split within the range of 1-for-25 to 1-for-120 of our issued and outstanding shares of common stock and authorized the Board, in its discretion, for one year, to determine the final ratio, effective date, and date of filing of the certificate of amendment to our articles of incorporation, as amended, in connection with the reverse stock split. All option, share and per share information in this prospectus does not give effect to the proposed reverse stock split.

Risk factors:	Investing in our securities involves a high degree of risk and purchasers of our securities may lose their entire investment. See “Risk Factors” and the other information included and incorporated by reference into this prospectus for a discussion of risk factors you should carefully consider before deciding to invest in our securities.

(1)	Unless we indicate otherwise, the number of shares of our common stock outstanding is based on 114,478,597 shares of common stock outstanding on April 20, 2020, does not give effect to the potential reverse stock split, and excludes the following:
•	47,162,608 shares of our common stock issuable upon exercise of outstanding warrants, including the Warrants, at a weighted average exercise price of $0.23 per share;
•	22,763,529 shares of our common stock issuable upon exercise of outstanding options at a weighted average exercise price of $0.11 per share;
•	12,412,500 shares of our common stock that are reserved for equity awards that may be granted under our existing equity incentive plans;
•	7,222,222 shares of common stock issuable upon conversion of our outstanding Series B Convertible Preferred Stock; and
•	24,900,000 shares of common stock issuable upon exercise of the 2020 Debentures assuming an exercise price of $0.08 per share.

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RISK FACTORS

Any investment in our securities involves a high degree of risk. You should consider carefully the risks and uncertainties described below and all information contained in this prospectus, before you decide whether to purchase our securities. If any of the following risks or uncertainties actually occurs, our business, financial condition, results of operations and prospects would likely suffer, possibly materially. In addition, the trading price of our common stock could decline due to any of these risks or uncertainties, and you may lose part or all of your investment.

Risks Relating to our Business

Our ability to continue as a going concern is in doubt absent obtaining adequate new debt or equity financing and achieving sufficient sales levels. We anticipate that we will continue to lose money for the foreseeable future. Our continued existence is dependent upon generating sufficient working capital and obtaining adequate new debt or equity financing. Because of our continuing losses, we may have to continue to reduce our expenditures, without improvements in our cash flow from operations or new financing. Working capital limitations continue to impinge on our day-to-day operations thus contributing to continued operating losses. If we are unable to achieve or sustain profitability or to secure additional financing on acceptable terms, we may not be able to meet our obligations as they come due, raising substantial doubts as to our ability to continue as a going concern. Any such inability to continue as a going concern may result in our stockholders losing their entire investment. There is no guarantee that we will become profitable or secure additional financing on acceptable terms.

Our auditor has indicated in its report that there is substantial doubt about our ability to continue as a going concern and if we are unable to generate significant revenue or secure financing, we may be required to cease or curtail our operations. The report of our independent auditors dated March 9, 2020 on our financial statements for the year ended December 31, 2019 includes an explanatory paragraph indicating that there is substantial doubt about our ability to continue as a going concern. Our financial statements contemplate that we will continue as a going concern and do not contain any adjustments that might result if we were unable to continue as a going concern. Our ability to continue as a going concern is dependent upon our ability to raise additional capital and implement our business plan. The going concern paragraph in the independent auditor’s report emphasizes the uncertainty related to our business as well as the level of risk associated with an investment in our securities.

We are a developmental stage company with a history of losses and we may never achieve or maintain profitability. As a developmental stage enterprise, we do not currently have revenues to generate cash flows to cover operating expenses. Since our inception, we have incurred operating losses in each year due to costs incurred in connection with research and development activities and general and administrative expenses associated with our operations. We incurred a net loss of $2,507,799 for the year ended December 31, 2019. We expect to continue to incur substantial expenditures to develop and market our services and could continue to incur losses and negative operating cash flow. We may encounter unforeseen expenses, difficulties, complications, delays and other unknown factors that may adversely affect our business. Our ability to generate profits will depend, in part, on our expenses and our ability to generate revenue. Our prior losses and any future losses have had and may continue to have an adverse effect on our working capital. If we fail to generate revenue and become profitable, or if we are unable to fund our continuing losses, our shareholders could lose all or part of their investments.

Our business, results of operations and financial condition may be adversely impacted by the recent COVID-19 pandemic. The COVID-19 pandemic has negatively affected the U.S. and global economy, resulted in significant travel restrictions, including mandated closures and orders to “shelter-in-place,” and created significant disruption of the financial markets. We are closely monitoring the impact of the COVID-19 pandemic on all aspects of our business, including how it will impact our customers, employees, suppliers and sales network. While the COVID-19 pandemic did not have a material adverse effect on our reported results for our first quarter of fiscal 2020, we are unable to predict the ultimate impact that it may have on our business, future results of operations, financial position or cash flows. The extent to which our operations may be impacted by the COVID-19 pandemic will depend largely on future developments, which are highly uncertain and cannot be accurately predicted, including new information which may emerge concerning the severity of the outbreak and actions by government authorities to contain the outbreak or treat its impact. Even after the COVID-19 pandemic has subsided, we may experience materially adverse impacts to our business due to any resulting economic recession or depression. Furthermore, the impacts of a potential worsening of global economic conditions and the continued disruptions to and volatility in the financial markets remain unknown. The impact of the COVID-19 pandemic may also exacerbate other risks discussed in these risk factors, any of which could have a material effect on us. This situation is changing rapidly and additional impacts may arise that we are not aware of currently.

The COVID-19 pandemic has resulted in prohibitions of non-essential activities, disruption and shutdown of businesses, travel restrictions, and the cancellation and postponement of conferences and in-person meetings, which could negatively impact our sales and results of operations. In response to the COVID-19 pandemic, we have suspended all non-essential travel for our employees, are canceling or postponing attendance at events, are discouraging employee attendance at industry events and limiting in-person work-related meetings. Our employees travel frequently to establish and maintain relationships with our customers and partners, and attend sales-conferences, many of which have been cancelled or postponed. Currently, as a result of the work and travel restrictions related to the ongoing pandemic, substantially all of our sales and services activities are being conducted remotely which might be less effective than in-person meetings. We do not yet know the extent of the negative impact on our ability to attract, serve, or retain customers. Although we continue to monitor the situation and may adjust our current policies as more information and guidance become available, temporarily suspending travel and limitations on doing business in-person could negatively impact our marketing and business development efforts and create operational or other challenges, any of which could harm our business, financial condition and results of operations.

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The COVID-19 pandemic may decrease demand for our products and any such decrease in demand would adversely affect our revenues and results of operations. We are unsure what actions our customers may take in response to the COVID-19 pandemic. Health concerns, as well as political or governmental developments in response to COVID-19, could result in economic, social or labor instability or prolonged contractions in the industries in which our customers or partners operate, which could reduce the amount of packaging they print, which would reduce out sales. Furthermore, existing and potential customers may choose to reduce or delay spending in response to the COVID-19 pandemic, or attempt to renegotiate contracts and obtain concessions, which may materially and negatively impact our operating results, financial condition and prospects.

The capital markets have experienced significant volatility in connection with the COVID-19 pandemic which may make it harder to access capital and negatively affect our ability to continue our operations. The current economic conditions largely caused by the COVID-19 pandemic have had, and likely will continue to have for the foreseeable future, a negative impact on our ability to access the capital markets, and thus have a negative impact on our business and liquidity. The financial markets are experiencing significant volatility, which along with declining markets for equities, could adversely affect our ability to raise capital when needed through the sale of our securities. If these market conditions persist when we need to raise capital, and we are able to sell our securities, it may not be at a price or on terms that are favorable to us. We cannot predict the occurrence of future disruptions or how long the current conditions may continue.

We have a small management team and if any of our employees or management suffer COVID-19 related illnesses, our business operations may be materially and adversely affected. The COVID-19 pandemic could disrupt our operations due to absenteeism by infected or ill members of management or other employees because of our limited staffing. COVID-19 related illness could also impact members of our Board of Directors resulting in absenteeism from meetings of the directors or committees of directors, and making it more difficult to convene the quorums of the full Board of Directors or its committees needed to conduct meetings for the management of our affairs.

Our recent issuance of the 2020 Debentures, that are secured by all of our assets, could limit our ability to obtain future financings, dilute our current shareholders, and if we cannot pay them when due, we will cease operations. On March 6, 2020, we completed the offering of $1,992,000 of the 2020 Debentures. The 2020 Debentures mature 18 months after issuance and are secured by a first lien on all of our assets, including our intellectual property. If we are unable to repay the 2020 Debentures on maturity and such debt is neither converted nor extended, we will cease operations.

The 2020 Debentures are convertible at $0.08 per share, subject to adjustment. The 2020 Debentures automatically convert upon the earlier of (i) our common stock becoming listed on a national securities exchange (an “Uplisting”) or (ii) the minimum bid price exceeds $0.50 per share for 20 consecutive trading days and the average daily trading volume during the 10 trading days prior to the conversion of at least 100,000 shares if the underlying shares (i) may be sold under an effective registration statement or (ii) may be sold under Rule 144 under the Securities Act. In addition, we issued three-year Warrants to purchase 24,900,000 shares of our common stock. The Warrants have an exercise price of $0.15 per share, subject to adjustment, and may be exercised cashlessly if we fail to maintain an effective registration statement at any time beginning six months after issuance. We will issue up to approximately 50 million shares of common stock if all the 2020 Debentures are converted and all the Warrants are exercised in full assuming that the conversion price remains at $0.08 per share. The 2020 Debentures convert upon an Uplisting at the lower of $0.08 per share or a 30% discount to any public offering price if conversion occurs at the time of an Uplisting. These numbers do not include the issuance of common stock at $0.08 per share in lieu of 10% per annum cash interest since all interest is paid in kind. To the extent of the conversion of the 2020 Debentures, the exercise of the Warrants for our common stock, or the issuance of shares for interest on the 2020 Debentures paid in kind, our current shareholders will sustain material dilution.

Because our name and brand could be confused with brands that have similar names, we may be adversely affected by any confusion or negative publicity related to others that use a name similar to VerifyMe in their brand names. We have trademarked the VerifyMeTM brand in the United States and have pending applications with respect to our brand internationally. However, our name and brand has been and could be in the future confused with brands that have similar names, including but not limited to Verified.Me, a service offered to Canadians by SecureKey Technologies Inc. and www.verifyme.ng, a website offering verification services in Nigeria. We have a pending application for the VerifyMe name in Canada but can make no assurances regarding its approval. We have also attempted to contact the operators of the Nigeria website to resolve the confusion caused there but to date have been unsuccessful in our efforts. Further, we have registered certain trademarks and service marks in the United States and foreign jurisdictions. We are aware of names and marks similar to our service marks being used from time to time by other persons. Although we oppose any such infringement, further or unknown unauthorized uses or other misappropriation of our trademarks or service marks may diminish the value of our brands and adversely affect our business.

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Because our competitors in the anti-counterfeiting industry have much greater financial resources than we do and more functional technology offerings than we currently have, we may not be able to successfully compete with them. The market for protection from counterfeiting, diversion, theft and forgery is a mature industry dominated by a number of large, well-established companies, as described in “Our Business – Competition.” To compete effectively, we will need to expend significant resources in technology and marketing. Each of our competitors has substantially greater financial, human and other resources than we do and may develop superior technology or more cost-effective alternatives to our products and services. We may not have sufficient resources to develop and market our services effectively, or at all. If we cannot continue to develop or market competitive, cost-effective products and services, we may not be able to compete effectively, which will harm our operating results.

If our technologies do not work as anticipated once we achieve meaningful sales, we will not be successful. Our business depends on our ability to market and sell our ink technology. Without material sales and feedback from customers with respect to our ink technology, we will not be successful. Further, we made a significant investment in our new authenticators, and if customers do not find them useful or decline to lease them, our business may suffer. We can provide no assurances that the market will accept our products or that we will achieve any meaningful sales.

If our technology cannot be used successfully to prevent counterfeiting, we may not be able to generate material revenue. Our market is characterized by new and evolving technologies. Counterfeiting is constantly evolving in order to create items which appear to be legitimate and evade regulations which would seize counterfeit items and penalize counterfeiters. In order to stay competitive, our technologies will need to be sufficiently complex so that they cannot be reproduced or copied by counterfeiters. If we are unable to develop and integrate effective anti-counterfeiting technologies to address the increasingly sophisticated technological needs of our customers in a timely and cost-effective manner, we may not be successful in preventing counterfeiting and we may not be able to generate material revenue.

If the market does not accept or embrace our technologies or product offering, our business may fail. Our technologies and the products we are offering have not been tested in the market on a large-scale basis. As a result, we can only speculate as to the market acceptance of these products and services. No assurance can be given that the market will accept any of our technologies, products and services. If the public fails to accept our technologies, products and services to the degree necessary to generate sufficient revenues, our business may fail.

Because our current and target customers are large companies, their internal policies and resistance to change may impair our ability to successfully commercialize our products. Our ability to become successful and generate positive cash flow will be dependent upon the extent of commercialization of products using our technology. Commercialization of new technology products often has a very long lead time. This problem is exacerbated when customers are large entities. Our current and target customers are large entities. These factors may adversely affect our ability to commercialize our technologies or any products or services related to our technologies. Further, we cannot assure you that commercialization will result in profitability.

Our reliance on HP Indigo to qualify additional HP Indigo digital printing presses adversely affects our ability to sell our products and generate revenue. In 2017, we signed a five-year contract with HP Indigo, a division of HP Inc., to print our RainbowSecure® technology on packages and labels on their 6000 series digital presses. HP Indigo has yet to qualify more HP Indigo digital printing presses that include our technology which hinders our ability to sell our products. We believe that without further qualified HP Indigo presses, our ability to sell to a large part of the label and packaging print manufacturing market is impeded and as a result our business and revenues are adversely affected.

Severe price competition from similar ink technologies may hinder our ability to sell our products. Currently an ultra violet ink is being sold and supported by HP, Inc. for their HP Indigo digital presses that competes with our product. This ink has been in the security ink industry for many years and is therefore a wide-spread uncontrolled security product that sells for an extremely low cost. The same ultra violet ink has some similar properties as our RainbowSecure® ink technology but the cost is so low it is being selected by some clients based on price which limits our ability to sell RainbowSecure®. Ultra violet ink is also readily available in many forms and locations, including Amazon.com. This wide-spread availability of ink technologies that are similar to ours limits our ability to market and sell RainbowSecure®.

If we are unable to successfully develop and market an ink jet solution to address a large segment of the label and print manufacturing market used by major brands, our revenues and business will be negatively affected. We believe it is important to our business to successfully develop and market an ink jet solution to address the large segment of the label and print manufacturing market which is used by most major brands. In 2019, we entered into a strategic partnership with INX International Ink Company, the third largest producer of inks in North America, to co-develop inkjet inks to be used for inkjet printing in combination with high speed, high volume label and packaging printing presses. There can be no assurance that we will successfully develop and market this technology. Without the successful development of the ink jet head utilizing our technology, we will be unable to provide our technology to most of the addressable market which will adversely impact our business, revenues and financial condition.

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Our success depends on the efforts, abilities and continued service of Patrick White, our President and Chief Executive Officer, and if we are unable to continue to retain the services of Mr. White, we may not be able to continue our operations. Our success depends to a significant extent upon the continued service of Patrick White, our President and Chief Executive Officer.  Effective August 15, 2019, Mr. White’s employment agreement with us automatically renewed for one year. The loss of Mr. White’s services and any negative market or industry perception arising from such loss could significantly harm our business, future prospects and the price of our common stock.

Because we are relying on our small management team, we lack business development resources which may hurt our ability to increase revenue. We have a small management team that is focused on sales. In addition, our Chairman, who is not involved in sales, handles operational matters, legal compliance, board relationships and shareholder relations. Because we have only a few people dedicated to business development, we lack the resources to grow beyond certain levels. We cannot assure you that we will generate cash flow from operations or from financings which will enable us to grow our revenues.

If we are unable to hire an experienced sales team, or our partners are not successful, we may not be able to generate material revenue. Presently our personnel consists of two full-time employees, one part-time employee, and two consultants. We have several outside partners and a licensed global label manufacturer (the “GLM”), who are working on sales of our products. Our agreement with the GLM allows it to market our technologies to current and new clients. Our strategic partner agreements are individualized. We have a cross selling agreement that provides that the partner is able to sell and mark-up our technologies and we can sell and mark-up the strategic partner’s products. Another strategic partner is selling our products globally as well as providing marketing support, warehousing, shipping services, help desk services and billing for a fixed percentage of our sales. Our potential customers are large companies which do not impulsively enter into large contracts.  Accordingly, we may be required to hire sales persons to bolster our current sales efforts.  If the efforts of our management team, the GLM, strategic partners, and any sales persons we hire are unsuccessful, we may be unable to generate material revenue and those outside sales channels may end their relationship with us, thus ending their sales and services and materially harming our financial condition and results of operations. None of our strategic partners have sold our products under the cross-selling arrangements to date.

Our future growth will depend upon the success of our strategic partners who integrate our solutions into their product offerings. We rely on strategic partnerships with larger companies which integrate our technologies into their product offerings. This distribution strategy leaves us largely dependent upon the success of our partners. If any of our strategic partners who include our technology in their products cease to do so, or we fail to obtain other partners who will incorporate, embed, integrate or bundle our technology, or these partners are unsuccessful in their efforts, expanding deployment of our technology, our business and future growth would be materially and adversely affected.

If we cannot manage our growth effectively, we may not become profitable. Businesses which grow rapidly often have difficulty managing their growth. Our staff presently consists of two full-time employees, one part-time employee and two consultants. If we continue to grow as rapidly as we anticipate, we will need to expand our management by recruiting and employing experienced executives and key employees capable of providing the necessary support. We cannot assure you that our management will be able to manage our growth effectively or successfully. Our failure to meet these challenges could harm our financial condition and ability to become profitable.

Because a small number of customers account for all of our revenue, the loss of any of these customers would have a material adverse impact on our operating results and cash flows. We derive our revenue from a limited number of customers. Our revenue in 2019 and 2018 was nominal although we began to generate what we believe is the beginning of a meaningful revenue in the fourth quarter of 2019. Our principal revenue has been generated from two customers. Certain of our agreements with customers have short terms or can be terminated on short notice. Any termination of a business relationship with, or a significant sustained reduction in business received from, one of these customers could have a material adverse effect on our operating results and cash flows. We must materially increase the number of our customers and be able to have our customers increase the number of products for which they use our service and if we cannot, it will adversely impact our financial condition and our business.

We will need to expand our sales, marketing and support organizations and our distribution arrangements to increase market acceptance of our products and services. We currently have a limited number of sales, marketing, customer service and support personnel and may need to increase our staff to generate a greater volume of sales and to support any new customers or the expanding needs of existing customers. The employment market for sales, marketing, customer service and support personnel in our industry is very competitive, and we may not be able to hire the kind and number of sales, marketing, customer service and support personnel we are targeting. Our inability to hire qualified sales, marketing, customer service and support personnel may harm our business, operating results and financial condition. We may not be able to sufficiently build out our distribution network or enter into arrangements with qualified sales personnel on acceptable terms or at all. If we are not able to develop greater distribution capacity, we may not be able to generate sufficient revenue to continue our operations.

If we fail to protect or enforce our intellectual property rights, or if the costs involved in protecting and defending these rights are prohibitively high, our business and operating results may suffer. Our patent rights, trade secrets, copyrights, trademarks, domain names and other product rights are critical to our success. We strive to protect our intellectual property rights by relying on federal, state and common law rights, as well as contractual restrictions. We may enter into confidentiality and invention assignment agreements with our employees and confidentiality agreements with parties with whom we conduct business to limit access to, and disclosure and use of, our proprietary information. However, these contractual arrangements and the other steps we have taken to protect our intellectual property may not prevent the misappropriation of our proprietary information or deter independent development of similar technologies by others.

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As management deems appropriate, we will pursue the registration of our domain names, trademarks, and service marks in the U.S. and in certain locations outside the U.S. We will seek to protect our trademarks, patents and domain names in an increasing number of jurisdictions, a process that is expensive and time-consuming and may not be successful or which we may not pursue in every location. It may be expensive and cost prohibitive to file patents worldwide and we may be financially required to file patents in select countries where we see the greatest potential for our technologies. We may, over time, increase our investment in protecting our innovations through increased patent filings that are expensive and time-consuming and may not result in issued patents that can be effectively enforced.

If we are required to sue third parties who we allege are violating our intellectual property rights, or if we are sued for violating a third party’s patents or other intellectual property rights, we may incur substantial expenses, and we could incur substantial damages, including amounts we cannot afford to pay. Litigation may be necessary to enforce our intellectual property rights, protect our trade secrets or determine the validity and scope of proprietary rights claimed by others. Patent and intellectual property litigation is extremely expensive and beyond our ability to pay. While third parties do, under certain circumstances, finance litigation for companies that file suit, we cannot assure you that we could find a third party to finance any claim we choose to pursue. Moreover, third parties frequently refuse to finance companies that are sued. Any litigation of this nature, regardless of outcome or merit, could result in substantial costs, adverse publicity or diversion of management and technical resources, any of which could adversely affect our business and operating results. If we fail to maintain, protect and enforce our intellectual property rights, our business and operating results may be harmed.

From time-to-time, we may face allegations that we have infringed the trademarks, copyrights, patents and other intellectual property rights of third parties, including from our competitors and inactive entities. Patent and other intellectual property litigation may be protracted and expensive, and the results are difficult to predict. As the result of any court judgment or settlement, we may be obligated to cancel the launch of a new feature or product, stop offering certain features or products, pay royalties or significant settlement costs, purchase licenses or modify our products and features.

If we fail to maintain an effective system of disclosure controls and internal control over financial reporting, our ability to produce timely and accurate financial statements or comply with applicable regulations could be impaired.  As a public company, we are subject to the reporting requirements of the Exchange Act and the Sarbanes-Oxley Act of 2002 (“SOX”). We expect that the requirements of these rules and regulations will continue to increase our legal, accounting, and financial compliance costs, make some activities more difficult, time-consuming and costly, and place significant strain on our personnel, systems, and resources.

SOX requires, among other things, that we maintain effective disclosure controls and procedures and internal control over financial reporting. We are continuing to develop and refine our disclosure controls and other procedures that are designed to ensure that information required to be disclosed by us in the reports that we will file with the SEC is recorded, processed, summarized, and reported within the time periods specified in SEC rules and forms and that information required to be disclosed in reports under the Exchange Act is accumulated and communicated to our principal executive and financial officers. In order to maintain and improve the effectiveness of our disclosure controls and procedures and internal control over financial reporting, we have expended, and anticipate that we will continue to expend, significant resources, including accounting-related costs and significant management oversight.

Our management concluded that our disclosure controls and procedures were not effective as of December 31, 2019 as the result of the material weaknesses in our internal control over financial reporting identified in our Annual Report on Form 10-K for the year ended December 31, 2019. Other weaknesses in our disclosure controls and internal control over financial reporting may be identified in the future. Any failure to develop or maintain effective controls or any difficulties encountered in their implementation or improvement could harm our results of operations or cause us to fail to meet our reporting obligations and may result in a restatement of our financial statements for prior periods. Any failure to implement and maintain effective internal control over financial reporting also could adversely affect the results of periodic management evaluations and annual independent registered public accounting firm attestation reports regarding the effectiveness of our internal control over financial reporting that we will eventually be required to include in our periodic reports that will be filed with the SEC. We have not yet been able to remediate the material weakness related to our internal control over financial reporting.

Additional material weaknesses in our internal control over financial reporting may be identified in the future.  Any failure to maintain existing or implement required new or improved controls, or any difficulties we encounter in their implementation, could result in additional material weaknesses, cause us to fail to meet our periodic reporting obligations or result in material misstatements in our financial statements. If we are unable to effectively remediate material weaknesses in a timely manner, investors could lose confidence in the accuracy and completeness of our financial reports, which could have an adverse effect on our stock price.

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Because we do business outside of the United States, we may be exposed to liabilities under the Foreign Corrupt Practices Act, violations of which could have a material adverse effect on our business. We are subject to the Foreign Corrupt Practice Act, or FCPA, and other laws that prohibit improper payments or offers of payments to foreign governments and their officials and political parties by U.S. persons and issuers as defined by the statute for the purpose of obtaining or retaining business. We have operations and agreements with third parties and make sales in jurisdictions which may be subject to corruption. These activities create the risk of unauthorized payments or offers of payments by one of the employees, consultants or agents of our company, because these parties are not always subject to our control. It is our policy to implement safeguards to discourage these practices by our employees. However, our existing safeguards and any future improvements may prove to be less than effective, and the employees, consultants, sales agents or distributors of our company may engage in conduct for which we might be held responsible. Violations of the FCPA may result in severe criminal or civil sanctions, and we may be subject to other liabilities, which could negatively affect our business, operating results and financial condition.

If our computer systems are hacked, or we experience any other cybersecurity incident, we may face a disruption to our operations, a compromise or corruption of our confidential information and/or damage to our business relationships, all of which could negatively impact our business, results of operations or financial condition. We rely on information technology networks and systems, including the Internet, to process, transmit and store electronic information, and to manage or support a variety of business processes and activities. Additionally, we collect and store certain data, including proprietary business information, and may have access to confidential or personal information in certain of our businesses that is subject to privacy and security laws and regulations. These technology networks and systems may be susceptible to damage, disruptions or shutdowns due to failures during the process of upgrading or replacing software, databases or components; power outages; telecommunications or system failures; terrorist attacks; natural disasters; employee error or malfeasance; server or cloud provider breaches; and computer viruses or cyberattacks. Cybersecurity threats and incidents can range from uncoordinated individual attempts to gain unauthorized access to information technology networks and systems to more sophisticated and targeted measures, known as advanced persistent threats, directed at us, our products, customers and/or our third-party service providers. It is possible a security breach could result in theft of trade secrets or other intellectual property or disclosure of confidential customer, supplier or employee information. Should we be unable to prevent security breaches or other damage to our information technology systems, disruptions could have an adverse effect on our operations, as well as expose us to costly litigation, liability or penalties under privacy laws, increased cybersecurity protection costs, reputational damage and product failure.

Evolving regulations concerning data privacy may result in increased regulation and different industry standards, which could prevent us from providing our current products to our users, or require us to modify our products, thereby harming our business. The regulatory framework for privacy issues worldwide is currently in flux and is likely to remain so for the foreseeable future. Practices regarding the collection, use, storage, transmission and security of personal information by companies operating over the Internet and mobile platforms have recently come under increased public scrutiny, and civil claims alleging liability for the breach of data privacy have been asserted against companies. The U.S. government, including the Federal Trade Commission and the Department of Commerce, has announced that it is reviewing the need for greater regulation for the collection of information concerning consumer behavior on the Internet, including regulation aimed at restricting certain targeted advertising practices.

Many jurisdictions have already taken steps to restrict and penalize companies that collect and utilize information from their users and the general public. For example, in May 2018 the European Union made sweeping reforms to its existing data protection legal framework by enacting the General Data Protection Regulation (the “GDPR”), which resulted in a greater compliance burden for many companies with users in Europe. The GDPR includes operational requirements for companies that receive or process personal data of residents of the European Union that are broader and more stringent than those previously in place in the European Union and in most other jurisdictions around the world. The GDPR also imposes significant penalties for non-compliance, including fines of up to €20 million or 4% of total worldwide revenue.

Additionally, we may be subject to increasingly complex and expansive data privacy regulations within the United States. For example, California enacted the California Consumer Privacy Act (the “CCPA”), which became effective in 2020. The CCPA requires covered companies to provide California consumers with disclosures and expands the rights afforded consumers regarding their data. Fines for noncompliance of the CCPA can be as high as $7,500 per violation. Since the CCPA was enacted, Nevada and Maine have enacted similar legislation designed to protect the personal information of consumers and penalize companies that fail to comply, and other states have proposed similar legislation. The costs of compliance with, and other burdens imposed by, the GDPR, CCPA, and similar laws may limit the use and adoption of our products and services and/or require us to incur substantial compliance costs, which could have a material adverse impact on our business

Because we are, and will continue to be, dependent on certain third-party vendors for key services, we are vulnerable to disruptions in the supply of these services which are beyond our control, and which could harm our operations. We are relying upon our business partners to assist us including the GLM, S-One and Micro Focus. These partners are larger companies and may not necessarily have the same goals as us. We currently depend on a single vendor of pigment for the inks we sell, and we may continue to be dependent on a small number of third party suppliers in the future including for services relating to our electronic technology. We cannot be certain that any of these providers will be willing or able to meet our evolving needs. Additionally, they could end our relationship in accordance with applicable contractual arrangements, some of which can be terminated on short notice. If our partners, vendors, or service providers fail to meet their obligations, provide poor, inaccurate or untimely service, or we are unable to make alternative arrangements for these services, we may fail, in turn, to provide our services or to meet our obligations to our users and our business, financial condition and operating results could be materially and adversely affected.

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Fluctuations in the price of raw materials, changes in the availability of key suppliers, or catastrophic events may increase the cost of our products and services. Our security pigments are manufactured from naturally occurring inorganic rare earth materials. The cost of these raw materials is a key element in the cost of our products. Our inability to offset material price inflation could adversely affect our results of operations. While we rely on multiple suppliers to procure our raw materials, it is difficult to predict what effects shortages or price increases for the raw materials we use to make our products may have in the future. Our ability to manage inventory and meet delivery requirements may be constrained by our suppliers’ inability to scale production and adjust delivery during times of volatile demand. Our inability to fill our supply needs would jeopardize our ability to fulfill obligations under current contracts or enter new contracts to sell our products, which would, in turn, result in reduced sales and profits, contract penalties or terminations, and damage to customer relationships.

Our ability to become profitable is largely dependent upon our ability to develop new technologies and introduce new products that achieve market acceptance in increasingly competitive markets. Our ability to become profitable depends upon a number of factors, including our ability to (i) identify and evolve with emerging technological and broader industry trends, (ii) develop and maintain competitive products, (iii) defend our market share against an ever-expanding number of competitors including many new and non-traditional competitors, (iv) enhance our products by adding innovative features that differentiate our products from those of our competitors and prevent commoditization of our products, (v) develop, manufacture and bring compelling new products to market quickly and cost-effectively, (vi) monitor disruptive technologies and business models, (vii) achieve sufficient return on investment for new products introduced based on capital expenditures and research and development spending, (viii) respond to changes in overall trends related to end market demand, (x) leverage our strategic partnerships to develop and commercialize new and existing products and (xi) attract, develop and retain individuals with the requisite skill, expertise and understanding of customers’ needs to develop new technologies and introduce new products and sell our current products. The failure of our technologies or products to gain market acceptance due to more attractive offerings by our competitors or the failure to address any of the above factors could significantly reduce our revenues and adversely affect our competitive standing and prospects.

The expenses or losses associated with lack of widespread market acceptance of our solutions may harm our business, operating results and financial condition. Rapid technological changes and frequent new product introductions are typical in the markets we serve. Our future success will depend in part on continuous, timely development and introduction of new products that address evolving market requirements. To the extent we fail to introduce new and innovative products, we may lose any market share we have to our competitors, which may be difficult or impossible to regain. Any inability, for technological or other reasons, to successfully develop and introduce new products could harm our business. Additionally, we may experience delays in the development and introduction of products, we may be unable keep pace with the rapid rate of change in anti-counterfeiting and security products’ research, and any new products acquired or developed by us may not meet the requirements of the marketplace or achieve market acceptance. If we are unable to develop new products to meet market demands, our business could be materially adversely affected.

Risks Relating to our Common Stock and to this Offering

Upon exercise of our outstanding warrants or options and conversion of our 2020 Debentures and Series B Convertible Preferred Stock we will be obligated to issue a substantial number of additional shares of common stock which will dilute our present shareholders. We are obligated to issue additional shares of our common stock in connection with our outstanding warrants, including the Warrants issued in the Private Placement, the 2020 Debentures and shares of our Series B Convertible Preferred Stock. As of April 20, 2020, there were options, warrants, debentures and shares of Series B Convertible Stock outstanding, convertible into 22,763,529, 47,162,608, 24,900,000 and 7,222,222 shares of common stock, respectively. The exercise, conversion or exchange of warrants or convertible securities, including for other securities, will cause us to issue additional shares of our common stock and will dilute the percentage ownership of our shareholders. In addition, we have in the past, and may in the future, exchange outstanding securities for other securities on terms that are dilutive to the securities held by other shareholders not participating in such exchange. Please also see the risk factor above entitled “Our recent issuance of the 2020 Debentures, that are secured by all of our assets, could limit our ability to obtain future financings, dilute our current shareholders, and if we cannot pay them when due, we will cease operations.”

Due to factors beyond our control, our stock price may be volatile. Any of the following factors could affect the market price of our common stock:

•	The sale of large numbers of shares of common stock by former directors and their donees and associates;
•	The continued COVID-19 pandemic and its adverse impact upon the capital markets;
•	The loss of one or more members of our management team;
•	Our failure to generate material revenues;
•	Regulatory changes including new laws and rules which adversely affect companies in our line of business;
•	Our public disclosure of the terms of any financing which we consummate in the future;
•	An announcement that we have effected a reverse split of our common stock;
•	Our failure to become profitable;
•	Our failure to raise working capital;

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•	Any acquisitions we may consummate;
•	Announcements by us or our competitors of significant contracts, new services, acquisitions, commercial relationships, joint ventures or capital commitments;
•	Cancellation of key contracts;
•	Our failure to meet financial forecasts we publicly disclose;
•	Short selling activities; or
•	Changes in market valuations of similar companies.

In the past, following periods of volatility in the market price of a company’s securities, securities class action litigation has often been instituted. A securities class action suit against us could result in substantial costs and divert our management’s time and attention, which would otherwise be used to benefit our business.

Offers or availability for sale of a substantial number of shares of our common stock may cause the price of our common stock to decline. Sales of large blocks of our common stock over a short time last fall had a significant adverse effect on our common stock price. Further sales could depress the price of our common stock. The existence of these shares and shares of common stock issuable upon conversion of outstanding preferred stock, 2020 Debentures, warrants and options create a circumstance commonly referred to as an “overhang” which can act as a depressant to our common stock price. The existence of an overhang, whether or not sales have occurred or are occurring, also could make our ability to raise additional financing through the sale of equity or equity-linked securities more difficult in the future at a time and price that we deem reasonable or appropriate. If our existing shareholders and investors seek to sell a substantial number of shares of our common stock, such selling efforts may cause significant declines in the market price of our common stock.

Our common stock may be affected by limited trading volume and price fluctuations, which could adversely impact the value of our common stock. Our common stock has experienced, and is likely to experience in the future, significant price and volume fluctuations, which could adversely affect the market price of our common stock without regard to our operating performance. In addition, we believe that factors such as quarterly fluctuations in our financial results and changes in the overall economy or the condition of the financial markets could cause the price of our common stock to fluctuate substantially. These fluctuations may also cause short sellers to periodically enter the market in the belief that we will have poor results in the future. We cannot predict the actions of market participants and, therefore, can offer no assurances that the market for our common stock will be stable or appreciate over time.

Because we may issue preferred stock without the approval of our shareholders and have other anti-takeover defenses, it may be more difficult for a third party to acquire us and could depress our stock price. In general, our Board may issue, without a vote of our shareholders, one or more additional series of preferred stock that have more than one vote per share, although the Company’s ability to designate and issue preferred stock is currently restricted by covenants under our agreements with prior investors. Without these restrictions, our Board could issue preferred stock to investors who support us and our management and give effective control of our business to our management. Additionally, issuance of preferred stock could block an acquisition resulting in both a drop in our stock price and a decline in interest of our common stock. This could make it more difficult for shareholders to sell their common stock. This could also cause the market price of our common stock shares to drop significantly, even if our business is performing well.

Because we do not intend to pay cash dividends on our shares of common stock, any returns will be limited to the value of our shares. We currently anticipate that we will retain future earnings for the development, operation and expansion of our business and do not anticipate declaring or paying any cash dividends for the foreseeable future. Any return to stockholders will therefore be limited to the increase, if any, of our share price.

Our common stock may be subject to the “penny stock” rules of the SEC, which could make transactions in our common stock more cumbersome and may reduce the value of your investment in our securities. Rule 15g-9 under the Exchange Act defines a “penny stock” as any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. To the extent a market develops for our common stock, there can be no assurance that our common stock will not be considered a penny stock. In order to approve a person’s account for transactions in penny stocks, the broker or dealer must: (a) obtain financial information and investment experience and objectives of the person and (b) make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the SEC relating to the penny stock market, which, in highlight form: (a) sets forth the basis on which the broker or dealer made the suitability determination; and (b) confirms that the broker or dealer received a signed, written agreement from the investor prior to the transaction. Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our common stock and could depress the market value of our common stock, to the extent a market develops.

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The resale of shares of common stock by the selling stockholders could adversely affect the prevailing market price of our common stock and may cause substantial dilution to our existing stockholders. We are registering 50,760,359 shares of common stock for resale by the selling stockholders, including 24,900,000 shares of common stock issuable upon conversion of the 2020 Debentures and 24,900,000 shares of common stock issuable upon exercise of the Warrants. The number of shares ultimately offered for sale by the selling stockholders under this prospectus is dependent upon the number of shares the selling stockholders elects to sell from time to time. Depending upon market liquidity at the time, sales of shares of our common stock issued upon the exercise and conversion of the Warrants and 2020 Debentures, respectively, may cause the trading price of our common stock to decline.

The selling stockholders may sell all, some or none of our shares that it holds or comes to hold upon the exercise of the Warrants and the conversion of the 2020 Debentures. Sales by the selling stockholders of shares acquired upon the such exercise and conversion and sold under the registration statement, of which this prospectus is a part, may result in dilution to the interests of other holders of our common stock. The sale of a substantial number of shares of our common stock by the selling stockholders in this offering, or anticipation of such sales, could make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect sales.

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USE OF PROCEEDS

We will not receive any proceeds from the sale of our shares of common stock by the selling stockholders except for proceeds from the exercise of the Warrants. We will bear all other costs, fees and expenses incurred by us, or by the selling stockholders, in effecting the registration of the shares covered by this prospectus. The selling stockholders, however, will pay any other expenses incurred in selling its common stock, including any brokerage commissions or costs of sale.

MARKET FOR OUR COMMON STOCK

Our common stock is quoted on the OTCQB under the trading symbol “VRME”. Quotations on the OTCQB reflect inter-dealer prices, without retail mark-up, mark-down commission, and may not represent actual transactions.

Holders

As of April 20, 2020, we had approximately 1,493 shareholders of record of our common stock.

Dividend Policy

We have never paid or declared any cash dividends on our common stock, and we do not anticipate paying any cash dividends on our common stock in the foreseeable future.  We intend to retain all available funds and any future earnings to fund the development and expansion of our business.  Any future determination to pay dividends will be at the discretion of our Board and will depend upon a number of factors, including our results of operations, financial condition, future prospects, contractual restrictions, restrictions imposed by applicable law and other factors our Board deems relevant.

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OUR BUSINESS

 Overview

 We are a technology solutions provider specializing in brand protection functions such as counterfeit prevention, authentication, serialization, track and trace features for labels, packaging and products. The Company was formed as LaserLock Technologies, Inc., in Nevada on November 10, 1999. Until 2018, we were primarily engaged in the research and development of our technologies. We began to commercialize our covert luminescent pigment, RainbowSecure®, in 2018, and we also developed the patented VeriPAS™ software system in 2018 which covertly and overtly serializes products to track a product’s “life cycle” for brand owners. We believe VeriPAS™ is the only invisible covert serialization and authentication solution deployed through variable digital printing on HP Indigo printing systems with a smartphone tracking and authentication system. VeriPAS™ is capable of fluorescing, decoding, and verifying invisible RainbowSecure® codes in the field – designed to allow investigators to quickly and efficiently authenticate product throughout the distribution chain, including warehouses, ports of entry, retail locations, and product purchased over the Internet for inspection and investigative actions. This technology is coupled with a secure cloud based track and trace software engine which allows brands and investigators to see where products originate and where they are deployed with geo location mapping and intelligent programable alerts. Brand owners access the VeriPAS™ software over the Internet. Brand owners can then set rules of engagement, establish marketing programs for customer engagement and control, and monitor and protect their products’ “life cycle.” We have not yet derived any revenue from our VeriPAS™ software system and have derived limited revenue from the sale of our RainbowSecure® technology.

We believe the brand protection technologies we own, once fully developed, can be used to enable businesses to reconstruct their overall approaches to security—from brand protection, product diversion and counterfeit identification to employee or customer monitoring. We are currently testing a pre-printed labeling system containing VeriPAS™ for third party on-line retailers to affix to their products that allows the third party retailer to engage with their customer through marketing and data gathering. In addition, these pre-printed labels containing VeriPAS™ labels will allow the receiving customer to authenticate the product with their personal smartphone. We are also developing a thread made of fabric containing covert RainbowSecure® ink that will be sewn into clothing and apparel for authentication. A VeriPAS™ readable code for apparel labels is also being developed with a third party apparel manufacturer. Potential applications of our technologies are available in different types of products and industries—e.g., banking, gaming, apparel, tobacco, cosmetics, food, beverages, plastics, metal, event and transportation tickets, manufactured goods, tax stamps, fabrics, parts, driver’s licenses, insurance cards, passports, computer software, on-line retail and credit cards. We have revenue generating sales through re-seller agreements of our technology and through direct sales of our technology to global brand owners, and label and packaging printers.

Our brand protection technologies involve the utilization of invisible and/or color changing inks, which are compatible and printed with modern digital and standard printing presses. The inks may be used with certain printing systems such as digital, offset, flexographic, silkscreen, gravure, inkjet and toner based laser printers. The inks can be used to print both static and variable images utilizing digital printing presses and third party digital inkjet systems which are attached to traditional printing presses. Our invisible ink can be used in fixed images, variable images or serialized codes, bar codes or QR codes. We have developed a product which attaches to a smart-phone that reads our invisible ink codes into sophisticated cloud based track and trace software. We also have a product that informs users that our invisible ink is present for authentication. Based upon our experience, we believe that the ink technologies may be incorporated into most existing manufacturing processes.

Recent Developments

On January 15, 2020, we received a Notice of Allowance for our U.S. Patent Application for our dual code authentication process relating to our invisible QR code and smartphone reading system.

In December 2019, a novel strain of coronavirus, COVID-19, was reported in Wuhan, China. The World Health Organization determined that the outbreak constituted a “Public Health Emergency of International Concern” and declared a pandemic. The COVID-19 pandemic is disrupting businesses and affecting production and sales across a range of industries, as well as causing volatility in the financial markets. The extent of the impact of the COVID-19 pandemic on our customer demand, sales and financial performance will depend on certain developments, including, among other things, the duration and spread of the outbreak and the impact on our customers and employees, all of which are uncertain and cannot be predicted. See “Risk Factors” for information regarding certain risks associated with the pandemic.

The COVID-19 pandemic has caused a major spike in demand for safety products such as masks and gloves, COVID-19 test kits, medications and vaccines to treat the virus, which we believe has further caused an increase in counterfeit products. Our suite of technology solutions for global manufacturers, distributors and sellers are designed to allow consumers to prove authenticity and we have proactively reached out to global manufacturers who are seeking to provide their customers authenticity in their products. We believe we have a dynamic management and sales team in place with the ability to seamlessly work remotely to minimize any operational disruption.

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In connection with the COVID-19 pandemic, sales conferences and other in-person sales events have been curtailed. While this has resulted in a reduction of our sales-related transportation costs, it has limited our sales efforts. We continue to work with our sales representatives to look for alternative ways to communicate effectively and promote sales both with our customers and potential customers. Further, we anticipate that as a result of the COVID-19 pandemic, our customers may require that their programs be cancelled or reduced. We will continue to work in partnership with our customers to continually assess any potential impacts and opportunities to mitigate risk.

Anti-Counterfeit Technologies and Products

Recent developments in copying and printing technologies have made it easier to counterfeit a wide variety of documents and products. Counterfeiting can be divided into the following two types:

•	“Traditional Counterfeiting” which includes mainly paper type documents and instruments such as bank checks, birth certificates, credentials, identification documents, stock certificates, currency, lottery tickets, credit cards, driver’s licenses, event and transportation tickets, coupons, and travelers’ checks. Most of the Traditional Counterfeiting targets are mainly paper type instruments which can be traditionally copied, scanned, color copied, hand drawn, etc., by both professionals and consumers alike; and

•	“Modern Counterfeiting” which consists of the actual counterfeiting of major brand owners’ products such as expensive luxury items like jewelry, purses, military items (sabotage), drug manufacturing, golf clubs, consumables like tobacco, alcohol, food and beverages. Not only is the packaging and labeling counterfeited, the actual products are counterfeited as well. There are even reports of whole companies being counterfeited.

Although Traditional Counterfeiting targets are extremely important and cause mainly financial harm, Modern Counterfeiting targets on the other hand are much more sophisticated. Organized crime, consumers, small and large businesses, and even governments may partake in Modern Counterfeiting.

Not only are consumers at risk, but brand owners are also at risk. Normally brand owners are financially impacted when someone is selling or diverting their products. The financial impact seems to be the lesser of the risk factors. We believe the additional, more impactful risk, facing brand owners and drug manufacturers is the liability issue. A brand owner may be called to a court room to prove that a product is authentic or counterfeit to avoid major liability exposure in the form of judgements and fines, as well as the extremely severe negative marketing exposure for such issues.

Brand owners do not want their products published under the name of a product that injured or harmed a consumer. Our covert RainbowSecure® technology can be utilized by brand owners to authenticate products, labels and packaging in those circumstances. We believe that losses and liability from such counterfeiting is increasing substantially with improvements in counterfeiting technology as well as the proliferation of highly skilled and well-funded counterfeiters. It is therefore imperative that all brand owners, beverages, food and drug manufacturers utilize the best counterfeit prevention technologies available for their products.

We believe that our brand protection security anti-counterfeit technologies may be useful to businesses desiring to authenticate a wide variety of materials and products. The best solution for brand owners and manufacturers is to layer as many technologies as they can to protect their products.

Brand Protection Printing Technology

Our brand protection technologies include (i) a technology utilizing invisible ink taggant that can be revealed by use of a special calibrated laser light for authentication purposes, (ii) an ink technology, which allows invisible codes to be printed, and (iii) a color changing technology that is activated by certain types of lights. Based on our knowledge and test results, we believe none of these technologies can be copied or scanned by counterfeiters. We believe the useful life of our technologies on a label or package is at least 20 years. Our technologies can be printed on labels and packaging and can also be applied to metals, plastics and textiles. Other possible variations of our laser-based technology involve multiple color responses from a common laser, visible marks of one color that turn another color with a second laser, or visible and invisible marks that turn into a multicolored image. These technologies provide users with the ability to authenticate products and detect counterfeit documents. Applications include the authentication of documents having intrinsic value, such as currency, checks, travelers’ checks, gift certificates and event tickets, and the authentication of product labeling and packaging. When applied to product labeling and packaging, our technologies can be used to detect counterfeit products with labels and/or in packaging that do not contain the authenticating marks invisibly printed on the packaging or labels of legitimate products, as well as to combat product diversion (i.e., the sale of legitimate products through unauthorized distribution channels or in unauthorized markets). We believe that our technologies also could be used in a manner that permits manufacturers and distributors to track the movement or pinpoint geographically where counterfeiting of products is occurring. We can track and trace from production to ultimate consumption when coupled with our VeriPAS™ proprietary software.

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In 2017, we signed a five-year contract with the Indigo Division of HP Inc. (“HP Indigo”) to print this technology on packages and labels on their 6000 series digital presses. The 6000 series digital qualified presses are mainly used to print both static and variable high-quality images such as personalized labels and packaging for brand owners. We have also successfully run pilot production on the HP Indigo 7800 series press used for sheet-fed products like folded cartons and plastic cards. HP Indigo informed the Company that other press models will be qualified once clients formally request in writing the need for qualification for current unqualified models. In addition, HP Indigo is producing sample secure government products such as tax stamp samples for governments with our RainbowSecure® invisible ink technology. HP Indigo is showcasing these samples at various global government and print service providers trade shows.

This solution is marketed as RainbowSecure® powered by HP Indigo and sold globally by us to HP Indigo customers. The solution includes an HP Indigo security ElectroInk as well as our readers and authentication tools that can be used in conjunction with the security ElectroInk. Both companies provide support to HP Indigo customers that use the RainbowSecure® solution on HP Indigo’s digital printing presses.

The HP security ElectroInk containing RainbowSecure® is in an ink canister that is mounted into the digital HP Indigo printing press along with the other traditional ink stations. Since the HP Indigo is a digital press, the RainbowSecure® technology prints covert serialization numbers, codes or images either fixed or variable mainly on labels and packaging which are revealed when using our hand-held authentication devices.

In addition, in 2019, HP Indigo significantly increased their own marketing of our RainbowSecure® invisible ink technology. HP Indigo had VerifyMe, Inc. join them in their trade show booth in the Global LabelExpo trade show held in Brussels, Belgium in September 2019. HP Indigo has trained their world-wide sales force on VerifyMe’s technology to show to both print service providers and brand owners. HP Indigo has also installed the Company’s technology offerings in their HP Experience Centers located in Tel Aviv, Israel, Singapore, Barcelona, Spain and Alpharetta, Georgia where customers can perform tests and get hands on experience with the Company’s technologies. We also believe business will be generated from both internal sales efforts as well as from our strategic partner S-One Labels and Packaging LLC, a division of S-One LP (“S-One”) which has agreed to provide us with global sales, distribution, and promotion support for our products and employs representatives on an as needs basis to promote our products. Under the terms of our agreement with S-One, S-One will act as a sales and marketing contractor for our printed products and services on a global basis and will assist us in fulfilling our obligations under our signed current and future reseller agreements with global and domestic print providers and brand owners.

As an add-on track and trace feature of our RainbowSecure® covert imaging, we have contracted with Micro Focus International PLC (“Micro Focus”), a global software developer to utilize their visible QR code system, GPAS, which is printed on labels and packaging along with our covert RainbowSecure® to store our hidden covert serial number in the cloud for product diversion investigators to authenticate with a proprietary app on a mobile device. The Micro Focus GPAS allows customers to use their smartphone to scan a product’s QR code or send the code via a text message. Immediate results help verify whether the product is real or counterfeit. This helps save customers from potential physical harm and businesses from facing lawsuits, loss of revenue and brand erosion. In addition to the anti-counterfeiting image, the Micro Focus Track and Trace software has a “big data” gathering system with real-time analytics which geographically locate and identify counterfeiting activity by using an easily configured rules engine. Our covert or invisible RainbowSecure® system works as an extra layer of protection for the GPAS system. When a professional product investigator scans the Micro Focus visible QR code with a special app on a smartphone it brings him or her to our secure cloud application to see what the hidden serialization number printed by the HP Indigo is for that particular label or package. The product investigator then uses the RainbowSecure® reading device to compare the hidden serialization number against the cloud number to prove authenticity.

Under the contract with Micro Focus, VerifyMe has a re-seller agreement where we sell the combined Micro Focus GPAS system with our RainbowSecure® identifier under our own trademarked name, VeriPASTM. The first pre-printed “VerifyMe As Authentic” labels were printed containing VeriPAS™ in the fourth quarter of 2019. These labels were tested with a third party Amazon retailer. No revenue has been received yet.

We also have a strategic partnership with INX International Ink Company, the third largest producer of inks in North America, to co-develop inkjet inks to be used for inkjet printing in combination with high speed, high volume label and packaging printing presses. The specially formulated inks will enable these printing presses to print our RainbowSecure® invisible ink technology, which includes our variable VeriPAS™ serialization, track and trace technology. Testing of the inkjet inks commenced in the third quarter of 2019 and is on-going.

In addition, effective as of May 30, 2019, we entered into an equipment and software leasing contract with a Forbes Top 50 Private Company that sells nutrition, personal care, beauty and home care products around the globe. See “Business Update” above for further information about this agreement.

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We believe that our brand protection security technologies, coupled with our contract with HP Indigo, can be used to enable brand owners to securely prevent counterfeiting, prevent product diversion and authenticate labels, packaging and products and alleviate the brand owner’s liability from counterfeit products which physically harm consumers. Our covert technologies give brand owners the ability to control, monitor and protect their products life cycle. Also, our technologies allow brand owners to prove whether the product causing an issue is authentic or counterfeit.

In addition to packaging and labels, our brand protection security printing technologies can be applied to authenticate important credentials such as driver’s licenses, plastics, metal, apparel, birth certificates, immigration documents, gaming, apparel, currency, event and transportation tickets, passports, computer software, and credit cards.

Brand Protection and Physical Goods Anti-Counterfeit Industry

We believe one of the most important areas for our technology is authentication, which is the act of confirming that objects such as currency, passports, casino chips, credit cards, stock certificates, pharmaceuticals, stamps, identification cards, lottery tickets, and so forth, are real and not forgeries. With the advent of new technologies, including the color copier and other printing technologies and templates and the availability of the Internet, counterfeiters have had access to technologies which make it easier to produce counterfeit items. Counterfeiters are often located in foreign nations where counterfeiting is subject to little or no viable threat of prosecution.

While some currency and credit cards have introduced holograms, seals, and embedded strips in order to add a level of protection, most such methodologies are expensive and, in some cases involve a time-consuming production process. In other instances, such as when printing cigarette tax stamps or hundreds of millions of pieces used in a popular restaurant chain’s contest game pieces, the authentication process must be extremely inexpensive and easy to use or it will not be cost effective. Currently many national currencies lack a sufficient layer of protection to deter counterfeiting and can easily be counterfeited.

We believe major shifts are occurring in how counterfeit products get in the hands of consumers. Many consumers are purchasing counterfeit products online. In addition, biometric technology is becoming increasingly popular which can tie individuals to their documents and transactions. We have multi-factor technology using biometrics in our digital verification technology. Our entry into the biometrics technology business is further described below under “Digital Authentication Technologies and Products.”

Counterfeiting is a continuously evolving economic crime. It presents companies, governments and individuals with a unique set of problems and has become a sophisticated network of counterfeiting. Counterfeiting devalues corporate reputations, hinders investment, and imposes costs upon many people every year. We believe counterfeiting is a serious threat to the global and U.S. economies and a threat to national security. The significance of this problem was recently recognized by the U.S. Department of Homeland Security which issued a Report to the U.S. President on January 24, 2020 entitled “Combating Trafficking in Counterfeit and Pirated Goods.” https://www.dhs.gov/sites/default/files/publications/20_0124_plcy_counterfeit-pirated-goods-report_01.pdf. Additionally, on February 7, 2020, Peter Navarro, director of the U.S. Office of Trade and Manufacturing, recently referred to the counterfeiting problem as it pertains to Chinese exports as an “epidemic” which the U.S. government is committed to stopping in 2020.

The anti-counterfeiting industry is segmented into four general categories: (i) Optical technologies – use of light, i.e. holograms; (ii) Electronic – magnetic strips and smart cards; (iii) Biotechnologies – uses characteristics of biological proteins such as antibodies, enzymes and DNA; and (iv) Chemical technologies - includes photochromic (or light-reactive) and thermochromic (or heat-reactive) inks.

We operate in the chemical technologies and security ink sectors of the industry. Products in this industry change color when exposed to either heat or light and revert to their original color when exposed again. Generally, the effect is reversible as often as required. Inks have also been developed that are invisible to the human eye, but which can be read by bar-code scanners. Other reactive inks change color when brought into contact with specific substances, such as ink from a felt-tipped pen.

Based on technology, the label and packaging market, including the anti-counterfeit packaging industry, has been segmented as follows:

•	Coding & printing technology (Track and Trace)
•	Radio Frequency Identification (“RFID”)
•	Hologram
•	Security labels
•	Packaging design
•	Others (digital mass sterilization, digital mass encryption, and surveillance technologies)

We operate in the coding and printing technology, security labels segments in the anti-counterfeit packaging industry.

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The Opportunity

Recent developments in printing technologies have made it easier to counterfeit a wide variety of documents. Lottery tickets, gift certificates, event and transportation tickets and travelers’ checks are all susceptible to counterfeiting, and we believe that losses from such counterfeiting have increased substantially due to improvements in technology. Counterfeiting has long caused losses to manufacturers of brand name products, and we believe that these losses have increased as the counterfeiting of labeling and packaging has become easier.

Counterfeiters have become so good at their unlawful activity that spotting the difference between legitimate and counterfeit products can be daunting. Counterfeiters have many ways to subvert legitimate brands. These may include taking an out-of-date product and selling it in packaging and labels that have been forged; sometimes, the packaging, labels and product itself are all counterfeited. Counterfeiters might also use legitimate packaging coupled with fake products. We believe our pigment security systems are a cost-effective solution for printer and packagers and are easily integrated into their existing manufacturing process.

As counterfeiting continues to increase and losses to manufacturers and others continue to escalate, we believe that those entities will seek better technologies to minimize their exposure. These technologies, however, must also be cost-effective, easy to integrate, and highly resistant to counterfeiting themselves. The Organization for Economic Cooperation and Development, or OECD, in its March 2019 press release, estimated that global trade related counterfeiting accounts for 3.3% of world trade or approximately $509 billion.

We offer products in two related market segments. We offer security ink taggants in the anti-counterfeiting/authentication industry and a software product called VeriPASTM in the identifier/track and trace industry. We believe our brand protection products have applications in the following areas:

•	Printing and Packaging – Counterfeiting in packaging has greatly intensified in recent years, causing concerns for consumers and financial concern for businesses worldwide. Billions of dollars per year are at stake for companies as they seek to ensure that the products sold with their logos and brands are authorized and authentic. The proliferation of counterfeiting requires brand owners and their converter/printer partners to work together to create a multi-layered protection plan so that their packaging and labels protect their brands and deter those trying to profit at their (and their reputation’s) expense.

•	Identification Cards and Secure Documents – Governments are increasingly vulnerable to counterfeiting, terrorism and other security threats at least in part because currencies, identity and security cards and other official documents can be counterfeited with relative ease. Governments must also enforce the various anti-counterfeiting and anti-piracy regimes of their respective jurisdictions which becomes increasingly difficult with the continued expansion of global trade. Our overt and covert ink pigment platform can provide secure, forensic, and cost-effective anti-counterfeiting, anti-piracy and identification solutions to local, state, and federal governments as well as the defense contractors and the other companies that do business with them. Our pigment solution can be used for many types of identification and official documents, such as:

o	Passports;
o	Permanent resident, or “green” cards and visas;
o	Driver’s licenses;
o	Social Security cards;
o	Military identification cards;
o	National transportation cards;
o	Security cards for access to sensitive physical locations; and
o	Other important identity cards, official documents and security-related cards.

In connection with the development of our VeriPAS™ Smartphone Authenticator, we are currently seeking to expand our business in this market but have not yet generated sales in this area.

•	Pharmaceuticals – The pharmaceutical industry faces major problems relative to counterfeit, diluted, or falsely labeled drugs that make their way through healthcare systems worldwide, posing a health threat to patients and a financial threat to producers and distributors. We believe counterfeit prescription pharmaceuticals are a growing trend, widely recognized as a public health risk and a serious concern to public health officials, private companies, and consumers. Counterfeiting can apply to both branded and generic products and counterfeit pharmaceuticals may include products with the correct ingredients but fake packaging, with the wrong ingredients, without active ingredients or with insufficient active ingredients.

Based on this threat, many countries have started to address vulnerabilities in the supply chain by enacting legislation which, among other things, requires the implementation of a comprehensive system designed to combat counterfeit, diluted or falsely labelled pharmaceuticals. These systems are often referred to as serialization, or in the United States as e-Pedigree (electronic pedigree).

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e-Pedigree and the Federal Drug Administration (“FDA”) mandated serialization requirements were implemented in November 2018 and are now required in all aspects of the pharmaceutical supply chain, from the manufacturer to the packager, wholesaler, distributor and final dispensing entity. The e-Pedigree provides an “audit trail,” or documented evidence, to help identify and catch counterfeiting and diversion. Serialization requires manufacturers, or third-party packagers in some virtual supply chains, to establish and apply to the smallest saleable unit package or immediate container a “unique identification number.” Our unique pigments embedded in the ink of a unique serialized barcode can provide a layered security foundation for a customer solution in this market.

We expect all pharmaceutical companies will eventually comply with the legislation at some point in the future. Our RainbowSecure® technology as well as our VeriPAS™ track and trace system can address the need for product identifiers. We plan on selling directly to the pharmaceutical industry and their printers. We also expect to engage third party marketing and sales companies to present our solutions to the drug and pharmaceutical industry.

We have entered into a strategic partnership to assist us with marketing our products to the pharmaceutical industry.

•	Consumer Products – Counterfeit items are a significant and growing problem with all kinds of consumer-packaged goods, especially in the luxury retail and apparel industries. Our unique ink pigments can be incorporated in dyes and used by manufacturers in these industries to combat counterfeiting and piracy of actual physical goods. Our pigments expressed as inks can also be used on packaging, as well as to track products that have been lost in transit, whether misplaced or stolen. We currently have a contract to assist with securing certain cosmetic products.

•	Food and Beverage – Counterfeit food threats are becoming more common as supply chains become more global and as imaging and manufacturing technology become more accessible. There have been numerous reports of counterfeit foods, including long-grain rice labelled and sold as basmati rice, Spanish olive oil bottled and sold as Italian olive oil, and mixtures of industrial solvents and alcohol sold as vodka. Although many of these stories have emerged from the U.K. and Europe, the fake-food problem is also relevant in the United States.

We believe the fake-food problem is often due to product laundering, dilution and intentionally false labeling. We believe our pigments and authentication tools can help in the battle against counterfeit foods and beverages. We are currently marketing our products in this market.

Our Solutions

In the areas of authentication and serialization of physical goods, we offer clients the following products as anti-counterfeit systems:

•	RainbowSecure®
•	VeriPASTM Global Product Identifier, Track and Trace System
•	SecureLight®
•	SecureLight+®
•	VeriPAS™ Smartphone Authenticator
•	VerifyMe Beeper
•	VerifyMe As Authentic Labels

RainbowSecure® technology was our first technology to be patented. It combines an invisible ink with a proprietary tuned laser to enable counterfeit products to be exposed. In 2017, we signed a five-year contract with HP Indigo to print this technology on packages and labels on their 6000 series presses. Our technology has been tested and approved by HP Indigo 6000 series presses and more recently we have successfully run pilot production on the 7800 press which runs on HP Indigo’s newer series 4 platform, and will open up sheet-feed products like folded cartons and plastic cards. In December 2017, we signed a contract with Micro Focus to use RainbowSecure® in their Global Product Authentication, Track and Trace system (software). The technology also features a unique double layer of security which remains entirely covert at all times and provides licensees with additional protection. RainbowSecure® is particularly well-suited to closed and controlled environments, such as casinos that want to verify transactions within a specific area, as well as labels, packaging, textiles, plastics and metal products which need authentication. In May 2019, we entered into a strategic partnership with INX International Ink Company, the third largest producer of inks in North America, to co-develop inkjet inks to be used for inkjet printing in combination with high speed, high volume label and packaging printing presses. The specially formulated inks will enable these printing presses to print our RainbowSecure® invisible ink technology, which includes our variable VeriPAS™ serialization, track and trace technology. We have not yet derived any revenue from our VeriPAS™ software system and have derived limited revenue from the sale of our RainbowSecure® technology.

VeriPAS™ technology combines the covert identifier of RainbowSecure® with the Micro Focus Track and Trace software which provides brand owners geographical business intelligence on counterfeiting as well as the ability to authenticate labels, packaging and products. Based on our discussions with other serialization, track and trace software providers we expect to add alternatives to clients beyond the Micro Focus GPAS system. This technology is currently being co-marketed with RainbowSecure® and our VeriPAS™ Smartphone Authenticator product. Several clients are in the testing stage with this product. To date, we have not derived revenue from this technology.

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SecureLight® technology was developed as a result of our investment in new proprietary color changing inks that could penetrate broader markets. During the past decade, we have refined our technology and its applications, and now have what we believe to be the easiest, most cost effective and efficient authentication technology available in the world today. Our technology, known as SecureLight®, takes advantage of the new ubiquitous energy efficient fluorescent lighting to change the color of ink, resulting in hundreds of new applications ranging from credit cards to driver’s licenses, passports, stock certificates, clothing labels, currency, ID cards, and tax stamps. The technology can also be used to protect apparel, pharmaceuticals, and virtually any other physical product, such as fabrics, plastics, ceramics and metal. In 2018, we received notice that patents involving this technology were approved in various European nations. We are attempting to commercialize this product.

SecureLight+® technology combines the covert characteristics of RainbowSecure® and the overt characteristics of SecureLight®. This provides a solution which can be authenticated in two different ways - by proprietary tuned laser devices, and also by anyone with fluorescent lighting, including end consumers. In 2018, we received notice that patents involving this technology were approved in various European nations. SecureLight+® has been successfully deployed in one country’s drivers’ licenses and another country’s voter registration card program. We have begun to commercialize this product.

VeriPAS™ Smartphone Authenticator technology is a piece of hardware with a built-in lighting system and software that scans invisible RainbowSecure® codes. Product investigators attach their smartphone to this device which then reveals the hidden RainbowSecure® images on the smartphone screen which are then sent to the VeriPASTM software in the cloud for authentication and data submission. These devices have been commercialized and are being leased to customers. Leases are typically one year in length.

VerifyMe Beeper technology is an authentication tool which we are marketing to customers in conjunction with our RainbowSecure® ink pigment. Authentication is provided in the form of an LED indicator, a camera device which reveals the hidden serialization numbers and codes on a viewing screen and an audible beeping device when placed on a label, product or package containing the RainbowSecure® technology. The handheld beeping device is tuned to authenticate the unique frequency of our RainbowSecure® invisible ink and will broadcast a beeping sound to confirm the authenticity when placed on products, labels and packaging containing our RainbowSecure® ink technology. The VerifyMe Beeper is designed for use by customers who desire instant authentication on items, such as event tickets at an entry gate. Our customized beeper will only positively identify a product bearing our unique anti-counterfeit solution. This technology is being commercialized and leased to customers.

VerifyMe® as Authentic™ technology is a dual-purpose pre-printed label with a visible serialized QR code for consumer scanning purposes, and an invisible serialized IR code for inspector scanning, authentication, and tracking purposes. This label was developed to provide covert brand protection for on-line retailers, while enabling consumer product authentication, promotion, engagement and education through the visible serialized QR code. This technology is being commercialized to prospective customers.

Our Raw Material Suppliers

Our security pigments are manufactured from naturally occurring inorganic rare earth materials. The manufacturing process includes both chemical and mechanical elements. In many cases, we produce pigments that are unique to a customer or product line. This uniqueness can be achieved through a variety of techniques, including custom formulation or combination of our proprietary pigments and/or incorporation of other specialized taggants.

There are many manufacturers of these types of specialized pigments and we intend to maintain multiple simultaneous relationships to ensure ample sources of supply.

Distribution

We provide pigment mixing instructions for the specific uses of each client based on their existing equipment and processes. We maintain policies and procedures to monitor, track and log access to and disposition of all pigment. Our customers are also required to agree to and implement these policies and procedures.

Digital Authentication Technologies and Products

We believe accurate identification of human beings in electronic transactions, also known as Digital Identity Management, will continue to be a large and rapidly growing market. In today’s world the need for verification of the unique identity of human beings participating in those transactions has become more important. In general, every electronic transaction has a least two actors – a subject and a relying party. The relying party has a business need to eliminate or reduce risk associated with the identification of the subject.

Electronic financial theft and electronic theft of private information often make headlines. We believe the majority of this harm can be traced to weak authentication systems, such as username/password, yet these weak systems continue to be used in most of the world’s transactional systems. Cybersecurity is a growing threat requiring continuously evolving forms of electronic security.

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Historically, stronger authentication solutions, such as biometric, two-factor and multi-factor solutions have been difficult to use and expensive to deploy and operate. The proliferation of smartphones and tablets provide an infrastructure for disruptive solutions that leverage the mobile nature of these devices and the multi-sensor computing capabilities.

VeriPAS™ Smartphone Authenticator is a digital identity management software platform that provides extensible authentication mechanisms that can be dynamically invoked to achieve a specified degree of identity assurance. The VeriPAS™ Smartphone Authenticator platform incorporates a risk engine that associates individual risk parameters and scores with every unique authentication mechanism. The risk engine then generates aggregate risk scores based on the specific combination of individual authentication mechanisms used to confirm the identity of the human being.

We are now enhancing this product and getting it ready for deployment into the financial services industry. We cannot assure you we will generate any revenues from these efforts.

Digital Authentication Technology

We believe that the digital technologies we own will enable businesses and consumers to reconstruct their overall approaches to security—from identity and authentication to the management of legacy passwords and PINs. We empower our customers to take advantage of the full capabilities of smart mobile devices and provide solutions that are both simple to use and deliver the highest level of security. These solutions can be applied to corporate networks, financial services, e-gov services, digital wallets, mobile payments, entertainment, subscription services, and social media.

The challenges associated with digital access control and identity theft are problems that are highly relevant in the world today. Consumers, citizens, employees, governments and employers demand comprehensive solutions that are timely, reliable but not intrusive. The current widespread use of passwords and personal identification numbers, or PINs for authentication has proven to be unsecure and inadequate. Individuals increasingly expect anywhere-anytime experiences—whether they are making purchases, crossing borders, accessing services or logging into online accounts or corporate resources. They expect those experiences to ensure the protection of their privacy and to provide uncompromising confidentiality.

Verification is the front door of all access and transactions. The most fundamental action is to identify “who the person is and how you identify yourself.” We believe our VerifyMe digital authentication is the building block that answers that question. Our verification technology ensures that users are who they say they are. Our technology becomes their virtual credentials which are protected from fraud and theft. There are hundreds of millions of identities stolen annually. It is absolutely crucial to know which users have the right to access particular information or transactions, and whether or not unauthorized users have been prevented from accessing those same critically important items.

In today’s world we have global workforces, customers, systems and data. Unfortunately, we have the same global sophisticated cybercrime. Therefore, vetting users and access also means asking important questions about authentication, such as which authentication method is most appropriate given a resource, channel or specific risk factor.

We believe that our digital verification technology meets user expectations for ease of use, privacy and overall experiences especially in financial and healthcare enterprises. For connected organizations, the authentication process is like the front door. To users, it is important not only to smoothly reach the systems or data they need, but to know that their own account access and data is secured. Authentication is crucial, but it needs to be frictionless to avoid frustrating users whether they are customers, partners, or employees.

Passwords are no longer enough. It has been proven time and time again that even strong credentials can be stolen, cracked or coaxed from end users. Given today’s threat landscape, good security requires strong authentication practices, one of which is multi-factor authentication (“MFA”). Our MFA system requires no passwords at all.

By using multiple independent factors VerifyMe’s verification system significantly increases the effort that cybercriminals must exert to break in and access the protected transaction or data. Also, attempts that fail for lack of additional factors raise immediate red flags to end users and their financial or data system administrators.

Additionally, our MFA does not use tokens or complicated, tiered passwords. Passwords are replaced by our MFA technology. Passwords are lost, stolen, forgotten, constantly changed, etc. Our MFA removes the need for passwords. The person’s biometrics combined with other non-password factors become their password.

Our digital technologies involve the utilization of multiple authentication mechanisms, some of which we own. These mechanisms include biometric factors, knowledge factors, possession factors and location factors. Biometric factors include facial recognition with liveness detection, finger print and voice recognition. Knowledge factors include a personal gesture swipe and a safe and panic color choice. Possession factor includes devices that the user has in their possession such as a smartphone, smart watch, and other wearable computing devices. The location factor geo-locates the user during a secure login. We surround these authentication mechanisms with proprietary systems that improve the usability and the security of the solutions. Our solutions allow the assessment and quantification of risk using a sophisticated patented heuristic scoring mechanism. We have specialized systems that perform ‘liveness’ detection to insure the subject of authentication is in fact a live human being. We have software systems that introduce learning capabilities into our solutions to improve the ease of use and flexibility.

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We believe that by using a host of factors, our proprietary scoring system gives a 99% assurance that the person behind the transaction is the person they say they are.

The digital technologies we own will enable businesses and consumers to reconstruct their overall approaches to security—from identity and authentication to the management of legacy passwords and PINs. We empower our customers to take advantage of the full capabilities of smart mobile devices and provide solutions that are both simple to use and deliver the highest level of security of five or more factors and a patented scoring system.

Our digital multi-factor verification software solutions can be applied to:

•	Cryptocurrencies
•	Blockchain Authentication
•	Corporate Networks
•	Digital Drop Box Access
•	Physical Access
•	Banking
•	Financial Transaction Services
•	Medical Insurance
•	Gaming
•	Retail
•	Digital Wallets
•	Legal
•	Government (e-gov services)
•	Military
•	Pharmaceutical
•	Immigration
•	Entertainment
•	Social Media
•	Mobile Payments
•	Purchaser Authentication
•	Notary Authentication
•	Electronic Forms
•	Voting Systems
•	Subscription services
•	Employee Time Systems

Digital Authentication Industry

The growth in Internet banking and Internet commerce and the increasing use and reliance upon proprietary or confidential information that is remotely accessible by many users by businesses, government and educational institutions, has made information security a paramount concern. We believe that enterprises are seeking solutions that will continue to allow them to expand access to data and financial assets while maintaining network security.

A vendor in the user authentication market delivers on-premises software/hardware or a cloud-based service that makes real-time authentication decisions for users who utilize an arbitrary endpoint device (that is, not just Windows PCs or Macs) to access one or more applications, systems or services in a variety of use cases. Where appropriate to the authentication methods supported, a vendor in this market also delivers client-side software or hardware that end users utilize to make those real-time authentication decisions.

The market is mature, with several vendors offering products that have been continuously offered during the past three decades (although ownership has changed over that time). However, new methods and vendors continue to emerge, with the most rapid growth occurring within the past decade in response to the changing market needs for different trade-offs among trust, user experience and total cost of ownership. The greater adoption of user authentication over a wider variety of use cases, the impact of mobile, cloud and big data analytics, and the emergence of innovative methods continue to be disruptive.

While over 100 authentication vendors currently operate in the market, the vast majority deliver two-factor authentication solutions. Even the few vendors that market biometric solutions simply combine them with a password for two-factor security.

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Internet and Enterprise Security. With the advent of personal computers and distributed information systems in the form of wide area networks, intranets, local area networks and the Internet, as well as other direct electronic links, many organizations have implemented applications to enable their workforce and third parties, including vendors, suppliers and customers, to access and exchange data and perform electronic transactions. As a result of the increased number of users having direct and remote access to such enterprise applications, data and financial assets have become increasingly vulnerable to unauthorized access and misuse.

Individual User Security. In addition to the need for enterprise-wide security, the proliferation of personal computers, personal digital assistants and mobile telephones in both the home and office settings, combined with widespread access to the Internet, have created significant opportunities for electronic commerce by individual users such as electronic bill payment, home banking and home shopping.

The continued reliance by most enterprises on passwords and PINs has resulted in daily identity theft and data breaches, with massive attacks being announced almost every week. The companies that have been attacked and compromised private data include top brands in finance, retail, entertainment, technology and governments.

Strong Digital Authentication Market

A strong authentication market has emerged, initially led by two-factor authentication solutions. Two-factor authentication solutions combine a password with a second factor, which typically involves proving possession of some object through a one-time password token that generates rotating secret codes, a telephone call via a callback or a SMS message, or an email address via emailing a secret code. We believe three-, four- and five-step methods are expensive and typically used by banks and high-level government operations. We believe biometric technology will play a larger role.

Password Manager/Digital Wallet Market

Until companies figure out a better way to protect their data in the cloud, we believe that the best solution is to enforce higher security with password managers. Password managers provide tools to encrypt text files that can store passwords that are not web based, such as Windows and Outlook passwords, Lotus Notes passwords, administration passwords including local and domain accounts, BIOS passwords, encrypted hard drive passwords, cell phone and voicemail passwords and iPad and iPhone passwords. Password managers promise greater security while improving the user experience.

The best password managers sync to the cloud across all dominant platforms and require MFA. There are currently no password managers that utilize more than two-factor authentication and none that incorporate additional biometric mechanisms.

The Opportunity

Biometric Systems Market

According to researchandmarkets.com the biometric systems market is expected to reach $65.3 billion by 2024 from $33 billion in 2019 growing at a CAGR of 14.6%. We believe the biometric system market is expected to grow at a modest rate due to cohesive support by governments worldwide and regulations favorable to growth of the biometrics market. The main reason for the adoption of this technology is security. In today’s era, theft and breach of security is easily possible, which we believe supports the growth of demand in this market. Simultaneously, we believe, a growth in cyber-attacks and crimes are pushing the demand for biometric security.

By verticals, the biometric system market is segmented as Banking, Financial Services, Insurance (“BFSI”), consumer electronics, automotive, government and others. Due to economic growth across the globe, we believe demands for automotive vehicles is increasing, along with increasing vehicle thefts, thus the growing automotive production is anticipated to push the demand for biometric systems for vehicle security. In the BSFI sector we believe the biometric market is trending toward growth due to increased thefts and cybercrimes. We expect the consumer electronics market will dominate this market as manufacturers are investing heavily to make their devices more secure.

By geography, the market is segmented as the Americas, Europe, Middle East and Africa and Asia Pacific. In the Americas, this market is expected to grow due to security and scrutiny of employees. The Asia Pacific region is adopting the new technologies of biometrics for more security and efficiency. In North America, the implementation of various governmental initiatives has supported growth in the biometric system market. Major industry players according to researchandmarkets.com are NEC Corporation (Japan), Aware (US), Cross Match Technologies (US); Thales Group (France), Safran (France), ASSA ABLOY AB (Sweden), and Fujitsu Ltd. (Japan).

As identity theft and data breaches continue to increase and losses to service providers and individuals continue to escalate, we believe both enterprises and consumers will seek better solutions to protect their interests. These solutions must be cost effective, easy to integrate, and simple to use.

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Any transaction or action which requires authentication of an individual is a potential opportunity for a strong multi-factor solution such as VeriPAS™ Smartphone Authenticator. We believe this is a large market opportunity, within which we are focused on five specific segments:

•	Subscription services market, where revenue is commonly lost due to multiple individuals sharing user credentials to access information and services;
•	Online gaming market, where financial transactions are performed and geo-location is very important to maintaining compliance with state/country regulations;
•	Financial services market, where there is a large financial risk to identity theft and fraud, including banking, purchases, mobile payments, and digital wallets;
•	Access control market, where the identity of individuals is key to allow access to buildings as well as digital access to data; and
•	Social Media Market to identify people versus robots or imposters.

Our Solution

VerifyMe MFA delivers an electronic authentication solution for identifying individual human beings. When subject attempts to access an Internet resource and asserts an identity, VeriPAS™ Smartphone Authenticator attempts to authenticate the asserted identity. It does this utilizing multiple strong authentication mechanisms, involving at least three independent factors.

MFA is based around mobile apps that incorporate a password manager and single sign on capability. In addition to facilitating strong authentication during the logon process to the enterprise resource or service, VeriPAS™ Smartphone Authenticator also lets the user conveniently integrate and protect all of their legacy username and passwords. VeriPAS™ Smartphone Authenticator has several advantages, including, among other things:

•	Fast and Easy to Use – VeriPAS™ Smartphone Authenticator replaces passwords and PINs with a quick, intuitive and user-friendly interface. Our customers can authenticate end users in multiple ways (multi-factor) in the same timeframe as a conventional password login. The service is platform agnostic (available for IOS, Android, Mac and PC), and scalable for use on wearable personal devices.

•	Support for Any Authentication Method – VeriPAS™ Smartphone Authenticator has the ability to authenticate individuals using facial recognition, fingerprint, voice scanning, retina scanning, swipe pattern recognition, location detection and approved IP detection. We believe that the VeriPAS™ Smartphone Authenticator can provide the highest levels of confidence, security and account protection to a businesses’ customers, all within seconds. VeriPAS™ Smartphone Authenticator is not limited to specific authentication factors. Our platform can support any available authentication mechanism, including those that require policy-driven mechanisms. We are continuing to add new authentication mechanisms, including mechanisms suitable for wearable devices and new biometrics.

•	Multi-Factor Confidence Scores – Depending on the desired level of confidence, different online and mobile application accounts can require varying quality scores. As the desired level of security increases, so does the required quality score to complete a sign-in transaction. As the quality score increases, additional authentication factors are added to the sign-in process.

•	Secure Platform, Easy to Integrate – VeriPAS™ Smartphone Authenticator can be delivered either as managed service from our secure cloud or as licensed software which can be operated with existing infrastructure. VeriPAS™ Smartphone Authenticator also features the following benefits:

o	Available to be white-labeled and integrated into existing digital platforms;
o	Non-Stop, audited, monitored, private cloud service;
o	Three independent, fault tolerant, redundant data centers;
o	Global load balancing and traffic management;
o	High level commercial API’s can be integrated in hours; and
o	Complete audit information, including fresh biometrics.

MFA utilizes a number of factors including, without limitation, the following:

Factor 1 – Something you have – a possession device – typically this is a registered mobile device, which we can authenticate either via SMS or email round robin protocol.

Factor 2 – Something you know – a knowledge factor – we currently utilize a color gesture swipe. This requires the subject to confirm their secret color and appropriately connect dots on a matrix consistent with their registered gesture pattern.

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Factor 3 – Something you are – we utilize facial recognition to authenticate images captured in real-time using the registered devices built in camera, with images that were stored in the subject’s profile during registration.

Our platform can be distinguished from competitors in that it is not limited to any of the above authentication mechanisms. MFA currently supports many more authentication mechanisms and we intend to continue expanding this list. For example, our platform is not limited to facial recognition as a biometric mechanism. It currently supports voice, fingerprint and other mechanisms.

In addition, MFA includes a risk-scoring engine that is able to enforce complex, customer specific authentication policies and shield them from the underlying complexity of evaluating multiple, independent authentication mechanisms. This risk engine allows us to constantly add new authentication mechanisms as they emerge. We see the emerging market of wearable devices as providing new authentication mechanisms that will be very simple and reliable for the end-user. Because our risk engine insulates the enterprise from the complexity of having to interface with all these different platforms, they are available to benefit from and insure their customers can utilize these devices to their full potential.

MFA is platform agnostic (available for IOS, Android, Mac, Linux and Windows) and scalable for use on wearable personal devices. The digital platform is an enterprise solution, which combines multiple independent authentication factors and can also determine geo-location utilizing a number of mechanisms including GPS, cell tower triangulation and IP/WIFI address. Because the service utilizes biometrics and liveness detection, it eliminates the possibility that users might share their authentication credentials, or that user accounts can be accessed by other individuals. The combination of biometrics and geo-location provides extremely strong transactional evidence, making it nearly impossible for an end-user to refute having been part of a transaction.

During 2019, we spent approximately $36,000 on hosting of our MFA software and have spent approximately $300,000 on software and hardware development since the beginning of 2018. We had no sales in 2019 in relation to our MFA technologies due to further refinement to address new smartphone capabilities. Our MFA can now work on both Apple IOS and Android phone systems. In 2018 and 2019, we developed applications (“APPs”) which are used in conjunction with the MFA technology. These APPs are now fully functional however, we expect to enhance and upgrade the visual appearance and functionality of the APPs to enhance a customer’s experience.

Although this product is fully developed and ready for deployment, we have only passively marketed it with just a website presence. We have had no sales to date. We are concentrating most of our financial resources on security printing brand protection technology sales. We hired an independent consulting group, who reviewed the current MFA market and our MFA software system and concluded that the product is viable, marketable, and has the ability to increase our revenue. We intend to further market and commercialize the product once adequate funding becomes available.

Our Technology and Intellectual Property

Intellectual property is important to our business. The current patent and trademark portfolios consist of ten granted US patents and one granted European patent validated in four countries, four pending US and foreign patent applications, five registered US trademarks, one EU foreign registration, one Mexican foreign registration, and one Colombian foreign registration. In January 2020, we received a Notice of Allowance for our U.S. Patent Application for our dual code authentication process relating to our invisible QR code and smartphone reading system.

We have attempted to achieve sufficient flexibility in our products and technologies so as to provide cost-effective solutions to a wide variety of counterfeiting problems. We intend to generate revenues primarily by selling pigment to manufacturers who incorporate our technologies into their manufacturing processes and their products as well as through licensing fees where we are providing unique or custom solutions.

While some of our granted patents are commercially ready, we believe that others may have commercial application in the future but will require additional capital and/or a strategic partner in order to reach the potential markets. All of our patents are related to the inventions described above. Our patents expire between the years 2021 and 2037. The expiration date of a pending application that matures into a registration depends upon the issuance date and any adjustment under 35 U.S.C. 154(b).

It is cost prohibitive to register patents in every country. We continue to develop new anti-counterfeiting technologies and we apply for patent protection for these technologies in countries with the most market potential and strong patent enforcement tools. When a new product or process is developed, we may seek to preserve the economic benefit of the product or process by applying for a patent in each jurisdiction in which the product or process is likely to be exploited.

The issuance of a patent is considered prima facie evidence of validity. The granting of a patent does not prevent a third party from seeking a judicial determination that the patent is invalid. Such challenges to the validity of a patent are not uncommon and can be successful. There can be no assurance that a challenge will not be filed to one or more of our patents, if granted, and that if filed, such a challenge will not be successful.

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We have trademarked the VerifyMeTM brand in the United States and have pending applications with respect to our brand internationally. However, our name and brand could be confused with brands that have similar names, including but not limited to Verified.Me, a service offered to Canadians by SecureKey Technologies Inc. We have a pending application for the VerifyMe name in Canada but can make no assurances regarding its approval. We are aware of names and marks similar to our service marks being used from time to time by other persons that could result in confusion and may diminish the value of our brands and adversely affect our business. See “Risk Factors.”

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The following tables provide information with respect to our current patent and trademark portfolio:

Patents:

Jurisdiction	Patent No.	Issue Date	Title	Expiration Date
US	6,861,012	03/01/2005	Latent inkjet formulation and method	03/10/2021
US	6,672,718	01/06/2004	Aqueous latent image printing method and aqueous latent image printing ink for use therewith	07/23/2022
US	7,939,239	05/10/2011	Illumination sources and subjects having distinctly matched and mismatched narrow spectral bands	03/03/2028 (subject to payment of all maintenance fees)
US	8,551,683	10/08/2013	Illumination sources and subjects having distinctly matched and mismatched narrow spectral bands	11/02/2024 (subject to payment of all maintenance fees)
US	9,250,660	02/02/2016	"Home" button with integrated user biometric sensing and verification system for mobile device	11/14/2032 (subject to payment of all maintenance fees)
US	8,841,063	09/23/2014	Illumination sources and subjects having distinctly matched and mismatched narrow spectral bands	5/20/2024 (subject to payment of all maintenance fees)
Europe	EP1756649	11/28/2018	Illumination sources and subjects having distinctly matched and mismatched narrow spectral bands	2/11/2025 (subject to payment of all annuity fees in each of France, Germany, Great Britain, and Italy)
US	9,485,236	11/01/2016	System and method for verified social network profile	11/14/2032 (subject to payment of all maintenance fees)
US	9,183,688	11/10/2015	Characteristic Verification System	02/19/2033 (subject to payment of all maintenance fees)
US	9,159,016	10/13/2015	System and method for providing tangible medium with electromagnetic security marker	03/14/2033 (subject to payment of all maintenance fees)
US	10,614,350	04/07/2020	Dual code authentication process	11/07/2037 (subject to payment of all maintenance fees)
PCT	WO2019/094274	Published 05/16/2019	Dual code authentication process	Pending application
US	US20190295351A1	Published 09/26/2019	Device and method for authentication	Pending application
PCT	WO2019/190989	Published 10/03/2019	Device and method for authentication	Pending application
US	--	--	Dual code authentication process	Pending application

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Trademarks:

Jurisdiction	Trademark No.	Issue Date	Title	Expiration Date/Status
US	4,302,455	03/12/2013	VERIFYME	Registered; Renewal due 03/12/2023
Australia	--	--	VERIFYME	Pending application
Canada	--	--	VERIFYME	Pending application
Colombia	IR No. 1444368	Published 8/24/2018	VERIFYME	Registered; Renewal due 8/24/2028
Europe	IR No. 1444368	Published 8/24/2018	VERIFYME	Registered; Renewal due 8/24/2028
Japan	--	--	VERIFYME	Pending application
Mexico	IR No. 1444368	Published 8/24/2018	VERIFYME	Registered; Declaration of Actual Use due 7/16/2022 to 10/16/2022; Renewal due 8/24/2028
Nigeria	--	--	VERIFYME	Pending application
Singapore	--	--	VERIFYME	Pending application
US	5,725,795	04/16/2019	SECURELIGHT	Registered; Section 8 Affidavit due 04/16/2024 to 04/16/2025
US	5,725,794	04/16/2019	RAINBOWSECURE	Registered; Section 8 Affidavit due 04/16/2024 to 04/16/2025
US	5,725,796	04/16/2019	SECURELIGHT+	Registered; Section 8 Affidavit due 04/16/2024 to 04/16/2025
US	5,978,810	02/04/2020	VERIPAS	Registered; Section 8 Affidavit due 02/04/2025 to 02/04/2026
US	--	--	as AUTHENTIC	Pending application

Research and Development

We have been involved in research and development since our inception and intend to continue our research and development activities, funds permitting. Through 2012, our research and development focused on pigment technologies. Since 2012, we have allocated research and development efforts between digital and pigment technologies. We hope to expand our technology into new areas of implementation and to develop unique customer applications. We spent approximately $5,000 and $188,000 during the years ended December 31, 2019 and 2018, respectively, on research and development.

Sales and Marketing Strategy

Brand Protection

We plan on marketing directly with HP Indigo 6000 series and HP Indigo 7800 series press owners as well as the label and packaging printing industry, including both traditional and digital printers and users to address their clients’ needs for our covert serialization. We expect those printers to market and resell our technologies to both current and future brand owner clients. HP Indigo has trained their international digital press salesforce in various security printing technologies including our RainbowSecure® and VeriPAS™ technologies. HP Indigo sales people have generated multiple leads on our behalf. In September 2017, we entered into a five-year contract with HP to supply HP Indigo Digital press ink canisters containing our technology pigment for use by HP Indigo digital press owners who print our security feature on labels and packages for their brand owners. Additionally, we enter into reseller agreements with print service providers (“PSP”). Pursuant to one of these agreements, a global label manufacturer began printing our technology in July 2018 and has major brand owners as clients which can utilize our technologies to protect their product labels and packaging from counterfeiting and product diversion. This label printer owns and operates printers and manufacturing equipment which can implement our technology. This reseller also has manufacturing facilities around the globe.

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In addition to the printing industry, we expect to market directly to all brand owners who utilize labels and packaging for their products. Brand owners can be licensed directly by VerifyMe and direct their personal printer to print their labels and packaging with the VerifyMe printing technologies. The brand owner will therefore pay their royalties directly to VerifyMe based on the number of labels and packages units that their printer applied the technology to. In 2019, the Company entered into a leasing agreement and purchase agreement with a major brand owner. This particular brand owner is on the “Forbes Top 50 Private Companies list.” The brand owner began printing labels that include our product in the fourth quarter 2019.

Additionally, we intend to engage third parties to market, sell and support our brand protection security technologies on a global basis for a contracted fee based on their sales. Our targeted third parties will already have a successful track record in supporting HP Indigo owners as well as traditional printing clients.

We have a strategic partnership with S-One. S-One provides VerifyMe with global sales, distribution, and promotion support for the Company’s products and employs representatives on an as needs basis to promote the Company’s products. Under the terms of the Company’s agreement with S-One, S-One acts as a sales and marketing contractor for the Company’s printed products and services on a global basis and assists the Company in fulfilling the Company’s obligations under the Company’s signed current and future reseller agreements with various global and domestic print providers and brand owners.

The FDA implemented the identifier track and trace portion of the Title II of the Drug Quality and Security Act in November 2018, entitled the “Drug Supply Chain Security Act.” This regulation requires drug manufactures and re-packagers to add product identifiers, such as our RainbowSecure® technology as well as our VeriPASTM track and trace system, to certain prescription drug packages beginning in 2018. We expect to engage third party marketing and sales companies to present our solutions to the drug and pharmaceutical industry. The FDA intends to continue implementing the Drug Supply Chain Security Act to ensure that a full electronic identification system for prescription drugs is implemented by 2023. We believe that the pharmaceutical industry has been slow to adopt the mandates due to the low fines associated with the mandate versus the cost of the implementation.

In addition, our track and trace partner, Micro Focus has agreed to cross sell our technologies as part of their Global Product Authentication System called “GPAS”. We are also contracted with Micro Focus to re-sell their GPAS product with our RainbowSecure® and our VeriPAS™ Smartphone Authenticator technology under our own trademarked name, VeriPASTM which stands for VerifyMe Global Product Authentication System.

An additional marketing strategy is to incorporate our technology into the high-speed inkjet hardware that traditional Flexo and Commercial Printers use to add a variable data feature for their clients.

Some of the major brand segments that need our type of label, packaging and serialization identifier products are:

(a)	Consumer Product Security:

•	Pharmaceuticals
•	Food
•	Beverages
•	Luxury goods
•	Cosmetics
•	Alcohol
•	Auto parts
•	Aviation parts
•	Any other label/ packaging requirements

(b)	Documents of Value:

•	Currency
•	Stock certificates and bonds
•	Event tickets
•	Lottery tickets
•	Tax stamps

(c)	Homeland Security:

•	Passports
•	ID cards
•	Driver’s licenses
•	Visas
•	Container seals
•	Pallet security

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(d)	Military:

•	Uniforms
•	Weapons
•	Ammunition

(e)	Product Diversion Tracking:

•	Pharmaceuticals
•	Apparel/licensed merchandise
•	Cosmetics and fragrances
•	Watches and jewelry

(f)	Financial Services and Products

•	Consumer login credentials
•	Online transaction approval
•	Credit cards
•	Bank checks
•	Financial documents/promissory notes

We plan for our sales and marketing strategy to include an outreach program and sales programs that tailor the product to the governmental body or merchant, as well as key partnerships with authorities and merchants whose products or audiences can be complementary to our own. In particular, we intend to focus on building relationships with key partners who can deliver our products to their existing and prospective customers in target markets, i.e., commercial printers/packagers, plastic card manufacturers and financial services intermediaries. HP Indigo’s Experience Centers located in Tel Aviv, Israel, Singapore, Barcelona, Spain and Alpharetta, Georgia have all been trained and outfitted with samples, including our VerifyMe Beepers, and VeriPAS™ Smartphone Authenticators to demonstrate the technology to customers who visit the centers. Customers can perform tests and receive hands on experience with our technologies.

HP Indigo also invited VerifyMe to man a station in the security printing sections of their trade show booths such as the global LabelExpo show held in Brussels, Belgium in September 2019 and in Singapore in March 2019. HP Indigo also has VerifyMe display their solutions at their annual VIP print service provider event held in Tel Aviv every year. HP Indigo has invited VerifyMe to attend additional trade shows in 2020 including one in Singapore, Dusseldorf, Germany and Orlando, Florida.

Multi-Factor Biometric Authentication

We expect to market our MFA digital software technology by our website only. We are taking a very passive marketing approach at this time and concentrating our resources on security printing products. When funding allows, we may expand our marketing plan at that time.

Our initial targeted market segment is the financial services industry. This includes both the traditional banking and crypto financial transaction industries. Our second targeted market segment is expected to be the healthcare industry. The third targeted market is expected to the gaming industry. The fourth target market segment we expect to market to will be governments. Governments can be both foreign and domestic as well as federal, state and local levels.

We anticipate that all of these market outreaches will be made directly by us and we also plan to use third party marketing vendors who specialize in software sales. We are also seeking business partners with revenue and proven business models. In 2019, we invested in developing sales channels and pursuing opportunities in the digital authentication area.

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Competition

The market for protection from counterfeiting, diversion, theft and forgery is a mature more than 25-year old industry dominated by a number of large, well-established companies, particularly in the area of traditional overt security technologies where repeating static produced images are commonly used. This is due to the fact that security printing for currency production began in Europe over a century ago and has resulted in the establishment of old-line security printers which have branched out into brand and product protection as well. In North America, brand protection products, such as tamper-resistant packaging, security labels, and anti-theft devices are readily available and utilized on a widespread basis. In recent years, however, demand has increased for more sophisticated overt and covert security technologies with a strong desire for technologies that can provide variable images and data. Competitors can be segregated into the following groups: (i) Security Ink Manufacturers: These are generally well-established companies such as SICPA and Sun Chemical, whose core business is manufacturing and selling printing inks; (ii) System Integrators: These companies have often evolved from other sectors in the printing industry, mainly security printing manufacturers, technology providers, or packaging and label manufacturers. These companies offer a range of security solutions, enabling them to provide a complete suite of solutions tailored to the customer’s specific needs and requirements. The companies in this space include 3M, DuPont, Opsec, Honeywell, and Avery Dennison; (iii) System Consultancy Groups: These companies offer a range of technologies from several different providers and tailor specific solutions to end-users; (iv) Traditional Authentication Technology Providers: These purveyors include companies like American Banknote Holographics, Crown Roll Leaf and Digimarc, which provide holograms and digital watermarking, respectively; (v) Product Diversion Tracking Providers. Applied DNA Sciences Next-Generation Technology Providers LLC falls into this group, along with several companies such as Applied DNA Sciences, Authentix, DNA Technologies, and Identif, Kodak Traceless, which provide on-product and in-product tagging technologies; (vi) Traditional Security Printers: This group includes traditional security printers such as Thomas de la Rue, Canadian Banknote, and Banknote Corporation of America, and Portals, whose core products are printing the world’s currencies; and (vii) Biometric Solution Providers: These companies offer biometric authentication capabilities to be integrated with existing mobile device authentication, such as OT-Morpho and ImageWare Systems.

Amazon has recently become a competitor with their new “Project Zero” brand protection system utilizing their “Transparency” serialization product. Amazon’s product serialization service provides a unique code for every unit that is manufactured, and the brand puts these codes on its products as part of its manufacturing process, which Amazon scans and verifies. This differs from our covert luminescent pigment which is incorporated in the labeling process and our invisible covert serialization and authentication solution.

Also, HP Indigo is selling a yellow ultra violet ink as a security product for an inexpensive price that directly competes with our products. There are a number of providers of inexpensive ultra violet inks in the marketplace, however, we believe these inexpensive ultra violet inks do not provide the level of security and safety that our products provide.

New types of security competition is also increasing, such as retail website monitoring, brand investigations, RFID and near field communications (“NFC”) products using low powered radio signals.

To compete effectively, we are seeking to establish key relationships with major digital solution equipment and distribution providers as we have done with HP Indigo. While leveraging these relationships, we still expect that we will need to expend significant resources in sales and marketing. Many of our competitors have substantially greater financial, human and other resources than we have. As a result, we may not have sufficient resources to develop and market our services to the market effectively.

We expect competition with our products and services to continue and intensify in the future. We believe competition in our principal markets is primarily driven by:

•	product performance, features and liability;
•	price; new laws and regulations;
•	product innovation and timing of new product introductions;
•	ability to develop, maintain and protect proprietary products and technologies;
•	sales and distribution capabilities;
•	technical support and service;
•	brand loyalty;
•	applications support; and
•	breadth of product line.

If a competitor develops superior technology or cost-effective alternatives to our products, our business, financial condition and results of operations could be significantly harmed.

Major Customers/Vendors

During the year ended December 31, 2019, two customers accounted for 97% of total sales. During the year ended December 31, 2018, four customers accounted for 100% of total sales. Generally, a substantial percentage of our sales have been made to a small number of customers and is typically on an open account basis. During the years ended December 31, 2019 and 2018, we purchased 100% of our pigment from one vendor. We utilize multiple vendors including the pigment vendor for engineered RainbowSecure® authentication devices.

Facilities

Our principal offices are located at 75 S. Clinton Avenue, Suite 1525, Rochester, New York 14604, where we lease office space for $1,241 per month. We believe that our office is suitable and adequate for our current needs. We do not own or operate, and have no plans to establish, any manufacturing facilities.

Employees

As of April 20, 2020, we had two full-time employees, one part-time employee, and two outside contractors.

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MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of our financial condition and results of operations together with our financial statements and the related notes appearing elsewhere in this prospectus.  In addition to historical information, this discussion and analysis contains forward-looking statements that involve risks, uncertainties and assumptions. See the “Cautionary Statement Regarding Forward-Looking Statements” above.  Our actual results may differ materially from those discussed below.  Factors that could cause or contribute to such differences include, but are not limited to, those identified below, and those discussed in the section titled “Risk Factors” included elsewhere in this prospectus.

Our Revenue Model

Our goal is to generate revenue through licenses and royalties of our technology and through direct sales of products based on our technology. We had revenue of $244,748 for the year ended December 31, 2019. We believe that our contract with HP Indigo will create demand for our RainbowSecure® and VeriPASTM products. Working with HP Indigo and S-One, we are creating co-marketing programs to effectively reach all 6000 series HP Indigo owners. We also will reach out to brand owners and make them aware of our brand protection security solutions which can provide brand owners counterfeit prevention protection. We intend to generate revenues primarily by collecting license fees based on usage fees generated from HP Indigo 6000 series users as well as non-digital press technology usage. The HP Indigo 7800 sheet-fed press has been successfully piloted and we intend to work with HP Indigo to formally qualify the 7800 press opening up the ability to market to new folded carton and plastic card customers. Our revenue is derived utilizing a royalty rate based on the volume of a particular label or package printed with our RainbowSecure® technology (e.g. a royalty on each impression). We believe we will also generate revenue by leasing authentication devices to manufacturers who incorporate our technologies into their manufacturing processes and user authentication protocols, as well as through the sale of pigments to be incorporated in inks and dyes and the sale of authentication tools.

Our VeriPASTM technology product is an identifier, track and trace system which generates revenue from a contracted usage fee per impression rate based on the number of codes which are purchased for application on labels and packages printed with the technology.

Our VerifyMe digital authentication technology is a software system. The revenue to be generated from this product is expected to be in the form of a contracted per transaction fee and or a monthly service fee.

We are a technology solutions provider specializing in brand protection functions such as counterfeit prevention, authentication, serialization, track and trace features for labels, packaging and products. This broad market encompasses identifying and preventing counterfeiting of physical and material goods and products, prevent product diversion, enable brand owners to monitor, control and protect their products life cycle, as well as authenticating people in digital transactions. We have the ability to deliver security solutions for identification and authentication of people and products in a variety of applications in the security fields of authentication, counterfeit prevention and product diversion. Our products can be used to print, secure and covertly serialize labels and packaging for brand owners, manage and issue secure credentials including national identifications, passports, driver licenses and access control credentials, as well as comprehensive authentication security software to securely process digital financial transactions, provide secure physical and logical access to facilities, computer networks, internet sites and mobile applications.

Brand owners, government agencies, professional associations, and others all share in the challenge of responding to counterfeit goods and product protection issues. Counterfeit goods span across multiple industries including currency, passports, ID cards, pharmaceuticals, apparel, accessories, music, software, food, beverages, tobacco, automobile and airplane parts, consumer goods, toys and electronics. The U.S. Federal Bureau of Investigation has labeled “counterfeiting” as the crime of the twenty-first century. According to the “Global Brand Counterfeiting Report, 2018” written by “Research and Markets,” the amount of total counterfeiting globally has reached $1.2 Trillion.

We believe that the physical technologies we own will enable businesses and consumers to reconstruct their overall approaches to security—from counterfeit identification to employee or customer monitoring. Potential applications of our technologies are available in different types of products and industries—e.g., gaming, apparel, tobacco, cosmetics, pharmaceuticals, event and transportation tickets, driver’s licenses, insurance cards, passports, computer software, and credit cards. We generate sales through re-seller agreements of our technology or through direct sales of our technology.

Our physical technologies involve the utilization of invisible and color changing inks, which are compatible with today’s printing presses. The inks may be used with certain printing systems such as offset, flexographic, silkscreen, gravure, and laser. Based upon our experience, we believe that the ink technologies may be incorporated into existing manufacturing processes. We believe that some of our patents may have non-security applications, that we may attempt to commercialize in the future.

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Our digital technologies involve the utilization of multiple authentication mechanisms, some of which we own and some of which we license.  These mechanisms include biometric factors, knowledge factors, possession factors and location factors.   Biometric factors include facial recognition with liveness detection, finger print and voice recognition.  Knowledge factors include a personal gesture swipe and a safe and panic color choice.  Possession factor includes devices that the user has in their possession such as a smartphone, smart watch, and other wearable computing devices.  The location factor geo-locates the user during a secure login.  We surround these authentication mechanisms with proprietary systems that improve the usability and the security of the solutions. Our solutions allow the assessment and quantification of risk using a sophisticated heuristic scoring mechanism.  We have specialized systems that perform ‘liveness’ detection to insure the subject of authentication is in fact a live human being. We have systems that introduce learning capabilities into our solutions to improve the ease of use and flexibility. We are continuing to develop and market this technology but it has not yet been commercialized.

Results of Operations

Comparison of the Years Ended December 31, 2019 and 2018

The following discussion analyzes our results of operations for the years ended December 31, 2019 and 2018. The following information should be considered together with our financial statements for such periods and the accompanying notes thereto.

Revenue

Revenue for the year ended December 31, 2019 was $244,748, a 227% increase as compared to $74,884, for the year ended December 31, 2018. The revenue primarily related to security printing with our authentication serialization technology for two large global brand owners.

Gross profit

Gross profit for the years ended December 31, 2019 and 2018, was $199,689 and $46,082, respectively. The resulting gross margin was 81.6% for the year ended December 31, 2019, compared to 61.5% for the year ended December 31, 2018. This was a result of more efficient usage of our RainbowSecure® invisible ink. We believe our high gross profit margins demonstrate our business model’s ability to generate profitable growth.

General and Administrative Expenses

General and administrative expenses were $1,358,748 for the year ended December 31, 2019 compared to $1,585,329 for the year ended December 31, 2018, a decrease of $226,581. The decrease is attributable primarily due to efficiencies within the Company.

Legal and Accounting

Legal and accounting fees decreased $170,517 to $246,255 for the year ended December 31, 2019 from $416,772 for the year ended December 31, 2018. The decrease related primarily to a decrease in legal fees and a decrease in accounting fees as we replaced our accounting firm and hired our Chief Financial Officer on a part-time basis.

Payroll Expenses

Payroll expenses increased to $469,031 for the year ended December 31, 2019 from $316,837 for the year ended December 31, 2018, an increase of $152,194. The majority of the increase was the result of lower non-cash charges related to stock-based compensation and the transition of our Chief Financial Officer and Chief Technology Officer from consultants to part-time employees.

Research and Development

Research and development expenses decreased by $182,536 to $5,119 for the year ended December 31, 2019 from $187,655 for the year ended December 31, 2018.  The decrease is primarily due to investments in developing our VeriPASTM Smartphone Authenticator technology in 2018, while in the year ended December 31, 2019, our products were nearly completely developed.

Sales and Marketing

Sales and marketing expenses for the year ended December 31, 2019 were $553,109 as compared to $135,290 for the year ended December 31, 2018, an increase of $417,819. The increase was related to the hiring of our VP of Sales, and expenses for travel and costs related to various trade shows and other sales and marketing activities.

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Operating Loss

Operating loss for the year ended December 31, 2019 was $2,432,573, a decrease of $163,228, compared to $2,595,801 for the year ended December 31, 2018 and was primarily related to efficiencies within the Company, decreases in research and development offset by the increase related to the hiring of our VP of Global Business Development and increased participation in trade shows.

Interest Expense

During the year ended December 31, 2019, we incurred interest expense of $96,891 as compared to a net interest income of $6,664, for the year ended December 31, 2018, a variance of $103,555.  The variance is related primarily to amortization of our debt discount related to the issuance of our secured convertible debentures issued in 2019 (the “Debentures”). See “Note 5 – Convertible Debt” in the notes accompanying the financial statements included herein.

Settlement agreement with stockholders

In the first half of 2018, we made a strategic decision to end a future revenue sharing program resulting in settlement expenses of $779,000 (the “Settlement Agreement”).

Net Loss

Our net loss decreased by $424,663 to $2,507,799 for the year ended December 31, 2019, from $2,932,462 for the year ended December 31, 2018. The decrease related primarily to the Settlement Agreement which occurred in the first quarter of 2018 resulting in a total expense of $779,000. The resulting loss per share for the year ended December 31, 2019 was $0.02 per share, compared to $0.03 per share for the year ended December 31, 2018.

Liquidity and Capital Resources

Net cash used in operating activities decreased by $797,302 to $1,579,412 for the year ended December 31, 2019 as compared to $2,376,714 for the year ended December 31, 2018.  The decrease resulted primarily from a $500,000 payment made related to the Settlement Agreement during the year ended December 31, 2018.

Net cash used in investing activities was $302,330 for the year ended December 31, 2019, compared to $108,736 for the year ended December 31, 2018.  The increase in investing activities related to the purchase of patents which is vital for our business, and for software costs related to the development of our products.

Net cash provided by financing activities decreased by $3,004,343 to $461,307 for the year ended December 31, 2019 from $3,465,650 for the year ended December 31, 2018.  During the year ended December 31, 2019 we issued convertible debt to two investors for gross proceeds, net of costs of $461,307. During the year ended December 31, 2018, we sold common stock for gross proceeds of $1,153,645.  Additionally, we raised $2,312,005 from the exercise of warrants during the year ended December 31, 2018.

On March 6, 2020 we completed the closing of our 2020 Debentures and raised $1,992,000 in gross proceeds from the sale of the 2020 Debentures and warrants to purchase shares of our common stock. From this sale, we received $1,747,203 after the payment of commissions and fees. We used approximately $750,000 of the net proceeds to repay our previously outstanding convertible debentures.

On February 28, 2020, the holder of a $75,000 promissory note which was to become due in March 2020 purchased $80,000 of the 2020 Debentures and warrants, which he paid by exchanging his note and paying an additional $5,000. This is included in the $1,992,000 gross proceeds raised.

After the 2020 Debenture financing, the Company’s only outstanding debt on its balance sheet are the 2020 Debentures. The 2020 Debentures are due 18 months from the applicable closing date of each respective sale and pay 10% per annum in interest, which will be payable in common stock at the rate of $0.08 per share. The 2020 Debentures are secured by a first lien on all of our assets, including intellectual property. We do not have sufficient cash to meet our working capital needs for the next 12 months. Accordingly, we will have to obtain additional financing on or about December 1, 2020 unless we experience a material increase in cash generated from operations. Because of the secured nature of the 2020 Debentures, it may be more difficult to raise capital. We cannot assure you we will have sufficient cash resources to meet working capital needs or repay the 2020 Debentures if they are not converted.

Certain insiders of the Company also invested in 2020 Debentures, as is more particularly described under “Certain Relationships and Related Transactions.” See also “2020 Private Placement” for further information on the 2020 Debentures and warrants.

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As of April 15, 2020, we owed Patrick White, our Chief Executive Officer, $125,000 in accrued salary reflecting $50,000 of his annual salary which Mr. White has deferred each year from 2017 to 2019. The total $150,000 of his deferred salary was to become due on August 15, 2020. In lieu of the $150,000 of deferred salary, Mr. White was granted a restricted share award of 1,875,000 shares of our common stock that vests in full one year from the date of grant.

Going Concern

Since our inception, we have focused on developing and implementing our business plan. Our business plans are dependent on our ability to raise capital through private placements of our common stock and/or preferred stock, through the possible exercise of outstanding options and warrants, through debt financing and/or through future public offerings of our securities.  However, management cannot provide any assurances that we will be successful in accomplishing any of our plans. On March 6, 2020, the Company completed the closing of the 2020 Debentures and raised $1,992,000 of senior secured convertible debentures for net proceeds of $1,747,203. The Company used the net proceeds to repay previously outstanding convertible debentures and will use any additional proceeds for working capital. We also may raise capital in other private offerings of our securities during 2020. We cannot assure you that we will be successful in completing any public offering or private offerings of our securities to raise the additional capital we need. Our plans to raise capital may be disrupted by the volatility in the capital markets raised by the COVID-19 pandemic. The purchasers of our 2020 Debentures have a security interest that may make it harder to raise the needed capital through a private placement of our securities. If we are unable to raise the necessary capital, we will not be able to operate our business.

Off-Balance Sheet Arrangements

We do not engage in any activities involving variable interest entities or off-balance sheet arrangements.

Critical Accounting Policies

In response to financial reporting release FR-60, Cautionary Advice Regarding Disclosure About Critical Accounting Policies, from the SEC, we have selected our more subjective accounting estimation processes for purposes of explaining the methodology used in calculating the estimate, in addition to the inherent uncertainties pertaining to the estimate and the possible effects on our financial condition. There were no material changes to our principal accounting estimates during the period covering fiscal years 2019 and 2018.

Stock-based Compensation

We account for stock-based compensation under the provisions of FASB ASC 718, “Compensation—Stock Compensation”, which requires the measurement and recognition of compensation expense for all stock-based awards made to employees and directors based on estimated fair values on the grant date. We estimate the fair value of stock-based awards on the date of grant using the Black-Scholes model. The value of the portion of the award that is ultimately expected to vest is recognized as expense over the requisite service periods using the straight-line method.

We account for stock-based compensation awards to non-employees in accordance with ASU No. 2018-07, Compensation – Stock Based Compensation (Topic 718): Improvements to Nonemployee Share-Based Payment Accounting (“ASU 2018-07”), which aligns accounting for share-based payments issued to nonemployees to that of employees under the existing guidance of Topic 718, with certain exceptions. This update supersedes previous guidance for equity-based payments to nonemployees under Subtopic 505-50, Equity – Equity-Based Payments to Non-Employees.

All issuances of stock options or other equity instruments to non-employees as consideration for goods or services received by the Company are accounted for based on the fair value of the equity instruments issued. Non-employee equity-based payments are recorded as an expense over the service period, as if we had paid cash for the services. At the end of each financial reporting period, prior to vesting or prior to the completion of the services, the fair value of the equity-based payments will be re-measured and the non-cash expense recognized during the period will be adjusted accordingly. Since the fair value of equity-based payments granted to non-employees is subject to change in the future, the amount of the future expense will include fair value re-measurements until the equity-based payments are fully vested or the service completed.

Recently Issued Accounting Pronouncements

Recently issued accounting pronouncements are discussed in Note 1 of the notes to financial statements.

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MANAGEMENT AND BOARD OF DIRECTORS

Executive Officers and Directors

The following table sets forth certain information about our executive officers and directors as of April 20, 2020:

Name	Age	Position(s)
Executive Officers:
Patrick White	67	President, Chief Executive Officer and Director
Sandy Fliderman	43	Chief Technology Officer
Margaret Gezerlis	39	Chief Financial Officer
Keith Goldstein	51	Chief Operating Officer

Non-Employee Directors:
Norman Gardner	77	Chairman and Director
Chris Gardner	66	Director
Marshall Geller	81	Director
Howard Goldberg	74	Director
Scott Greenberg	63	Director
Arthur Laffer	79	Director

Executive Officers

Patrick White - Mr. White has served as a director of the Company since July 12, 2017. Mr. White founded Document Security Systems, Inc. (NYSE:DSS), a technology company, serving as its Chief Executive Officer and director from August 2002 until December 2012 and as its business consultant from 2012 to March 2015. He has been a director of Box Score Brands, Inc. (formerly, U-Vend, Inc.) since 2009. Mr. White was a Financial Adviser for the Monroe County Government from April 2016 until May 2017. Mr. White worked as an independent consultant from March 2015 until March 2016. Mr. White was a consultant to the Company from June 2017 through August 2017, when he was appointed Chief Executive Officer and President. Mr. White was appointed to our Board for his experience with previously serving as the chief executive officer of a public company.

Sandy Fliderman – Mr. Fliderman has been the Company’s Chief Technology Officer since 2015. Prior to his current role with the Company, Mr. Fliderman was the Chief Information Officer at VEEDIMS, LLC, an Internet of Things technology company specializing in data collection and distribution in the aerospace and marine industries. In addition IT/IS, R&D and Operations, Mr. Fliderman lead the charge for VEEDIMS, LLC to attain the AS9100 and ISO9001:2008 certifications needed to do business in the aerospace markets. Mr. Fliderman was co-inventor on a number of patents and created the technology behind VerifyMe.

Margaret Gezerlis - Ms. Gezerlis has been our Chief Financial Officer since May 2018. In November 2018, Ms. Gezerlis became our employee. Ms. Gezerlis was previously an employee of the CFO Squad LLC from February 2018 until November 2018, where she worked as an independent contractor for the Company. Previously, Ms. Gezerlis was a Financial Reporting Manager at Bankrate.com from March 2017 until February 2018. Prior to her position at Bankrate.com, Ms. Gezerlis was a financial reporting manager for Westport Fuel Systems Inc. (Nasdaq:WPRT) from March 2014 to November 2016 and a performance services manager for Workiva Inc. (NYSE:WK) from June 2012 to March 2014. Ms. Gezerlis holds an international accounting qualification from the Association of Chartered Certified Accountants.

Keith Goldstein - Mr. Goldstein has served as the Chief Operating Officer of the Company since September 2017. Mr. Goldstein was the Chief Executive Officer of Infinacom, a provider of biometric based security solutions, from April 2018 until March 2019. He was previously Chief Executive Officer of ABCorp., North America, a supplier of secure payment, retail and identification cards, vital record and transaction documents, systems and services to governments and financial institutions, from 2011 until April 2017, and has provided professional sales and advisory services to ABCorp. since April 2017.

Non-Employee Directors

Norman Gardner - Mr. Gardner, the Company’s founder, was appointed as Chairman of the Board in January 2017. Mr. Gardner was previously a director and Vice-Chairman of the Company from the Company’s inception in November 1999 until January 2013. Mr. Gardner served as Chief Executive Officer of the Company from November 1999 until January 2013, and from January 2017 until August 2017. Mr. Gardner has been a consultant to the Company since June 2017 and was previously a consultant to the Company from January 2013 until January 2017. As our Chairman and founder, Mr. Gardner brings to the Board extensive knowledge of the Company’s products, structure, history, major stockholders and culture.

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Chris Gardner - Mr. Gardner has served as a director of the Company since May 2019. He has been a Senior Advisor to Wisdom Tree Investments, Inc. (NASDAQ:WETF), an exchange-traded fund, since June 2018. From October 2010 until April 2016, he was the Ambassador of Happyness for AARP, a nonprofit organization dedicated to empowering Americans age 50 and older. Mr. Gardner is an international best-selling author and award-winning film producer. Mr. Gardner established the institutional brokerage firm of Gardner Rich and Company in 1989 that closed in December 2012. Mr. Gardner was selected to serve on the Board for his entrepreneurial experience and network of relationships which the Board believes are valuable assets to the Company and its growth. Chris Gardner is not related to Norman Gardner.

Marshall Geller - Mr. Geller has served as a director of the Company since July 2017. Mr. Geller has been a director and a member of the audit committee of GP Strategies Corporation (NYSE:GPX) since 2002. Mr. Geller was a director of Wright Investors’ Service Holdings Inc. (OTCMKT:WISH), formerly National Patent Development Corporation, from January 2015 until October 2018. Mr. Geller was a founder of St. Cloud Capital, a Los Angeles based private equity fund, and Senior Investment Advisor from December 2001 until September 2017. He has spent more than 50 years in corporate finance and investment banking, including 21 years as a Senior Managing Partner of Bear, Stearns & Co., with oversight of all operations in Los Angeles, San Francisco, Chicago, Hong Kong and the Far East. Mr. Geller is currently on the Board of Directors of UCLA Health System and on the Board of Governors of Cedars Sinai Medical Center, Los Angeles. Mr. Geller also serves on the Dean's Advisory Council for the College of Business & Economics at California State University, Los Angeles. Mr. Geller was appointed to the Company’s Board for his financial and business experience, including as a managing partner of a private equity fund, and his many years of experience and expertise as an investor in and adviser to companies in various sectors as well as his experience with serving on the boards of directors of other public and private corporations.

Howard Goldberg - Mr. Goldberg has served as a director of the Company since July 2017. Mr. Goldberg served as a director of Winthrop Realty Trust from 2003 until August 2016 when it was converted to Winthrop Realty Liquidating Trust. Since August 2016, Mr. Goldberg has served as a trustee of the Winthrop Realty Liquidating Trust.  Mr. Goldberg was a director of New York REIT, Inc. from March 2017 until October 2018, when it converted to a limited liability company called New York REIT LLC. Since October 2018, Mr. Goldberg has been a manager of New York REIT LLC. He has been retired since 1994 after a long career as a lawyer. He provided consulting services to the Company through December 2017. Mr. Goldberg was appointed to the Board for his experience with being a director of other public companies and his legal expertise.

Scott Greenberg – Mr. Greenberg was elected to the Board in November 2019. Mr. Greenberg has served as Chief Executive Officer of GP Strategies Corporation (“GP Strategies”) since April 2005. He was President of GP Strategies from 2001 to 2006, Chief Financial Officer from 1989 until 2005, Executive Vice President from 1998 to 2001, Vice President from 1985 to 1998, and held various other positions with GP Strategies since 1981. Mr. Greenberg was also a Director of Wright Investors’ Service Holdings, Inc. (OTCMKT:WISH), formerly National Patent Development Corporation, from 2004 to 2015. The Board believes Mr. Greenberg brings to the Board significant experience and expertise in management, acquisitions and strategic planning, as well as many years of finance and related transactional experience.

Arthur Laffer - Dr. Laffer has served as a director of the Company since March 2019. Dr. Laffer is the founder and chairman of Laffer Associates, an institutional economic research and consulting firm. Dr. Laffer has served as a director of NexPoint Residential Trust Inc. (NYSE:NXRT) since May 2015 and NexPoint Real Estate Finance Inc. (NYSE:NREF) since February 2020. He was a director of EVO Transportation & Energy Services, Inc. (OTCPINK:EVOA) from August 2018 to December 2019 and the GEE Group Inc. (NYSE American:JOB) from January 2015 to March 2020. Dr. Laffer’s economic acumen and influence in triggering a world-wide tax-cutting movement in the 1980s have earned him the distinction in many publications as “The Father of Supply-Side Economics.” Dr. Laffer was a member of President Reagan’s Economic Policy Advisory Board for both of his two terms (1981-1989). Dr. Laffer also advised Prime Minister Margaret Thatcher on fiscal policy in the UK during the 1980s. In the early 1970s, Dr. Laffer was the first to hold the title of Chief Economist at the Office of Management and Budget under George Shultz. Additionally, Dr. Laffer served as Charles B. Thornton Professor of Business Economics at the University of Southern California and as Associate Professor of Business Economics at the University of Chicago. In June 2019, Dr. Laffer received the Presidential Medal of Freedom. The Board believes Dr. Laffer is qualified to serve on the Board because of his expertise in economics and his experience as a director of multiple companies.

Composition of our Board of Directors

Our board of directors currently consists of seven members. Our directors hold office until their successors have been elected and qualified or until the earlier of their death, resignation or removal. There are no family relationships among any of our directors or executive officers.

Director Independence

With the exception of Norman Gardner and Patrick White, our Board determined that all of our present directors and our former director are independent, in accordance with standards under the Nasdaq Listing Rules. Our Board determined that, under the Nasdaq Listing Rules, Norman Gardner is not an independent director as a result of being a consultant to the Company, and Patrick White is not an independent director because he is an employee of the Company.

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Our Board has determined that Marshall Geller, Howard Goldberg and Scott Greenberg are independent under the Nasdaq Listing Rules’ independence standards for Audit Committee members. Our Board has also determined that Marshall Geller, Howard Goldberg and Chris Gardner are independent under the Nasdaq Listing Rules independence standards for Compensation Committee members and for Governance and Nominating committee members.

Committees of the Board of Directors

Audit Committee

The Audit Committee is composed of three independent directors: Marshall Geller, Howard Goldberg and Scott Greenberg (Chair). Each member of the Audit Committee is an independent director as defined by the rules of the SEC and Nasdaq. The Audit Committee has the sole authority and responsibility to select, evaluate and engage independent auditors for the Company. The Audit Committee reviews with the auditors and with the Company’s financial management all matters relating to the annual audit of the Company.

The Audit Committee monitors the integrity of our financial statements, monitors the independent registered public accounting firm’s qualifications and independence, monitors the performance of our internal audit function and the auditors, and monitors our compliance with legal and regulatory requirements. The Audit Committee also meets with our auditors to review the results of their audit and review of our annual and interim financial statements.

The Audit Committee meets at least on a quarterly basis to discuss with management the annual audited financial statements and quarterly financial statements and meets from time to time to discuss general corporate matters.

Audit Committee Financial Expert

Our Board determined that Scott Greenberg is qualified as an Audit Committee Financial Expert, as that term is defined by the rules of the SEC, in compliance with the Sarbanes-Oxley Act of 2002.

Compensation Committee

The Compensation Committee, which currently consists of Marshall Geller (Chair), Howard Goldberg, and Chris Gardner shall consist of at least three members, each of whom shall be independent directors. Among other things, the Compensation Committee reviews, recommends and approves salaries and other compensation of the Company’s executive officers, and administers the Company’s equity incentive plans (including reviewing, recommending and approving stock option and other equity incentive grants to executive officers).

The Compensation Committee will meet in executive session to determine the compensation of the Chief Executive Officer of the Company. In determining the amount, form, and terms of such compensation, the Committee considers the annual performance evaluation of the Chief Executive Officer conducted by the Board in light of company goals and objectives relevant to Chief Executive Officer compensation, competitive market data pertaining to Chief Executive Officer compensation at comparable companies, and such other factors as it deems relevant, and is guided by, and seeks to promote, the best interests of the Company and its shareholders.

In addition, subject to existing agreements, the Compensation Committee determines the salaries, bonuses, and other matters relating to compensation of the executive officers of the Company using similar parameters. It sets performance targets for determining periodic bonuses payable to executive officers. It also reviews and makes recommendations to the Board regarding executive and employee compensation and benefit plans and programs generally, including employee bonus and retirement plans and programs (except to the extent specifically delegated to a Board appointed committee with authority to administer a particular plan). In addition, the Compensation Committee approves the compensation of non-employee directors and reports it to the full Board.

The Compensation Committee also reviews and makes recommendations with respect to stockholder proposals related to compensation matters. The committee administers the Company’s equity incentive plans, including the review and grant of stock options and other equity incentive grants to executive officers and other employees and consultants.

The Compensation Committee may, in its sole discretion and at the Company’s cost, retain or obtain the advice of a compensation consultant, legal counsel or other adviser. The Compensation Committee shall be directly responsible for the appointment, compensation and oversight of the work of any compensation consultant, legal counsel and other adviser retained by the committee.

Governance and Nominating Committee

The Governance and Nominating Committee, which consists of Marshall Geller (Chair), Howard Goldberg, and Chris Gardner will have no fewer than three members, each of whom shall meet the independence requirements of all other applicable laws, rules and regulations governing director independence, as determined by the Board.

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The Governance and Nominating Committee identifies individuals qualified to become members of the Board, consistent with criteria approved by the Board; recommends to the Board the director nominees for the next annual meeting of stockholders or special meeting of stockholders at which directors are to be elected; recommends to the Board candidates to fill any vacancies on the Board; develops, recommends to the Board, and reviews the corporate governance guidelines applicable to the Company; and oversees the evaluation of the Board and management.

In recommending director nominees for the next annual meeting of stockholders, the Governance and Nominating Committee ensures the Company complies with its contractual obligations, if any, governing the nomination of directors. It considers and recruits candidates to fill positions on the Board, including as a result of the removal, resignation or retirement of any director, an increase in the size of the Board or otherwise. The Committee conducts, subject to applicable law, any and all inquiries into the background and qualifications of any candidate for the Board and such candidate’s compliance with the independence and other qualification requirements established by the Committee. The Committee also recommends candidates to fill positions on committees of the Board.

In selecting and recommending candidates for election to the Board or appointment to any committee of the Board, the Committee does not believe that it is appropriate to select nominees through mechanical application of specified criteria. Rather, the Committee shall consider such factors at it deems appropriate, including, without limitation, the following: personal and professional integrity, ethics and values; experience in corporate management, such as serving as an officer or former officer of a publicly-held company; experience in the Company’s industry; experience as a board member of another publicly-held company; diversity of expertise and experience in substantive matters pertaining to the Company’s business relative to other directors of the Company; practical and mature business judgment; and composition of the Board (including its size and structure).

The Committee develops and recommends to the Board a policy regarding the consideration of director candidates recommended by the Company’s stockholders and procedures for submission by stockholders of director nominee recommendations.

In appropriate circumstances, the Committee, in its discretion, will consider and may recommend the removal of a director, in accordance with the applicable provisions of the Company’s certificate of incorporation and bylaws. If the Company is subject to a binding obligation that requires director removal structure inconsistent with the foregoing, then the removal of a director shall be governed by such instrument.

The Committee oversees the evaluation of the Board and management. It also develops and recommends to the Board a set of corporate governance guidelines applicable to the Company, which the Committee shall periodically review and revise as appropriate. In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention.

Finance and Uplisting Committee

The Finance and Uplisting Committee, which consists of Marshall Geller (Chair), Howard Goldberg and Arthur Laffer, is required to review the business of the Company and make recommendations to the Board concerning the Company’s prospects regarding uplisting to a national securities exchange.

Board Diversity

While we do not have a formal policy on diversity, the Board considers diversity to include the skill set, background, reputation, type and length of business experience of the Board members as well as a particular nominee’s contributions to that mix.  The Board believes that diversity brings a variety of ideas, judgments and considerations that benefit the Company and its stockholders.  Although there are many other factors, the Board seeks individuals with experience on operating and growing businesses.

Board Leadership Structure

Norman Gardner serves as the Chairman of the Board and actively interfaces with management, the Board and counsel regularly. We believe that separating the roles of Chairman and Chief Executive Officer is in the best interests of the Company and its stockholders at this time because it allows the Chief Executive Officer to focus on generating sales, overseeing sales and marketing, and managing the Company while leveraging the experience and perspectives of the Chairman, who is our founder, and offers an additional channel of communication for other directors, investors and employees.

Board Risk Oversight

The Company’s risk management function is overseen by the Board. The Company’s management keeps the Board apprised of material risks and provides its directors access to all information necessary for them to understand and evaluate how these risks interrelate, how they affect us, and how management addresses those risks. Norman Gardner, Chairman of the Board, works closely together with the other members of the Board when material risks are identified on how to best address such risks. If the identified risk poses an actual or potential conflict with management, the Company’s independent directors may conduct the assessment. Presently, the primary risk affecting us are our liquidity and the lack of material revenue.

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Code of Ethics

The Board has adopted a Code of Business Conduct and Ethics (the “Code of Ethics”) that applies to all of the Company’s employees, including the Company’s Chief Executive Officer and Chief Financial Officer. Although not required, the Code of Ethics also applies to the Company’s directors. The Code of Ethics provides written standards that we believe are reasonably designed to deter wrongdoing and promote honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships, full, fair, accurate, timely and understandable disclosure and compliance with laws, rules and regulations and the prompt reporting of illegal or unethical behavior, and accountability for adherence to the Code of Ethics. The code of business conduct and ethics is available on the Company’s website at https://www.verifyme.com/code-of-conduct.

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EXECUTIVE AND DIRECTOR COMPENSATION

The following information is related to the compensation paid, distributed or accrued by us for the fiscal years ended December 31, 2019 and 2018 for our Chief Executive Officer (our principal executive officer) and the two other most highly compensated executive officers serving at the end of the last fiscal year whose compensation exceeded $100,000 (the “Named Executive Officers”).

Summary Compensation Table

Name and			Stock	Option	All Other	Total
Principal		Salary	Awards	Awards	Compensation	Compensation
Position	Year	($)	($)	($) (1)	($) (2)	($)

Patrick White	2019	200,000(3)	15,290(4)	89,075	14,400	318,765
CEO	2018	200,000(3)	16,240(4)	48,466	14,400	279,106

Keith Goldstein (5)	2019	170,000	--	163,907	14,400	348,307
COO	2018	145,000	--	271,745	14,400	431,145

Margaret Gezerlis (6)	2019	84,000	--	27,280	12,000	123,280
CFO	2018	10,500	--	4,032	10,000	24,532

(1)	Represents the grant date fair value of the option award, calculated in accordance with FASB Accounting Standard Codification 718, “Compensation – Stock Compensation,” or ASC 718. The assumptions used in calculating the grant date fair value of the option awards are set forth in Note 1 of the Financial Statements to our Form 10-K for the year ended December 31, 2019.

(2)	The amounts shown in this column reflect amounts paid by us to or on behalf of each named executive officer for medical insurance reimbursement.

(3) Pursuant to Mr. White’s Employment Agreement, $50,000 of his annual salary was deferred for each year of the two-year term beginning August 15, 2017, for a total deferred salary of $100,000. This amount was subsequently deferred for another year and was to become due on August 15, 2020. See “Employment and Consulting Agreements with Named Executive Officers” below.

(4)	Represents the aggregate grant date fair value of the restricted stock awards granted to Mr. White for his service as a director, calculated in accordance with ASC 718. The assumptions used in calculating the grant date fair value of the restricted stock awards are set forth in Note 1 to our audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2019.

(5) The amounts represent consulting fees paid to POC Advisory Group, LLC, of which Mr. Goldstein is the managing member.

(6)	Ms. Gezerlis was appointed Chief Financial Officer on May 17, 2018. On November 15, 2018, Ms. Gezerlis became a part-time employee of the Company. For 2018, the amounts paid to Ms. Gezerlis also include consulting fees.

Employment and Consulting Agreements with Named Executive Officers

Patrick White - Chief Executive Officer

The Company entered into an employment agreement, dated as of August 15, 2017, with Patrick White, the Chief Executive Officer of the Company, with an annual salary of $200,000. Mr. White agreed to defer $50,000 each year until August 15, 2019 in order to improve the Company’s liquidity. On August 13, 2019, Mr. White entered into an amendment to his employment agreement, extending it for one year at the same base annual salary of $200,000 and deferring the $100,000 he was owed and $50,000 of his current salary until August 15, 2020. In connection with the amendment, the Board granted Mr. White immediately vesting incentive stock options under the Company’s 2017 Equity Compensation Plan (the “2017 Plan”) for 500,000 shares of common stock that expires five-years from the date of grant with an exercise price of $0.14 per share. In the event of Mr. White’s termination without cause, Mr. White is entitled to receive any unpaid salary and expenses, a payment equal to 12 months of his salary, and a continuation of benefits for six months. In connection with his 2017 employment agreement and a consulting agreement as of June 2, 2017, he received grants of options for 5,000,000 shares of common stock that expire five years from the date of grant with an exercise price of $0.07 per share, and on April 17, 2018, he received options for 2,000,000 shares of common stock which expire five years from the date of grant and have an exercise price of $0.07 per share. These awards were amended in April 2020 to extend the term such that the options expire eight years from the date of grant. All of Mr. White’s stock options are vested. In the event Mr. White is terminated or his title as Chief Executive Officer changes within 12 months following a change in control, Mr. White will be entitled to receive any unpaid salary and expenses, a payment equal to 18 months of his salary at the rate in effect on the date of such termination, and a continuation of benefits for a period of 18 months.

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Keith Goldstein - Chief Operating Officer

On September 1, 2017, the Company entered into a six-month Consulting Agreement with Keith Goldstein pursuant to which Mr. Goldstein served as our Chief Operating Officer and received a monthly fee of $10,000 per month plus 4% of any sales made by Mr. Goldstein on behalf of the Company. Mr. Goldstein was granted options to purchase 2,000,000 shares of our common stock with an exercise price of $0.04 per share and a five-year term that vested in equal monthly increments over the initial six-month term.

On March 1, 2018, the Company amended the Consulting Agreement with an entity controlled by Mr. Goldstein, our Chief Operating Officer, for a one-year term which expired on February 28, 2019, under which Mr. Goldstein received a monthly fee of $12,500 per month. The amendment provided Mr. Goldstein with additional options to purchase 1,000,000 shares of our common stock with an exercise price of $0.2102 per share that have a five-year term. Options with respect to 500,000 shares vested upon execution of the amendment and options with respect to the remaining 500,000 shares vested on February 28, 2019. The amendment also terminated Mr. Goldstein’s right to the 4% sales commission. In February 2019, the Company agreed to renew Mr. Goldstein’s agreement on a month-to-month basis on the terms of the amendment, pending Board approval of a new agreement. On April 9, 2019, we entered into a Second Amendment to Consulting Agreement. The key provisions of the second amendment to the Consulting Agreement include the following:

•	Mr. Goldstein receives a monthly consulting fee of $14,500 for services provided;
•	Mr. Goldstein received a grant of stock options under the 2017 Equity Incentive Plan to purchase 1,000,000 shares of our common stock with an exercise price of $0.195 per share. The options vest annually in equal increments over a two-year period with the first vesting date being March 1, 2020, subject to Mr. Goldstein performing services for the Company as of each applicable vesting date and executing the Company’s standard Stock Option Agreement. Any unvested options will vest immediately upon a change of control;
•	the second amendment is for a two-year term beginning March 1, 2019 and expiring on March 1, 2021.

The Consulting Agreement, as amended, may be terminated at any time by the Company for cause. If terminated without cause, Mr. Goldstein is entitled to any unpaid fees and any unpaid and accrued expenses. The Consulting Agreement, as amended, contains non-compete provisions prohibiting Mr. Goldstein from competing with us during the term of the Consulting Agreement and for one year after termination.

Margaret Gezerlis - Chief Financial Officer

On May 17, 2018, the Company appointed Margaret Gezerlis as the Company’s Chief Financial Officer and entered into a Consulting Agreement with Ms. Gezerlis under which the Company agreed to pay Ms. Gezerlis a $1,000 signing bonus and a consulting fee of $1,500 per month. Prior to her appointment, Ms. Gezerlis had been an employee of the CFO Squad LLC since February 2018 and had provided services to the Company through her employment at CFO Squad LLC.

On November 15, 2018, the Company entered into an Employment Agreement with Ms. Gezerlis with an initial term of one year, which automatically renews for additional one year terms until either party gives 30 day notice of non-renewal or otherwise terminates the agreement according to its terms. Under the Employment Agreement. Ms. Gezerlis is entitled to an annual base salary of $84,000 per year as well as a monthly stipend of $1,000 in lieu of benefits. Additionally, pursuant to the Employment Agreement, on March 11, 2019, Ms. Gezerlis was granted options to purchase 100,000 shares of common stock at an exercise price of $0.321 per share. The options vested quarterly in equal installments over one year. The Employment Agreement can be terminated by the Company for cause or by Ms. Gezerlis for good reason. Additionally, by its terms the Employment Agreement terminates automatically upon a change of control. If terminated by the Company without cause or by Ms. Gezerlis with good reason Ms. Gezerlis is entitled to any accrued and unpaid salary and expenses, a payment equal to 12 months of her then base salary, and six months of benefits. If the Employment Agreement terminates due to a change of control of the Company, Ms. Gezerlis will be entitled to a payment equal to 18 months of her then base salary and 18 months of benefits. If terminated upon the Company giving notice of non-renewal and she remains employed until the end of the respective term, Ms. Gezerlis is entitled to any accrued and unpaid salary and expenses and six months of benefits.

On January 7, 2020, Ms. Gezerlis received a grant of stock options for 200,000 shares of common stock that expire in five-years which are exercisable at $0.07 per share and vest quarterly over 2020 subject to continued service as an officer on each applicable vesting date. In April 2020, the Company approved a salary increase of $4,000 per month, to a total of $11,000 per month, for Ms. Gezerlis, half of which will be deferred and payable in full upon the closing of the Company’s next securities offering, subject to Ms. Gezerlis’ continued employment with the Company. Following such capital raise by the Company, Ms. Gezerlis will receive the full amount of the salary increase on a monthly basis.

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Other Consulting Agreement

On June 29, 2017, the Company entered into a Consulting Agreement with Norman Gardner. Under the terms of the Consulting Agreement, Norman Gardner will receive a monthly consulting fee of $12,500 over a three-year term beginning June 30, 2017. The Consulting Agreement provides that the Company will reimburse Mr. Gardner for up to $1,000 a month for health insurance and other medical expenses and will provide Mr. Gardner with a grant of 10,000,000 stock options exercisable at $0.07 per share which are fully vested and exercisable over a five-year term. This award was amended in April 2020 to extend the term such that the options expire eight years from the date of grant. In the event of termination without cause, Mr. Gardner is entitled to receive any unpaid salary and expenses, a payment equal to 12 months of his consulting fee, and a continuation of benefits for a period of 12 months. The Consulting Agreement further provides for 12 months of severance and health insurance reimbursement if it is terminated without cause and 18 months of severance and health insurance reimbursement upon a change of control if Mr. Gardner terminates the Agreement within one year of the change of control.

Outstanding Equity Awards at Fiscal year-end

The following table sets forth the outstanding equity awards for our Named Executive Officers as of December 31, 2019.

Name (a)	Option Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (c)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price ($)(e)	Option Expiration Date (f)
Patrick White	7,000,000	-	-	0.07	8/08/2022
	500,000	-	-	0.14	8/14/2024
Keith Goldstein	1,000,000(1)	-	-	0.2102	3/01/2023
	-	1,000,000(2)	-	0.195	4/05/2024
Margaret Gezerlis	100,000	-	-	0.321	11/15/2023

(1)	These options are held by POC Advisory Group LLC, of which Mr. Goldstein is the managing member.
(2)	Vest in equal annual installments beginning on April 8, 2020.

Director Compensation for the Fiscal Year ended 2019

Our directors are eligible to receive options, restricted stock and other equity linked grants under our equity incentive plans. Board compensation is determined on an annual basis.

The following table sets forth information about the compensation earned by or paid to our directors during our fiscal year ended December 31, 2019. Please refer to the “Summary Compensation Table” above for compensation earned by Mr. White as a member of the Board of Directors.

Name (a)	Fees Earned or Paid in Cash ($)(b)	Stock Awards ($)(c)(1)(2)	All Other Compensation ($)(g)	Total Compensation ($)(j)
Norman Gardner	-	15,290	162,000(3)	177,290
Howard Goldberg	-	84,760	-	84,760
Marshall Geller	-	77,115	-	77,115
Dr. Arthur Laffer	-	55,825	-	55,825
Christopher Gardner	-	34,540	-	34,540
Scott Greenberg	-	1,519	-	1,519
Eugene Robin (4)	-	38,071	-	38,071

(1)	Amounts reported represent the aggregate grant date fair value of awards granted without regards to forfeitures granted to the independent members of our Board of Directors during 2019, computed in accordance with ASC 718. This amount does not reflect the actual economic value realized by the director. The assumptions used in calculating the grant date fair value of the option awards are set forth in Note 1 to our audited financial statements for the year ended December 31, 2019.

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(2) Represents grants of restricted common stock in 2019 vesting quarterly over a one-year period, and restricted stock granted in 2018 that vested in 2019.

(3) Mr. Gardner receives a monthly consulting fee of $12,500 and is reimbursed up to $1,000 a month for health insurance and other medical expenses. See “Other Consulting Agreement” above.

(4) Mr. Robin is a former director.

The table below sets forth the unexercised options held by each of our non-employee directors outstanding as of December 31, 2019.

Name	Aggregate Number of Unexercised Option Awards Outstanding at December 31, 2019

Norman Gardner	4,500,000
Christopher Gardner	--
Marshall Geller	--
Howard Goldberg	--
Scott Greenberg	--
Arthur Laffer	--

Equity compensation plan information

During 2013, the Board adopted, and our stockholders approved, a new comprehensive incentive compensation plan (the “2013 Plan”) which served as the successor incentive compensation plan to a 2003 Stock Option Plan covering (i) 20,000,000 new shares of our common stock, plus (ii) the number of shares of our common stock subject to outstanding grants under the 2003 Plan as of the date of the 2013 Annual Meeting, plus (iii) the number of shares of our common stock remaining available for issuance under the 2003 Plan. Outstanding options for 7,990,000 shares of common stock have been issued under the 2013 Plan and the 2013 Plan will no longer be used for future grants.

On November 14, 2017, the Board adopted and in 2018 our stockholders ratified the 2017 Plan which provides for the issuance of awards covering 13,000,000 shares of common stock under the Plan. Awards granted under the Plan may be Incentive Stock Option, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock or Restricted Stock Units which are awarded to employees, consultants, officers and directors of the Company. As of April 20, 2020, there were 12,412,500 shares available for grant under the 2017 Plan.

Equity compensation plan information as of December 31, 2019

	(a)	(b)	(c)
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders (1)	8,890,000	$0.16	17,262,500
Equity compensation plans not approved by security holders (2)	9,023,529	0.07	--
Total	17,913,529	$0.23	17,262,500

(1)	As of December 31, 2019, under the 2013 Plan and the 2017 Plan, grants of restricted stock and options to purchase 2,837,500 shares of common stock have been issued and are unvested or unexercised, and 17,262,500 shares of common stock remain available for grants under the 2013 Plan and the 2017 Plan.

(2)	Consists of individual grants to employees and consultants for services rendered to the Company which were not made under the 2013 Plan or the 2017 Plan.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In addition to Employment and Consulting Agreements disclosed elsewhere, we engaged in a number of transactions with our executive officers and directors.

On April 16, 2020, we awarded Patrick White, our Chief Executive Officer and President, a restricted stock award of 1,875,000 shares of our common stock in lieu of $150,000 in deferred salary. The restricted stock award vests in full one-year from the date of grant, subject to Mr. White’s continued services as an officer and employee of the Company on the vesting date.

On March 6, 2020, we completed the offering of $1,992,000 of the 2020 Debentures and 24,900,000 Warrants. Certain of our directors and officers participated in the offering as follows:

•	Christopher Gardner - $50,000 of 2020 Debentures and Warrants for 625,000 shares;
•	Marshall Geller - $100,000 of 2020 Debentures and Warrants for 1,250,000 shares;
•	Scott Greenburg - $20,000 of 2020 Debentures and Warrants for 250,000 shares;
•	Arthur Laffer - $80,000 of 2020 Debentures and 1,000,000 Warrants for 1,000,000 shares; and
•	Sandy Fliderman, through an entity of which he is a 51% owner and co-manager - $80,000 of 2020 Debentures and Warrants for 1,000,000 shares.

 On January 7, 2020, we granted 500,000 stock options, vesting quarterly over one year, to each of Christopher Gardner, Arthur Laffer, Marshall Geller, Howard Goldberg, and Scott Greenberg, all of whom are directors, with an exercise price of $0.0701 per share for a total price of $35,050 for each director. Also on January 7, 2020, we granted 500,000 fully vested stock options to each of Christopher Gardner, Arthur Laffer, Marshall Geller, and Howard Goldberg with an exercise price of $0.0701 per share for a total price of $35,050 for each director.

On January 7, 2020, we granted Margaret Gezerlis, our Chief Financial Officer, options for 200,000 shares of our common stock that vest quarterly over one year with an exercise price of $0.0701 per share for a total price of $13,716.

During the year ended December 31, 2019, we granted restricted stock awards to six directors of the Company for their services. The restricted stock awards vest in equal quarterly installments in 2020 subject to the directors continuing to provide services for the Company on each applicable vesting date:

Director	Shares
Christopher Gardner	240,000
Scott Greenberg	240,000
Howard Goldberg	240,000
Eugene Robin (1)	240,000
Marshall Geller	240,000
Arthur Laffer	240,000

(1) Mr. Robin resigned in September 2019 and forfeited 120,000 shares which had not vested.

In January 2018, we issued 1,749,683 shares and 1,749,683 warrants to purchase common stock at an exercise price of $0.15 per share to entities controlled by Paul Klapper, a former member of our Board, relating to a note payable conversion that took place in June 2017 prior to the time he became a director.

On February 19, 2018, we authorized a warrant reduction program (the “Program”) permitting warrant holders of our outstanding $0.15 warrants to exercise their warrants for $0.10 (the “Reduced Price”) under the terms of the Program. We received total gross proceeds of approximately $2,079,345 from the exercise of warrants under the Program at the Reduced Price. Included in the above amounts are gross proceeds of $1,205,458 from then directors including $572,000 from Carl Berg, $110,000 from Marshall Geller, $71,500 from Harvey Eisen, and $451,958 from Laurence Blickman.

On March 31, 2018, we entered into the Settlement Agreement with Paul Klapper, who was at the time a member of our Board, and certain other parties named in the Settlement Agreement. Pursuant to the terms of the Settlement Agreement, we (i) paid a total of $500,000 (the “Settlement Amount”) to a fund controlled by Paul Klapper and an additional party and (ii) issued a total of 1,000,000 shares of our common stock to  the fund and the third party (the “Settlement Shares”). The Settlement Agreement provides for the cancellation of certain revenue sharing agreements, as of March 31, 2018, between us and Mr. Klapper (or an affiliate) and the third party, and terminates our obligation to issue Mr. Klapper or affiliates warrants to purchase 3,700,000 shares of our common stock at an exercise price of $0.40 per share.  As a condition of entering into the Settlement Agreement, we accelerated the vesting of 150,000 shares of restricted common stock held by Mr. Klapper which were part of a 300,000 share grant on August 2017. Mr. Klapper joined the Board on July 14, 2017 and resigned as of March 31, 2018.

On July 31, 2018, our former director, Laurence Blickman, exercised 1,439,524 warrants held by an entity under his control at an exercise price of $0.15 per share for a total price of $215,929.

In 2017, we authorized a private placement with a maximum offering amount of $2,100,000 allowing investors to purchase units consisting of 715,000 shares of common stock and 715,000 five-year warrants exercisable at $0.15 per share. In January 2018, we approved an increase in the offering. The following directors or former directors of ours purchased the following securities in connection with the offering:

•	Carl Berg - $400,000 for 5,720,000 shares and 5,720,000 warrants;
•	Laurence Blickman $291,777 for 4,172,411 shares and 4,172,411 warrants;
•	Harvey Eisen - $50,000 for 715,000 shares and 715,000 warrants;
•	Marshall Geller - $250,000 for 3,575,000 shares and 3,575,000 warrants;
•	Howard Goldberg - $115,000 for 1,644,500 shares and 1,644,500 warrants;
•	Larry Schafran - $115,000 for 1,644,500 shares and 1,644,500 warrants (including shares issued to a member of Schafran’s household);
•	Paul Klapper - $26,000 for 371,800 shares and 371,800 warrants.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the number of shares of our common stock beneficially owned as of April 20, 2020, by (i) those persons known by us to be owners of more than 5% of its common stock, (ii) each director, (iii) our named executive officers (as disclosed in the Summary Compensation Table), and (iv) our executive officers and directors as a group. Unless otherwise specified in the notes to this table, the address for each person is: VerifyMe, Inc., 75 South Clinton Avenue, Suite 510, Rochester, New York 14604. We also have 0.85 share of Series B Convertible Preferred Stock outstanding held by the Estate of Claudio Ballard.

Beneficial Owner	Amount of Beneficial Ownership of Common Stock (1)		Percent of Common Stock Beneficially Owned (1)
Named Executive Officers:
Patrick White	9,525,000	(2)	7.8%
Sandy Fliderman	2,600,000	(3)	2.2%
Keith Goldstein	3,500,000	(4)	3.0%
Margaret Gezerlis	150,000	(5)	*

Directors:
Norman Gardner	8,964,469	(6)	7.5%
Chris Gardner	2,115,000	(7)	1.8%
Marshall Geller	11,020,000	(8)	9.2%
Howard Goldberg	4,931,755	(9)	4.2%
Scott Greenberg	865,000	(10)	*
Arthur Laffer	3,431,050	(11)	2.9%
All current directors and executive officers as a group (10 persons)	47,102,274		32.2%

5% Stockholders:
Carl Berg	11,837,500	(12)	10.3%

* indicates less than 1%

(1)	Based on 114,478,597 shares of common stock issued and outstanding as of April 20, 2020. Beneficial ownership is determined under the rules of the SEC and generally includes voting or investment power with respect to securities. A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days whether upon the exercise of options, warrants or conversion of debentures. Unless otherwise indicated in the footnotes to this table, we believe that each of the stockholders named in the table has sole voting and investment power with respect to the shares of common stock indicated as beneficially owned by them. This table does not include any unvested stock options except for those vesting within 60 days. As for the 5% stockholders, we are relying upon reports filed by each 5% stockholder with the SEC.
(2)	Includes 7,000,000 and 500,000 shares of common stock underlying stock options exercisable at $0.07 per share and $0.14 per share, respectively.
(3)	Includes 375,000 shares of common stock underlying stock options exercisable at $0.085 per share, and 1,000,000 shares of common stock underlying $80,000 of 2020 Debentures convertible at $0.08 per share and 1,000,000 shares of common stock underlying warrants exercisable at $0.15 per share held by Industry Private Capital LLC, which are beneficially owned by Mr. Fliderman. Mr. Fliderman is the majority owner and co-manager of Industry Private Capital LLC.
(4)	Includes 500,000 shares of common stock underlying stock options exercisable at $0.195 per share, 2,000,000 shares of common stock underlying stock options exercisable at $0.04 per share and 1,000,000 shares of common stock underlying stock options exercisable at $0.2102 per share held by POC Advisory Group LLC, which are beneficially owned by Mr. Goldstein. Mr. Goldstein is the managing member and primary owner of POC Advisory Group LLC.
(5)	Includes 100,000 shares of common stock underlying stock options exercisable at $0.321 per share and 50,000 shares of common stock underlying stock options exercisable at $0.0701 per share.
(6)	Includes 165,000 shares of common stock underlying stock options exercisable at $0.11 per share, 250,000 shares of common stock underlying stock options exercisable at $0.25 per share, and 4,500,000 shares of common stock underlying stock options exercisable at $0.07 per share. Does not include Mr. Gardner’s minority ownership of an entity that holds 44,820 of our common stock.
(7)	Includes 625,000 shares of common stock underlying $50,000 of 2020 Debentures convertible at $0.08 per share, 625,000 shares of common stock underlying warrants exercisable at $0.15 per share, and 625,000 shares of common stock underlying stock options exercisable at $0.0701 per share.

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(8)	Includes 625,000 shares of common stock underlying stock options exercisable at $0.0701 per share, 1,250,000 shares of common stock underlying $100,000 of 2020 Debentures convertible at $0.08 per share held by the Marshall & Patricia Geller Living Trust (the “Geller Trust”), which are beneficially owned by Mr. Geller, 1,250,000 shares of common stock underlying warrants exercisable at $0.15 per share held by the Geller Trust, 4,975,000 shares of common stock held by the Geller Trust, and 2,475,000 shares of common stock underlying warrants exercisable at $0.15 per share held by the Geller Trust. The 2020 Debentures are subject to a 4.99% beneficial ownership limitation. See “Prospectus Summary—The Private Placement.”
(9)	Includes 1,644,500 shares of common stock underlying warrants exercisable at $0.15 held by Mr. Goldberg and 625,000 shares of common stock underlying stock options exercisable at $0.0701 per share. Mr. Goldberg’s shares are held directly in a pledged account with Merrill Lynch, but as of April 20, 2020, no debt is outstanding in this account.
(10)	Includes 250,000 shares of common stock underlying $20,000 of 2020 Debentures convertible at $0.08 per share, 250,000 shares of common stock underlying warrants exercisable at $0.15 per share, and 125,000 shares of common stock underlying stock options exercisable at $0.0701 per share.
(11)	Includes 1,000,000 shares of common stock underlying $80,000 of 2020 Debentures convertible at $0.08 per share, 1,000,000 shares of common stock underlying warrants exercisable at $0.15 per share, 625,000 shares of common stock underlying stock options exercisable at $0.0701 per share, and 150,000 shares of common stock underlying stock options exercisable at $0.0805 per share.
(12)	Consists of 397,500 shares of common stock held directly by Mr. Berg and 11,440,000 shares of common stock held by Berg & Berg Enterprises, LLC (“BB”), which are beneficially owned by Mr. Berg, the managing member and primary owner of BB. The address for Mr. Berg and BB is 10050 Bandley Dr., Cupertino, CA 95014.

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DESCRIPTION OF SECURITIES

The following is a summary of our capital stock and provisions of our amended and restated articles of incorporation and amended and restated by-laws.  For more detailed information, please refer to our amended and restated articles of incorporation and amended and restated by-laws, which are filed, or incorporated by reference, as exhibits to the registration statement of which this prospectus forms a part.

Our authorized capital stock consists of 675,000,000 shares of common stock, $0.001 par value per share, and 75,000,000 shares of preferred stock, $0.001 par value per share. As of April 20, 2020, there are 114,478,597 shares of common stock outstanding, and 0.85 shares of Series B Convertible Preferred Stock outstanding, convertible into 7,222,222 shares of common stock.  Assuming the conversion of all of our preferred stock, as of April 20, 2020, we would have had outstanding, an aggregate of 121,700,819 shares of common stock, consisting of (i) 114,478,597 shares of common stock outstanding on such date and (ii) 7,222,222 shares of common stock into which all of our preferred stock outstanding as of such date would have been converted, which were held of record by one stockholder. In addition, as of April 20, 2020, there were outstanding options to purchase 22,763,529 shares of common stock, outstanding warrants to purchase 47,162,608 shares of common stock, including the Warrants, and the 2020 Debentures outstanding convertible into 24,900,000 shares assuming a $0.08 per share conversion price.

Common Stock

Holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders, and do not have cumulative voting rights.  Subject to preferences that may be applicable to any outstanding shares of preferred stock, holders of common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by our board of directors out of funds legally available for dividend payments.  All outstanding, shares of common stock are fully paid and nonassessable, and the shares of common stock to be issued upon completion of this offering will be fully paid and nonassessable.  The holders of common stock have no preferences or rights of cumulative voting, conversion, or pre-emptive or other subscription rights.  There are no redemption or sinking fund provisions applicable to the common stock.  In the event of any liquidation, dissolution or winding-up of our affairs, holders of common stock will be entitled to share ratably in any of our assets remaining after payment or provision for payment of all of our debts and obligations and after liquidation payments to holders of outstanding shares of preferred stock, if any.

Our Amended and Restated Articles of Incorporation and Amended and Restated By-Laws

Provisions of our amended and restated articles of incorporation, as amended, and our amended and restated by-laws may delay or discourage transactions involving an actual or potential change of control or change in our management, including transactions in which stockholders might otherwise receive a premium for their shares, or transactions that our stockholders might otherwise deem to be in their best interests. Therefore, these provisions could adversely affect the price of our common stock.

Board of Directors; Removal of Directors for Cause.  Our amended and restated by-laws provide for the election of directors to one-year terms at each annual meeting of the stockholders.  All directors elected to our board of directors will serve until the election and qualification of their respective successors or their earlier resignation or removal.  The board of directors is authorized to create new directorships, subject to the amended and restated articles of incorporation, and to fill such positions so created by a majority vote of the directors.  Members of the board of directors may only be removed by the affirmative vote of the holders of not less than two-thirds of the voting power of our issued and outstanding stock entitled to vote generally in the election of directors.

Advance Notice Provisions for Stockholder Proposals and Stockholder Nominations of Directors.  Our amended and restated by-laws provide that, for nominations to the board of directors or for other business to be properly brought by a stockholder before a meeting of stockholders, written notice of the nomination must be received by us not earlier than 120 days and not later than 90 days prior to the anniversary date of the immediately preceding annual meeting.  Detailed requirements as to the form of the notice and information required in the notice are specified in the amended and restated by-laws.  If it is determined that business was not properly brought before a meeting in accordance with our by-law provisions, such business will not be conducted at the meeting.

Special Meetings of Stockholders.  Special meetings of the stockholders may be called only by our chairman of the board of directors pursuant to the requirements of our amended and restated by-laws.

Blank-Check Preferred Stock.  Our board of directors will be authorized to issue, without stockholder approval, preferred stock, the rights of which will be determined at the discretion of the board of directors and that, if issued, could operate as a “poison pill” to dilute the stock ownership of a potential hostile acquirer to prevent an acquisition that our board of directors does not approve.

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Nevada Anti-Takeover Statutes

The following provisions of the Nevada Revised Statutes (“NRS”) could, if applicable, have the effect of discouraging takeovers of our company.

Transactions with Interested Stockholders. The NRS prohibits a publicly-traded Nevada company from engaging in any business combination with an interested stockholder for a period of three years following the date that the stockholder became an interested stockholder unless, prior to that date, the board of directors of the corporation approved either the business combination itself or the transaction that resulted in the stockholder becoming an interested stockholder.

An “interested stockholder” is defined as any entity or person beneficially owning, directly or indirectly, 10% or more of the outstanding voting stock of the corporation and any entity or person affiliated with, controlling, or controlled by any of these entities or persons. The definition of “business combination” is sufficiently broad to cover virtually any type of transaction that would allow a potential acquirer to use the corporation’s assets to finance the acquisition or otherwise benefit its own interests rather than the interests of the corporation and its stockholders.

In addition, business combinations that are not approved and therefore take place after the three year waiting period may also be prohibited unless approved by the board of directors and stockholders or the price to be paid by the interested stockholder is equal to the highest of (i) the highest price per share paid by the interested stockholder within the 3 years immediately preceding the date of the announcement of the business combination or in the transaction in which he or she became an interested stockholder, whichever is higher; (ii) the market value per common share on the date of announcement of the business combination or the date the interested stockholder acquired the shares, whichever is higher; or (iii) if higher for the holders of preferred stock, the highest liquidation value of the preferred stock.

Acquisition of a Controlling Interest. The NRS contains provisions governing the acquisition of a “controlling interest” and provides generally that any person that acquires 20% or more of the outstanding voting shares of an “issuing corporation,” defined as Nevada corporation that has 200 or more stockholders at least 100 of whom are Nevada residents (as set forth in the corporation’s stock ledger); and does business in Nevada directly or through an affiliated corporation, may be denied voting rights with respect to the acquired shares, unless a majority of the disinterested stockholder of the corporation elects to restore such voting rights in whole or in part.

The statute focuses on the acquisition of a “controlling interest” defined as the ownership of outstanding shares sufficient, but for the control share law, to enable the acquiring person, directly or indirectly and individually or in association with others, to exercise (i) one-fifth or more, but less than one-third; (ii) one-third or more, but less than a majority; or (iii) a majority or more of the voting power of the corporation in the election of directors.

The question of whether or not to confer voting rights may only be considered once by the stockholders and once a decision is made, it cannot be revisited. In addition, unless a corporation’s articles of incorporation or bylaws provide otherwise (i) acquired voting securities are redeemable in whole or in part by the issuing corporation at the average price paid for the securities within 30 days if the acquiring person has not given a timely information statement to the issuing corporation or if the stockholders vote not to grant voting rights to the acquiring person’s securities; and (ii) if voting rights are granted to the acquiring person, then any stockholder who voted against the grant of voting rights may demand purchase from the issuing corporation, at fair value, of all or any portion of their securities.

The provisions of this section do not apply to acquisitions made pursuant to the laws of descent and distribution, the enforcement of a judgment, or the satisfaction of a security interest, or acquisitions made in connection with certain mergers or reorganizations.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is West Coast Stock Transfer, Inc.

Reverse Stock Split

On November 19, 2019, our stockholders approved a reverse stock split within the range of 1-for-25 to 1-for-120 of our issued and outstanding shares of common stock and authorized the Board, in its discretion, for one year, to determine the final ratio, effective date, and date of filing of the certificate of amendment to our articles of incorporation, as amended, in connection with the reverse stock split. The reverse stock split will not impact the number of authorized shares of common stock which will remain at 675,000,000 shares. All option, share and per share information in this prospectus does not give effect to the reverse stock split.

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SELLING STOCKHOLDERS

This prospectus covers the resale from time to time by the selling stockholders identified in the table below of up to an aggregate of 50,760,359 shares of our common stock including (i) 24,900,000 shares of common stock issuable upon conversion of the 2020 Debentures, (ii) 24,900,000 shares of common stock that are issuable upon exercise of the Warrants, and (iii) 960,359 shares of common stock. The 2020 Debentures are subject to a conversion blocker (the “conversion blocker”) such that the each of the selling stockholders cannot convert the 2020 Debentures to the extent that the conversion would result in the selling stockholder and its affiliates holding more than 4.99% of the outstanding common stock (which the selling stockholder can increase to 9.99% upon at least 61 days prior written notice to us).

We are registering the resale shares of common stock issuable upon conversion of the 2020 Debentures and exercise of Warrants pursuant to the Securities Purchase Agreement we entered into with the selling stockholders on February 26, 2020.

Unless otherwise indicated in the footnotes below, no selling stockholder has any material relationship with us or any of our affiliates within the past three years other than as a security holder.

The table below (i) lists the selling stockholders and other information regarding the beneficial ownership (as determined in accordance with Rule 13d-3(d) promulgated by the SEC under the Exchange Act) of our common stock by each of the selling stockholders (including securities issued in transactions unrelated to the Private Placement, if any); (ii) has been prepared based upon information furnished to us by the selling stockholders; and (iii) to our knowledge, is accurate as of the date of this prospectus. The selling stockholders may sell all, some or none of their securities in this offering. The selling stockholders identified in the table below may have sold, transferred or otherwise disposed of some or all of their securities since the date of this prospectus in transactions exempt from or not subject to the registration requirements of the Securities Act. Information concerning the selling stockholders may change from time to time and, if necessary, we will amend or supplement this prospectus accordingly as required.

Selling Shareholder	Number of Shares of Common Stock Beneficially Owned Prior to this Offering (1)	Maximum Number of Shares of Common Stock to be Sold Pursuant to this Prospectus (2)	Number of Shares of Common Stock Beneficially Owned After This Offering (1)(2)		Percentage of Shares of Common Stock Beneficially Owned After this Offering (1)(2)
Alpha Capital Anstalt	7,500,000 (3)	7,500,000	0		*
Russell L. Barnes	4,429,286 (4)	2,500,000	1,929,286		1.2%
Robert Sanders Burgess	625,000 (5)	625,000	0		*
Adam Cabibi (6) †	644,775 (6)	644,775	0		*
Capital Consulting Inc.	625,000 (7)	625,000	0		*
Carter, Terry & Company (8) †	122,430 (8)	122,430	0		*
Diversity Equity Investment Fund 1, L.P. (9) †	750,000 (9)	750,000	0		*
Emerging Growth Equities, Ltd. (10) †	96,154 (10)	96,154	0		*
Bruce Evans	7,984,000 (11)	2,000,000	5,984,000	(11)	3.6%
Christopher Gardner (12)	2,115,000 (13)	1,250,000	865,000	(13)	*
Marshall & Patricia Geller Living Trust (14)	9,950,000 (15)	2,500,000	7,450,000	(15)	4.4%
Thomas J. Graf	1,250,000 (16)	1,250,000	0		*
Scott Greenberg (17)	865,000 (18)	500,000	365,000	(18)	*
Icon Asset Management LLC (19) †	500,000 (19)	500,000	0		*
Industry Private Capital LLC (20)	2,000,000 (21)	2,000,000	0		*
William Keating	250,000 (22)	250,000	0		*
Jeffrey Kobylarz	750,000 (23)	750,000	0		*

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Arthur B. Laffer (24)	3,431,050 (25)	2,000,000	1,431,050	(25)	*
LGH Investments, LLC	2,500,000 (26)	2,500,000	0		*
James P. Martin	2,500,000 (27)	2,500,000	0		*
Porter Partners, L.P.	6,250,000 (28)	6,250,000	0		*
Reims Family Trust	1,435,568 (29)	1,000,000	435,568		*
Alan Sheron	1,000,000 (30)	1,000,000	0		*
Scarsdale Equities LLC (31) †	48,000 (31)	48,000	0		*
Daniel Spine (32) †	49,000 (32)	49,000	0		*
Shield Street Capital L.L.C.	1,625,000 (33)	1,625,000	0		*
The Dugaboy Investment Trust †	5,000,000 (34)	5,000,000	0		*
Vista Capital Investments, LLC	2,500,000 (35)	2,500,000	0		*
Warberg WF VII LP	1,250,000 (36)	1,250,000	0		*
William E. Reetz	1,175,000 (37)	1,175,000	0		*

* Less than 1%.

† The selling stockholder is a broker-dealer registered under Section 15 of the Exchange Act or an affiliate of a broker-dealer registered under Section 15 of the Exchange Act.

(1)	The amounts reported by such selling stockholders are as of April 20, 2020, with percentages based on 114,478,597 shares of common stock issued and outstanding except where the selling stockholder has the right to receive shares within the next 60 days (as indicated in the other footnotes to this table), which would increase the number of shares owned by such selling stockholder and the number of shares outstanding. Under the rules of the SEC, “beneficial ownership” is deemed to include shares for which an individual, directly or indirectly, has or shares voting or dispositive power, whether or not they are held for the individual’s benefit, and includes shares that may be acquired within 60 days, including, but not limited to, the right to acquire shares upon the exercise of options, warrants or conversion of debentures. Unless otherwise indicated in the other footnotes to this table, each selling stockholder named in the table has sole voting and sole investment power with respect to the all of the shares shown as owned by the selling stockholder.
(2)	Assumes that (i) all of the securities registered by the registration statement of which this prospectus is a part, including the shares of common stock issuable upon conversion of the 2020 Debentures and full exercise of the Warrants held by such selling stockholder, are sold in this offering; (ii) the selling stockholders do not (a) sell any of the shares of common stock, if any, that have been issued to them other than those covered by this prospectus, and (b) acquire additional shares of our common stock after the date of this prospectus and prior to the completion of this offering.
(3)	Includes 3,750,000 shares of common stock issuable upon the conversion of the 2020 Debentures, except to the extent such conversion is restricted by the conversion blocker, and 3,750,000 shares of common stock issuable upon the exercise of the Warrants.
(4)	Includes 1,250,000 shares of common stock issuable upon the conversion of the 2020 Debentures, except to the extent such conversion is restricted by the conversion blocker, and 1,250,000 shares of common stock issuable upon the exercise of the Warrants.
(5)	Includes 312,500 shares of common stock issuable upon the conversion of the 2020 Debentures, except to the extent such conversion is restricted by the conversion blocker, and 312,500 shares of common stock issuable upon the exercise of the Warrants.
(6)	The selling stockholder is an affiliate of a broker-dealer that acted as placement agent in the Private Placement and received these shares as compensation in connection therewith.
(7)	Includes 312,500 shares of common stock issuable upon the conversion of the 2020 Debentures, except to the extent such conversion is restricted by the conversion blocker, and 312,500 shares of common stock issuable upon the exercise of Warrants.
(8)	The selling stockholder served as placement agent for the Company in connection with the Private Placement and received these shares as compensation in connection therewith.
(9)	The selling stockholder’s principal is an affiliate of a broker-dealer that acted as placement agent in the Private Placement. Includes 375,000 shares of common stock issuable upon the conversion of the 2020 Debentures, except to the extent such conversion is restricted by the conversion blocker, and 375,000 shares of common stock issuable upon the exercise of the Warrants.
(10)	The selling stockholder served as placement agent for the Company in connection with the Private Placement and received these shares as compensation in connection therewith.

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(11)	Includes 1,000,000 shares of common stock issuable upon the conversion of the 2020 Debentures, 1,000,000 shares of common stock issuable upon the exercise of the Warrants, and 2,359,000 shares of common stock underlying warrants exercisable at $0.15 per share that are also included in the column “Number of Shares of Common Stock Beneficially Owned After This Offering,” in each case except to the extent such conversion or exercise is restricted by the related conversion blocker.

(12)	Mr. Gardner is a director of the Company.

(13)	Includes 625,000 shares of common stock issuable upon the conversion of the 2020 Debentures, except to the extent such conversion is restricted by the conversion blocker, 625,000 shares of common stock issuable upon the exercise of the Warrants, and 625,000 shares of common stock issuable upon the exercise of stock options that are also included in the column “Number of Shares of Common Stock Beneficially Owned After This Offering.”

(14)	Marshall Geller, a director of the Company, is a beneficiary of the Marshall & Patricia Geller Living Trust. See “Security Ownership of Certain Beneficial Owners and Management” for further information regarding Mr. Geller’s security ownership.

(15)	Includes 1,250,000 shares of common stock issuable upon the conversion of the 2020 Debentures, except to the extent such conversion is restricted by the conversion blocker, 1,250,000 shares of common stock issuable upon the exercise of the Warrants, and 2,475,000 shares of common stock underlying warrants exercisable at $0.15 per share that are also included in the column “Number of Shares of Common Stock Beneficially Owned After This Offering.”

(16)	Includes 625,000 shares of common stock issuable upon the conversion of the 2020 Debentures, except to the extent such conversion is restricted by the conversion blocker, and 625,000 shares of common stock issuable upon the exercise of the Warrants.
(17)	Mr. Greenberg is a director of the Company.

(18)	Includes 250,000 shares of common stock issuable upon the conversion of the 2020 Debentures, except to the extent such conversion is restricted by the conversion blocker, 250,000 shares of common stock issuable upon exercise of the Warrants, and 125,000 shares of common stock issuable upon the exercise of stock options that are also included in the column “Number of Shares of Common Stock Beneficially Owned After This Offering.”

(19)	Includes 250,000 shares of common stock issuable upon the conversion of the 2020 Debentures, except to the extent such conversion is restricted by the conversion blocker, and 250,000 shares of common stock issuable upon the exercise of the Warrants. Adam Cabibi is the Managing Member of Icon Asset Management and is an affiliate of a broker-dealer that acted as placement agent in the Private Placement.
(20)	Sandy Fliderman, the Company’s Chief Technology Officer, is a 51% owner and co-manager of Industry Private Capital LLC. See “Security Ownership of Certain Beneficial Owners and Management” for further information regarding Mr. Fliderman’s security ownership.
(21)	Includes 1,000,000 shares of common stock issuable upon the conversion of the 2020 Debentures, except to the extent such conversion is restricted by the conversion blocker, and 1,000,000 shares of common stock issuable upon the exercise of the Warrants.
(22)	Includes 125,000 shares of common stock issuable upon the conversion of the 2020 Debentures, except to the extent such conversion is restricted by the conversion blocker, and 125,000 shares of common stock issuable upon the exercise of the Warrants.
(23)	Includes 375,000 shares of common stock issuable upon the conversion of the 2020 Debentures, except to the extent such conversion is restricted by the conversion blocker, and 375,000 shares of common stock issuable upon the exercise of the Warrants.
(24)	Mr. Laffer is a director of the Company.

(25)	Includes 1,000,000 shares of common stock issuable upon the conversion of the 2020 Debentures, except to the extent such conversion is restricted by the conversion blocker, 1,000,000 shares of common stock issuable upon the exercise of the Warrants, and 625,000 shares of common stock issuable upon the exercise of stock options that are also included in the column “Number of Shares of Common Stock Beneficially Owned After This Offering.”

(26)	Includes 1,250,000 shares of common stock issuable upon the conversion of the 2020 Debentures, except to the extent such conversion is restricted by the conversion blocker, and 1,250,000 shares of common stock issuable upon the exercise of the Warrants.
(27)	Includes 1,250,000 shares of common stock issuable upon the conversion of the 2020 Debentures, except to the extent such conversion is restricted by the conversion blocker, and 1,250,000 shares of common stock issuable upon the exercise of the Warrants.
(28)	Includes 3,125,000 shares of common stock issuable upon the conversion of the 2020 Debentures, except to the extent such conversion is restricted by the conversion blocker, and 3,125,000 shares of common stock issuable upon the exercise of the Warrants.
(29)	Includes 500,000 shares of common stock issuable upon the conversion of the 2020 Debentures, except to the extent such conversion is restricted by the conversion blocker, and 500,000 shares of common stock issuable upon the exercise of the Warrants.
(30)	Includes 500,000 shares of common stock issuable upon the conversion of the 2020 Debentures, except to the extent such conversion is restricted by the conversion blocker, and 500,000 shares of common stock issuable upon the exercise of the Warrants.
(31)	The selling stockholder is a broker-dealer that received these shares as compensation in connection with the Private Placement.
(32)	The selling stockholder is an affiliate of a broker-dealer that acted as placement agent in the Private Placement and received these shares as compensation in connection therewith.
(33)	Includes 812,500 shares of common stock issuable upon the conversion of the 2020 Debentures, except to the extent such conversion is restricted by the conversion blocker, and 812,500 shares of common stock issuable upon the exercise of the Warrants. Joshua Berkowitz is the Managing Member of Shields Street Capital L.L.C. and has voting and investment power with respect to these securities.

57

(34)	Includes 2,500,000 shares of common stock issuable upon the conversion of the 2020 Debentures, except to the extent such conversion is restricted by the conversion blocker, and 2,500,000 shares of common stock issuable upon the exercise of the Warrants.
(35)	Includes 1,250,000 shares of common stock issuable upon the conversion of the 2020 Debentures, except to the extent such conversion is restricted by the conversion blocker, and 1,250,000 shares of common stock issuable upon the exercise of the Warrants.
(36)	Includes 625,000 shares of common stock issuable upon the conversion of the 2020 Debentures, except to the extent such conversion is restricted by the conversion blocker, and 625,000 shares of common stock issuable upon the exercise of the Warrants.
(37)	Includes 587,500 shares of common stock issuable upon the conversion of the 2020 Debentures, except to the extent such conversion is restricted by the conversion blocker, and 587,500 shares of common stock issuable upon the exercise of the Warrants.

58

PLAN OF DISTRIBUTION

The selling stockholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest, selling shares of common stock or interests in shares of common stock received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The selling stockholders may use any one or more of the following methods when disposing of shares or interests therein:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•	an exchange distribution in accordance with the rules of the applicable exchange;
•	privately negotiated transactions;
•	short sales effected after the date the registration statement of which this prospectus is a part is declared effective by the SEC;
•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;
•	the in-kind distribution of the shares by an investment fund to its limited partners, members or other equity holders;
•	a combination of any such methods of sale; and
•	any other method permitted by applicable law.

The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of our common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. To the extent permitted by applicable securities laws, the selling stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the selling stockholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. Each of the selling stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering except proceeds from the exercise of the Warrants.

The selling stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule.

The selling stockholders and any underwriters, broker-dealers or agents that participate in the sale of the common stock or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling stockholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

To the extent required, the shares of our common stock to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

59

In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates. In addition, to the extent applicable we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

LEGAL MATTERS

Certain legal matters in connection with the securities offered by this prospectus have been passed upon for the Company by Harter Secrest & Emery LLP, Rochester, New York.

EXPERTS

Our financial statements as of December 31, 2019 and December 31, 2018 have been included in reliance on the report of MaloneBailey, LLP, an independent registered public accounting firm.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act, with respect to the shares of common stock being offered by this prospectus. This prospectus does not contain all of the information in the registration statement and its exhibits. For further information with respect to us and the common stock offered by this prospectus, we refer you to the registration statement and its exhibits. Statements contained in this prospectus as to the contents of any contract or any other document referred to are not necessarily complete, and in each instance, we refer you to the copy of the contract or other document filed as an exhibit to the registration statement. Each of these statements is qualified in all respects by this reference. All filings we make with the SEC are available on the SEC’s web site at www.sec.gov. You may also request a copy of these filings, at no cost, by writing us at 75 S. Clinton Ave., Suite 510, Rochester, New York 14604 or contacting us at (585) 736-9400.

We are subject to the periodic reporting requirements of the Exchange Act, and we will file periodic reports, proxy statements and other information with the SEC. These periodic reports, proxy statements and other information are available on the website of the SEC referred to above. We maintain a website at www.verifyme.com. You may access our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act with the SEC free of charge or at our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. We have not incorporated by reference into this prospectus the information contained in, or that can be accessed through, our website, and you should not consider it to be a part of this prospectus.

60

INDEX TO FINANCIAL STATEMENTS

VERIFYME, INC.

Financial Statements

For the Fiscal Years Ended December 31, 2019 and 2018

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Board of Directors of

VerifyMe, Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of VerifyMe, Inc. (the “Company”) as of December 31, 2019 and 2018, and the related statements of operations, stockholders’ equity (deficit), and cash flows for the years then ended, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2019 and 2018, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Going Concern Matter

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered recurring losses from operations and has a negative cash flows from operations that raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ MaloneBailey, LLP

www.malonebailey.com

We have served as the Company's auditor since 2018.

Houston, Texas

March 9, 2020, except for Note 13 as to which the date is May 1, 2020

F-2

VerifyMe, Inc.

Balance Sheets

	As of
	December 31, 2019	December 31, 2018

ASSETS

CURRENT ASSETS
Cash and cash equivalents	$252,766	$1,673,201
Accounts Receivable	81,113	30,373
Deposits on Equipment	51,494	-
Prepaid expenses and other current assets	31,801	25,781
Inventory	30,158	41,982
TOTAL CURRENT ASSETS	447,332	1,771,337

PROPERTY AND EQUIPMENT
Equipment for lease, net	177,021	-

INTANGIBLE ASSETS
Patents and Trademarks, net of accumulated amortization of
$292,587 and $258,294 as of December 31, 2019 and December 31, 2018	218,570	209,049
Capitalized Software Costs, net of accumulated amortization of $0
and $0 as of December 31, 2019 and December 31, 2018	100,231	70,231
TOTAL ASSETS	$943,154	$2,050,617

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES
Convertible Debt, net of unamortized debt discount	$297,997	$-
Derivative Liability	171,499	-
Accounts payable and other accrued expenses	422,297	411,211
Accrued Payroll	119,041	69,041
TOTAL CURRENT LIABILITIES	1,010,834	480,252

STOCKHOLDERS' EQUITY(DEFICIT)
Series A Convertible Preferred Stock, $.001 par value, 37,564,767 shares authorized; 0 shares issued and outstanding as of December 31, 2019 and
304,778 shares issued and outstanding as of December 31, 2018	-	305

Series B Convertible Preferred Stock, $.001 par value; 85 shares
authorized; 0.85 shares issued and outstanding as of December 31, 2019 and	-	-
December 31, 2018

Common stock of $.001 par value; 675,000,000 authorized; 111,893,779 and 102,553,706 issued, 111,543,239 and 102,203,166 shares outstanding as of December 31, 2019 and December 31, 2018	111,544	102,203

Additional paid in capital	61,705,514	60,844,796

Treasury stock as cost (350,540 shares at December 31, 2019 and December 31, 2018)	(113,389)	(113,389)

Accumulated deficit	(61,771,349)	(59,263,550)

STOCKHOLDERS' EQUITY (DEFICIT)	(67,680)	1,570,365

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)	$943,154	$2,050,617

The accompanying notes are an integral part of these financial statements.

F-3

VerifyMe, Inc.
Statements of Operations

	Year Ended
	December 31, 2019	December 31, 2018

NET REVENUE
Sales	$244,748	$74,884

COST OF SALES	45,059	28,802

GROSS PROFIT	199,689	46,082

OPERATING EXPENSES
General and administrative (a)	1,358,748	1,585,329
Legal and accounting	246,255	416,772
Payroll expenses (a)	469,031	316,837
Research and development	5,119	187,655
Sales and marketing (a)	553,109	135,290
Total Operating expenses	2,632,262	2,641,883

LOSS BEFORE OTHER INCOME (EXPENSE)	(2,432,573)	(2,595,801)

OTHER (EXPENSE) INCOME
Interest income (expenses), net	(96,891)	6,664
Change in fair value of embedded derivative	21,665	-
Gain on derecognition of note payable and accrued interest	-	83,667
Settlement agreement with shareholders	-	(779,000)
Gain on accounts payable forgiveness	-	352,008
	(75,226)	(336,661)

NET LOSS	$(2,507,799)	$(2,932,462)

LOSS PER SHARE
BASIC	$(0.02)	$(0.03)
DILUTED	$(0.02)	$(0.03)

WEIGHTED AVERAGE COMMON SHARE OUTSTANDING
BASIC	107,455,581	93,851,170
DILUTED	107,455,581	93,851,170

(a)	Includes share-based compensation of $799,654 and $828,203 for the year ended December 31, 2019 and 2018, respectively

The accompanying notes are an integral part of these financial statements.

F-4

VerifyMe, Inc.
Statements of Cash Flows

	Year Ended
	December 31, 2019	December 31, 2018
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(2,507,799)	$(2,932,462)
Adjustments to reconcile net loss to net cash used in
operating activities:
Stock based compensation	138,442	44,120
Fair value of options in exchange for services	422,682	329,193
Fair value of restricted stock and restricted stock units issued in exchange for services	238,530	454,890
Gain on accounts payable forgiveness	-	(352,008)
Share-based payment for settlement agreement with shareholders	-	279,000
Gain on derecognition of note payable and accrued interest	-	(83,667)
Amortization of debt discount	99,954	-
Change in Fair Value of Embedded Derivative	(21,665)	-
Amortization and depreciation	34,294	20,963
Changes in operating assets and liabilities:
Accounts Receivable	(50,740)	(30,373)
Inventory	11,824	(41,982)
Prepaid expenses and other current assets	(6,020)	(7,113)
Accounts payable and accrued expenses	61,086	(57,275)
Net cash used in operating activities	(1,579,412)	(2,376,714)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of Patents and Trademarks	(43,815)	(38,505)
Purchase of Equipment for lease	(177,021)	-
Deposits on Equipment	(51,494)	-
Capitalized Software Costs	(30,000)	(70,231)
Net cash used in investing activities	(302,330)	(108,736)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from convertible debt, net of costs	461,307	-
Proceeds from exercise of warrants	-	2,312,005
Proceeds from sale of common stock	-	1,153,645

Net cash provided by financing activities	461,307	3,465,650

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(1,420,435)	980,200
CASH AND CASH EQUIVALENTS - BEGINNING OF PERIOD	1,673,201	693,001

CASH AND CASH EQUIVALENTS - END OF PERIOD	$252,766	$1,673,201

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid during the period for:
Interest	$-	$-
Income taxes	$-	$-

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES

Series A Convertible Preferred Stock converted to common stock	$6,096	$400
Series B Convertible Preferred Stock converted to common stock	$-	$599
Cashless Exercise of Stock Options	$-	$4,028
Cashless Exercise of Warrants	$72	$183
Common Stock issued in relation to convertible debt	$70,100	$-
Recognition of embedded derivative liability recorded as debt discount	$193,164	$-
Common Stock and Warrants Issued for Common Stock Payable	$-	$122,478

The accompanying notes are an integral part of these financial statements.

F-5

VerifyMe, Inc.

Statements of Stockholders' Equity (Deficit)

	Series A		Series B
	Convertible		Convertible
	Preferred		Preferred		Common
	Stock		Stock		Stock		Additional
	Number of		Number of		Number of		Paid-In	Treasury	Accumulated
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Stock	Deficit	Total
Balance at December 31, 2017	324,778	325	0.92	-	53,523,332	53,522	56,198,126	(113,389)	(56,331,088)	(192,504)
Conversion of Series A Convertible Preferred Stock	(20,000)	(20)	-	-	400,000	400	(380)	-	-	-
Conversion of Series B Convertible Preferred Stock	-	-	(0.07)	-	599,362	599	(599)	-	-	-
Sale of common stock	-	-	-	-	15,906,168	15,906	1,137,739	-	-	1,153,645
Settlement Agreement	-	-	-	-	1,000,000	1,000	278,000	-	-	279,000
Conversion of notes payable	-	-	-	-	1,749,683	1,750	120,728	-	-	122,478
Cash Exercise of Warrants	-	-	-	-	22,432,184	22,432	2,289,573	-	-	2,312,005
Cashless Exercise of Warrants	-	-	-	-	182,659	183	(183)	-	-	-
Cashless Exercise of Stock Options		-	-	-	4,027,778	4,028	(4,028)	-	-	-
Fair value of stock option	-	-	-	-	-	-	329,193	-	-	329,193
Restricted Stock awards and Restricted Stock Units	-	-	-	-	2,212,500	2,213	452,677	-	-	454,890
Common stock and warrants issued for services	-	-	-	-	169,500	170	43,950			44,120
Warrant Forfeiture							-			-
Net loss	-	-	-	-	-	-	-	-	(2,932,462)	(2,932,462)
Balance at December 31, 2018	304,778	305	0.85	-	102,203,166	102,203	60,844,796	(113,389)	(59,263,550)	1,570,365

	Series A		Series B
	Convertible		Convertible
	Preferred		Preferred		Common
	Stock		Stock		Stock		Additional
	Number of		Number of		Number of		Paid-In	Treasury	Accumulated
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Stock	Deficit	Total

Balance at December 31, 2018	304,778	305	0.85	-	102,203,166	102,203	60,844,796	(113,389)	(59,263,550)	1,570,365
Conversion of Series A Convertible Preferred Stock	(304,778)	(305)	-	-	6,095,569	6,096	(5,791)	-	-	-
Cashless Exercise of Warrants					71,774	72	(72)	-	-	-
Fair value of stock options	-	-	-	-	-	-	422,682	-	-	422,682
Restricted Stock awards	-	-	-	-	1,000,000	1,000	237,530	-	-	238,530
Common stock issued for services	-	-	-	-	1,172,730	1,173	137,269	-	-	138,442
Common stock issued in relation to bridge financing	-	-	-	-	1,000,000	1,000	69,100	-	-	70,100
Net loss	-	-	-	-	-	-	-	-	(2,507,799)	(2,507,799)
Balance at December 31, 2019	-	-	0.85	-	111,543,239	111,544	61,705,514	(113,389)	(61,771,349)	(67,680)

The accompanying notes are an integral part of these financial statements.

F-6

VerifyMe, Inc.

Notes to the Financial Statements

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Business

The Company was incorporated in the State of Nevada on November 10, 1999. The Company is based in Rochester, New York and its common stock, par value $0.001 per share, is traded on the over-the-counter market and quoted on the OTCQB.

The Company is a technology solutions provider specializing in brand protection functions such as counterfeit prevention, authentication, serialization, track and trace features for labels, packaging and products. Leveraging the Company’s covert luminescent pigment, RainbowSecure®, which the Company began commercializing in 2018, it has also developed the patent pending VeriPAS™ software system in 2018, which covertly and overtly serializes products to track a product’s “life cycle” for brand owners. We believe VeriPAS™ is the only invisible covert serialization and authentication solution deployed through variable digital printing on HP Indigo printing systems with a smartphone tracking and authentication system. VeriPAS™ is capable of fluorescing, decoding, and verifying invisible RainbowSecure® codes in the field – designed to allow investigators to quickly and efficiently authenticate product throughout the distribution chain, including warehouses, ports of entry, retail locations, and product purchased over the internet for inspection and investigative actions. This technology is coupled with a secure cloud based track and trace software engine which allows brands and investigators to see where products originate and where they are deployed with geo location mapping and intelligent programable alerts. Brand owners access the VeriPAS™ software over the internet. Brand owners can then set rules of engagement, establish marketing programs for customer engagement and control, and monitor and protect their products “life cycle.” The Company has not yet derived any revenue from the VeriPAS™ software system and has derived minimal revenue from the sale of our RainbowSecure® technology.

The Company’s activities are subject to significant risks and uncertainties, including the need to secure additional funding for working capital and to further develop the Company’s intellectual property.

Basis of Presentation

The accompanying financial statements are presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

Fair Value of Financial Instruments

The Company’s financial instruments consist of accounts receivable, accounts payable and accrued expenses, secured convertible debentures, embedded derivative liability and warrant liability. The carrying value of accounts receivable, accounts payable and accrued expenses approximate their fair value because of their short maturities.  The Company believes the carrying amount of its notes payable approximate fair value based on rates and other terms currently available to the Company for similar debt instruments.

F-7

VerifyMe, Inc.

Notes to the Financial Statements

The Company follows FASB ASC 820, “Fair Value Measurements and Disclosures,” and applies it to all assets and liabilities that are being measured and reported on a fair value basis. The statement requires that assets and liabilities carried at fair value will be classified and disclosed in one of the following three categories:

Level 1: Quoted market prices in active markets for identical assets or liabilities

Level 2: Observable market-based inputs or unobservable inputs that are corroborated by market data

Level 3: Unobservable inputs that are not corroborated by market data

The level in the fair value within which a fair value measurement falls is based on the lowest level input that is significant to the fair value measurement in its entirety.

Cash and Cash Equivalents

For purposes of reporting cash flows, the Company considers all cash accounts, which are not subject to withdrawal restrictions or penalties, and certificates of deposit and commercial paper with original maturities of 90 days or less to be cash or cash equivalents.

Accounts Receivable

Trade accounts receivable are periodically evaluated for collectability based on past credit history with customers and their current financial condition. Bad debts expense or write offs of receivables are determined on the basis of loss experience, known and inherent risks in the receivable portfolio and current economic conditions. If the financial condition of the Company’s customers were to deteriorate, resulting in an impairment of their ability to make payments, such allowances may be required. The Company recognized $0 and $0 for allowance for doubtful accounts as of December 31, 2019 and 2018, respectively.

Concentration of Credit Risk Involving Cash and Cash Equivalents

The Company’s cash and cash equivalents are held at one financial institution. At times, the Company’s deposits may exceed Federal Deposit Insurance Corporation (FDIC) coverage limits. The Company has not experienced any losses from maintaining cash accounts in excess of federally insured limits.

Inventory

Inventory principally consists of canisters and pigments and is stated at the lower of cost (determined by the first-in, first-out method) or net realizable value.

F-8

VerifyMe, Inc.

Notes to the Financial Statements

Patents and Trademarks

Our current patent and trademark portfolios consist of 9 granted US patents and one granted European patent validated in four countries, four pending US and foreign patent applications, four registered US trademarks, one EU foreign registration one and Colombian foreign registration, and seven pending US and foreign trademark applications. Our registered patents expire between the years 2019 and 2033. Costs associated with the registration and legal defense of the patents have been capitalized and are amortized on a straight-line basis over the estimated lives of the patents which were determined to be 17 to 19 years.

Equipment for Lease

Equipment for lease principally consists of costs associated with the development, certification and production of the VerifyMe Beeper and the VeriPAS™ Smartphone Authenticator technology. These technologies are leased to customers typically for a period of one year in length with automatically renewable leases cancellable by either party by written notice provided 90 days in advance. We examined the effect of ASU No. 2016-02- “Lease (Topic 842)” and determined the impact is not material. Our policy is to capitalize the costs related to this equipment and depreciate on a straight-line basis over the estimated lives of the equipment which was determined to be 5 years. As the equipment became available at the end of 2019, there is $0 depreciation for each of the years ended December 31, 2019 and 2018, respectively.

Capitalized Software

Costs incurred in connection with the development of software related to our proprietary digital products are accounted for in accordance with the Financial Accounting Standards Board Accounting Standards Codification ("ASC") 985 “Costs of Software to Be Sold, Leased or Marketed.” Costs incurred prior to the establishment of technological feasibility are charged to research and development expense. Software development costs are capitalized after a product is determined to be technologically feasible and is in the process of being developed for market. Amortization of capitalized software development costs begins once the product is available to the market which started in January 2020. Capitalized software development costs are amortized over the estimated life of the related product, generally five years, using the straight-line method. The Company will evaluate its software assets for impairment whenever events or change in circumstances indicate that the carrying amount of such assets may not be recoverable. During the years ended December 31, 2019 and 2018, the Company capitalized $30,000 and $70,231, respectively, for capitalized software. As the capitalized software became available at the beginning of 2020, there is $0 amortization for each of the years ended December 31, 2019 and 2018.

Long-Lived Assets

The Company evaluates the recoverability of its long-lived assets in accordance with ASC 360 “Property, Plant, and Equipment.” The Company reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of long-lived assets are measured by a comparison of the carrying amount of an asset to future cash flows expected to be generated by the asset, undiscounted and without interest or independent appraisals. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the asset exceeds the fair value of the assets.

Related Parties

Related parties, which can be a corporation or individual, are considered to be related if the Company has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operational decisions. Companies are also considered to be related if they are subject to common control or common significant influence. During the year ended December 31, 2019, the Company did not incur any charges related to related parties. During the year ended December 31, 2018, the Company incurred $30,000 related to consulting services performed by a then Director of the Board included in general and administrative on the Statement of Operations.

Derivative Instruments

The Company evaluates its convertible debt, preferred stock, warrants or other contracts to determine if those contracts or embedded components of those contracts qualify as derivatives to be separately accounted for in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 480, “Distinguish by Liabilities from Equity” (FASB ASC 480), and FASB ASC 815, “Derivatives and Hedging” (“FASB ASC 815”). The result of this accounting treatment is that the fair value of the embedded derivative, if required to be bifurcated, is marked-to-market at each balance sheet date and recorded as a liability. The change in fair value is recorded in the Statement of Operations as a component of other income or expense. Upon conversion or exercise of a derivative instrument, the instrument is marked to fair value at the conversion date and then that fair value is reclassified to equity.

F-9

VerifyMe, Inc.

Notes to the Financial Statements

In circumstances where the embedded conversion option in a convertible instrument is required to be bifurcated and there are also other embedded derivative instruments in the convertible instrument that are required to be bifurcated, the bifurcated derivative instruments are accounted for as a single, compound derivative instrument.

The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is re-assessed at the end of each reporting period. Equity instruments that are initially classified as equity that become subject to reclassification are reclassified as liabilities at the fair value of the instrument on the reclassification date. Derivative instrument liabilities will be classified in the balance sheet as current or non-current based on whether net-cash settlement of the derivative instrument is expected within 12 months of the balance sheet date.

In connection with issuance of the Debentures, described in Note 5 – Convertible Debt, if any portion of the Debentures are outstanding on the 181st calendar day after the Effective Date, the Company could become contingently obligated to issue shares potentially in excess of its authorized share limit. Consequently, the ability to settle these obligations with shares would be unavailable causing these and other share-settled obligations to potentially be settled in cash. The Company applies a sequencing policy regarding share settlement wherein equity-linked financial instruments with the earliest issuance date would be settled first. Thus, all equity-linked financial instruments, which are convertible or exercisable into common stock, issued concurrent or subsequent to the Debentures are classified as derivative liabilities, with the exception of instruments related to employee share-based compensation.

Sequencing

As of September 19, 2019, the Company adopted a sequencing policy whereby all equity-linked instruments issued prior to the closing of the $600,000 secured convertible Debentures on September 19, 2019 may be classified as equity and all future equity-linked instruments may be classified as a derivative liability with the exception of instruments related to share-based compensation issued to employees or directors.

Revenue Recognition

The Company accounts for revenues according to ASC Topic 606, “Revenue from Contracts with Customers” which establishes principles for reporting information about the nature, amount, timing and uncertainty of revenue and cash flows arising from the entity's contracts to provide goods or services to customers.

The Company applies the following five steps in order to determine the appropriate amount of revenue to be recognized as it fulfills its obligations under each of its agreements:

•	identify the contract with a customer;
•	identify the performance obligations in the contract;
•	determine the transaction price;
•	allocate the transaction price to performance obligations in the contract; and
•	recognize revenue as the performance obligation is satisfied.

During the year ended December 31, 2019, the Company’s revenues were primarily made up of revenue generated from printing labels with the Company’s technology.

Income Taxes

The Company follows FASB ASC 740, “Income Taxes,” when accounting for income taxes, which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed annually for temporary differences between the financial statements and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense is the tax payable or refundable for the period plus or minus the change during the period in deferred tax assets and liabilities. Tax years from 2015 through 2018 remain subject to examination by major tax jurisdictions.

F-10

VerifyMe, Inc.

Notes to the Financial Statements

Stock-based Compensation

The Company accounts for stock-based compensation under the provisions of FASB ASC 718, “Compensation—Stock Compensation”, which requires the measurement and recognition of compensation expense for all stock-based awards made to employees and directors based on estimated fair values on the grant date. The Company estimates the fair value of stock-based awards on the date of grant using the Black-Scholes model. The value of the portion of the award that is ultimately expected to vest is recognized as expense over the requisite service periods using the straight-line method.

The Company accounts for stock-based compensation awards to non-employees in accordance with ASU No. 2018-07, Compensation – Stock Based Compensation (Topic 718): Improvements to Nonemployee Share-Based Payment Accounting (“ASU 2018-07”), which aligns accounting for share-based payments issued to nonemployees to that of employees under the existing guidance of Topic 718, with certain exceptions. This update supersedes previous guidance for equity-based payments to nonemployees under Subtopic 505-50, Equity – Equity-Based Payments to Non-Employees.

All issuances of stock options or other equity instruments to non-employees as consideration for goods or services received by the Company are accounted for based on the fair value of the equity instruments issued. Non-employee equity-based payments are recorded as an expense over the service period, as if the Company had paid cash for the services. At the end of each financial reporting period, prior to vesting or prior to the completion of the services, the fair value of the equity-based payments will be re-measured and the non-cash expense recognized during the period will be adjusted accordingly. Since the fair value of equity-based payments granted to non-employees is subject to change in the future, the amount of the future expense will include fair value re-measurements until the equity-based payments are fully vested or the service completed.

Advertising Costs

Advertising costs are expensed as incurred. Advertising costs were approximately $6,125 and $3,987 for the years ended December 31, 2019 and 2018, respectively, and are included in Sales and Marketing on the Statement of Operations.

Research and Development Costs

In accordance with FASB ASC 730, research and development costs are expensed when incurred. Research and development costs for the years ended December 31, 2019 and 2018 were $5,119 and $187,655, respectively.

Basic and Diluted Net Income per Share of Common Stock

The Company follows FASB ASC 260, “Earnings Per Share,” when reporting Earnings Per Share resulting in the presentation of basic and diluted earnings per share.  Because the Company reported a net loss for each of the years presented, common stock equivalents, including preferred stock, stock options and warrants were anti-dilutive; therefore, the amounts reported for basic and diluted loss per share were the same.

For the years ended December 31, 2019 and 2018, there were shares potentially issuable, that could dilute basic earnings per share in the future that were excluded from the calculation of diluted earnings per share because their inclusion would have been anti-dilutive to the Company’s losses during the years presented.

For the year ended December 31, 2019 there were approximately 51,099,000 anti-dilutive shares consisting of 21,963,000 anti-dilutive shares relating to warrants, 17,914,000 relating to options, 7,222,000 relating to preferred share agreements and 4,000,000 relating to convertible debentures.  For the year ended December 31, 2018 there were approximately 54,173,000 anti-dilutive shares consisting of 22,241,000 anti-dilutive shares relating to warrants, 18,614,000 relating to options and 13,318,000 relating to preferred share agreements.

F-11

VerifyMe, Inc.

Notes to the Financial Statements

Recently Adopted Accounting Pronouncements

Effective January 1, 2019, the Company adopted ASU No. 2018-07, Compensation – Stock Based Compensation (Topic 718): Improvements to Nonemployee Share-Based Payment Accounting (“ASU 2018-07”), which aligns accounting for share-based payments issued to nonemployees to that of employees under the existing guidance of Topic 718, with certain exceptions. This update supersedes previous guidance for equity-based payments to nonemployees under Subtopic 505-50, Equity – Equity-Based Payments to Non-Employees. The adoption of ASU 2018-07 did not have a material impact on the Company’s financial statements.

Effective January 1, 2019, the Company adopted ASU No. 2016-02 – “Lease (Topic 842)” and the series of related Accounting Standards Updates that followed (collectively referred to as “Topic 842”) using the modified retrospective approach. The adoption of Topic 842 did not have a material impact on the Company’s financial statements.

Going Concern

The Company has suffered recurring losses from operations and negative cash flows from operations. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. In order to continue as a going concern, develop a reliable source of revenues, and achieve a profitable level of operations the Company will need, among other things, additional capital resources. Management's plans to continue as a going concern include raising additional capital through increased sales of product and raising additional capital through incurrence of debt and the sale of our common stock and other equity securities. The Company’s business plans are dependent on the ability to raise capital through private placements of the Company’s common stock and/or preferred stock, through the possible exercise of outstanding options and warrants, through debt financing and/or through the future public offerings of our securities. However, management cannot provide any assurances that the Company will be successful in accomplishing any of its plans. The Company needs to raise additional funds in the future in order to remain operational past that date.

F-12

VerifyMe, Inc.

Notes to the Financial Statements

NOTE 2 – EQUIPMENT FOR LEASE

During the years ended December 31, 2019 and 2018, the Company capitalized $177,021 and $0, respectively, in connection with the certification and production of the VerifyMe Beeper and the VeriPAS™ Smartphone Authenticator technology. The Company will depreciate the equipment for lease over its useful life of five years. As the equipment became available at the end of 2019, there is $0 depreciation for each of the years ended December 31, 2019 and 2018, respectively.

NOTE 3 – PATENTS AND TRADEMARKS

During the years ended December 31, 2019 and 2018, the Company capitalized $43,815 and $38,505, respectively, for patent costs and trademarks. Amortization and impairment expense for patents and trademarks was $34,294 and $20,963 for the years ended December 31, 2019 and 2018, respectively.

NOTE 4 – INCOME TAXES

The reconciliation of income tax expense computed at the U.S. federal statutory rate to the income tax provision for the years ended December 31, 2019 and 2018 is as follows (in thousands):

	Year Ended December 31
US	2019	2018

Income before income taxes	$(2,508)	$(2,932)
Taxes under statutory US tax rates	(527)	(616)
Increase (decrease) in taxes resulting from:
Increase (decrease) in valuation allowance	529	(92)
All other	72	857
State taxes	(74)	(149)
Income tax expense	$-	$-

The increase in the Company's net increase in the valuation allowance was caused by continued net operating losses from ongoing operations.

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and amounts used for income tax purposes. Significant components of the Company's deferred tax assets and liabilities consist of the following (in thousands):

	December 31,
	2019	2018
US
Net operating loss	$8,545	$8,316
Share based compensation	725	447
Reserves and accruals	2	(21)
Gross deferred tax assets	9,272	8,742

Less valuation allowance	(9,272)	(8,742)
Total deferred tax assets	-	-

Deferred tax liabilities:
Total deferred tax liabilities	-	-
Net deferred tax assets / (liabilities)	$-	$-

F-13

VerifyMe, Inc.

Notes to the Financial Statements

As of December 31, 2019, the Company had federal and state net operating loss carry forwards of $37.8 million and $11.4 million, respectively that may be offset against future taxable income, subject to limitation under IRC Section 382, which begin to expire in 2020.  No tax benefit has been reported in the December 31, 2019 or 2018 financial statements due to the uncertainty surrounding the realizability of the benefit, based on a more likely than not criteria and in consideration of available positive and negative evidence.

Utilization of the net operating losses (NOL) carryforwards may be subject to a substantial annual limitation due to ownership change limitations that may have occurred or that could occur in the future, as required by Section 382 of the Internal Revenue Code (IRC) of 1986, as amended (the Code), as well as similar state provisions. These ownership changes may limit the amount of NOL carryforwards that can be utilized annually to offset future taxable income. In general, an “ownership change” as defined by Section 382 of the Code results from a transaction or series of transactions over a three-year period resulting in an ownership change of more than 50 percentage points of the outstanding stock of a company by certain stockholders. At the time of closing the books, the Company had not yet completed a study to determine the extent of the limitation.

The Company applied the "more-likely-than-not" recognition threshold to all tax positions taken or expected to be taken in a tax return, which resulted in no unrecognized tax benefits as of December 31, 2019 and December 31, 2018, respectively.

The Company’s practice is to recognize interest and/or penalties related to income tax matters in income tax expense. The Company had no accrual for interest and penalties on the balance sheets and has not recognized interest and/or penalties in the statements of operations and comprehensive loss for the years ended December 31, 2019 and 2018.

The Company is subject to taxation in the United States and various state jurisdictions. The Company’s tax years from inception are subject to examination by the United States and state taxing authorities due to the carryforward of unutilized NOLs.

On December 22, 2017, the United States enacted significant changes to the U.S. tax law following the passage and signing of H.R.1, “An Act to Provide for Reconciliation Pursuant to Titles II and V of the Concurrent Resolution on the Budget for Fiscal Year 2018” (the “Tax Act”) (previously known as “The Tax Cuts and Jobs Act”).  The Tax Act significantly revised the U.S. corporate income tax regime by, among other things, lowering the corporate tax rate from 35% to 21%.  The Tax Act reduced the U.S. corporate income tax rate reduction to 21% becomes effective January 1, 2018. The Company re-measured its deferred tax assets and liabilities as of December 31, 2017, applying the reduced corporate income tax rate and recorded a provisional decrease to the deferred tax assets and liabilities of $6.2 million, with a corresponding adjustment to the valuation allowance.

There are no taxes payable as of December 31, 2019 or December 31, 2018.

NOTE 5- CONVERTIBLE DEBT

December 31, 2019
Convertible Debentures, due September 18, 2020:
Principal value	$600,000
Debt discount	(401,957)
Amortization of Debt Discount	99,954
Carrying value of convertible notes	297,997
Total short-term carrying value of Convertible Debentures	$297,997

Embedded Derivative Liability:
Fair value of derivative liability, December 31, 2018	$-
Fair value of derivative liability at issuance recorded as debt Discount	193,164
Change in fair value of derivative liability	(21,665)
Fair value of derivative liability, December 31, 2019	$171,499

F-14

VerifyMe, Inc.

Notes to the Financial Statements

On September 19, 2019, we completed the closing of $600,000 of secured convertible Debentures (the “Debentures”) for gross proceeds of $540,000 after original issue discounts. As of September 18, 2019 (the “Effective Date”), we entered into two substantially identical securities purchase agreements (the “Securities Purchase Agreements”) with two purchasers (the “Purchasers”), which provided for the issuance of up to an aggregate of $1.2 million in principal amount of Debentures (the “Bridge Financing”) of which the first tranche of $600,000 has been issued. The Securities Purchase Agreements provided for the issuance of the Debentures due one year from the dates of issuance in two $600,000 tranches: the first tranche as described above, and the second tranche, at the discretion of the Purchasers and us, to occur any time after November 17, 2019. If, at any time after November 17, 2019, the Purchasers elect not to consummate the closing of the second tranche, then we may raise up to $600,000 from additional investors (including our affiliates) who will have a security interest on a pari passu basis with the Purchasers in the first tranche, so long as such investors agree not to convert the securities received until the Purchasers in the first tranche have completely converted the Debentures or been fully repaid.

In connection with the Bridge Financing, each of the Purchasers received commitment fees of $5,000 and 500,000 restricted shares (the “Commitment Shares”) of our common stock. The placement agent for the Debentures received a cash fee of 8% of the gross proceeds received at each closing and is entitled to receive 300,000 warrants convertible to 300,000 shares of common stock with an exercise price of $0.15 for a five- year term.

The first tranche of the Debentures will mature on September 18, 2020, and may be redeemed by us prior to the maturity date as described below. All unpaid principal due and payable on the maturity date will be paid in the form of common stock. Any principal or interest that is due under each of the Debentures, which is not paid by the respective maturity date, will bear interest at the rate of 18% per annum until it is satisfied in full.

The Debentures are senior secured obligations secured pursuant to the terms of security agreements dated as of September 18, 2019 (the “Security Agreements”) by all of the Company’s assets.

Each Purchaser is entitled, at any time, to convert all or any portion of the outstanding principal amount of its Debenture(s) plus any accrued interest into restricted shares of common stock. If we consummate a public offering within 180 calendar days of the Effective Date, then the conversion price will be the lesser of (a) $0.15 or (b) 70% multiplied of the price per share of the common stock we issue in the public offering (the “QPI Discounted Price”), subject to further adjustment as provided in the Debenture as well as subject in each case to equitable adjustments resulting from any stock splits, stock dividends, recapitalizations or similar events. Further, if we consummate a public offering of common stock which results in us receiving gross proceeds of at least $5 million within 180 calendar days of the Effective Date then we are obligated to repay the outstanding amounts owed under the Debentures, to the extent they are not converted and including the applicable redemption premium then in effect, within three days of consummation of such an offering.

If any portion of the Debentures are outstanding on the 181st calendar day after the Effective Date, then the conversion price shall equal the lesser of (a) $0.15, (b) the QPI Discounted Price, or (c) 70% of the lowest volume-weighted average price (as reported by Bloomberg LP) of the common stock on any trading day during the 20 trading days immediately preceding the date of conversion of the Debenture (provided, further, that if either we are not DWAC operational at the time of conversion, the common stock is traded on the OTC Pink at the time of conversion, or the conversion price is less than $0.01 per share, then 70% will automatically adjust to 60%).

The Debentures are subject to a “conversion blocker” such that the each of the Purchasers cannot convert the Debentures to the extent that the conversion would result in the Purchaser and its affiliates holding more than 4.99% of the outstanding common stock (which the Purchaser can increase to 9.99% upon at least 61 days prior written notice to us).

So long as no event of default has occurred and is continuing under the Debentures, we may at our option call for redemption all or part of the Debentures prior to the maturity date, upon not more than two calendar days written notice, for an amount equal to: (i) if the redemption date is 90 calendar days or less from the date of issuance of the Debentures, 110% of the sum of the principal amount; (ii) if the redemption date is greater than or equal to 91 calendar days from the date of issuance of the Debentures and less than or equal to 150 calendar days from the date of issuance of the Debentures, 120% of the sum of the principal amount; (iii) if the redemption date is greater than or equal to 151 calendar days from the date of issuance of the Debentures and less than or equal to 180 calendar days from the date of issuance of the Debentures, 125% of the sum of the principal amount; and (iv) if either (1) the Debentures are in default but the holder consents to the redemption notwithstanding such default or (2) the redemption date is greater than or equal to 181 calendar days from the date of issuance of the Debentures, 130% of the sum of the principal amount.

The Debentures include an adjustment provision that, subject to certain exceptions, reduces, at the Purchaser’s option, the conversion price if we issue common stock or common stock equivalents (including in variable rate transactions) at a price lower than the then-current conversion price of the Debentures. Any reverse stock split of our outstanding shares will also result in an adjustment of the conversion price of the Debentures.

F-15

VerifyMe, Inc.

Notes to the Financial Statements

The Securities Purchase Agreements contain customary representations, warranties and covenants. In addition, pursuant to the Securities Purchase Agreements, the Purchasers were granted piggy-back registration rights such that, from September 18, 2019 until the earlier of March 18, 2021 or the date the Debentures have been converted and/or repaid in the entirety, if we contemplate making an offering of our common stock or securities convertible into our common stock registered for sale under the Securities Act of 1933, as amended, or propose to file a registration statement covering any of our securities (other than a registration statement filed by us within 45 days of the signing closing date with the placement agent in the Bridge Financing acting as the underwriter), then each of the Purchasers will have the right to include all or a pro rata share of its Commitment Shares, the common stock issuable upon conversion of the Debentures (the “Conversion Shares”), and, to the extent applicable, any other shares of capital stock or other securities of ours that are issued upon exchange of Conversion Shares and/or restricted stock held by the Purchaser (collectively, the “Purchaser’s Securities”).

The conversion option, the QPI put and the put exercisable upon certain financing events are embedded derivatives that are collectively bifurcated at fair value, with subsequent changes in fair value recognized in the Statement of Operations. The fair value estimate is a Level 3 measurement as defined by ASC Topic 820, Fair Value Measurements and Disclosures, as it is based on significant inputs not observable in the market. The Company estimated the fair value of the monthly payment provision using a Monte Carlo Simulation, with 10,000 trials, with the following key inputs:

December 31, 2019
Stock price	$0.07 - $0.10
Terms (years)	0.72 – 1.00
Volatility	153.9% - 195.7%
Risk-free rate	1.60% - 1.87%
Probability of QPI	50%

As of December 31, 2019, the Company’s warrants issuable to the Company’s placement agent in relation to the Debentures were treated as derivative liabilities and changes in the fair value were recognized in earnings. These Common Stock purchase warrants did not trade on an active securities market, and as such, the Company estimated the fair value of these warrants using the Black-Scholes method and the following assumptions:

	December 31, 2019	December 31, 2018
Closing trade price of Common Stock	$0.07	$-
Intrinsic value of conversion option per share	$0.07	$-

	December 31, 2019	December 31, 2018
Annual Dividend Yield	0.0%	-
Expected Life (Years)	5	-
Risk-Free Interest Rate	1.68%-1.69%	-
Expected Volatility	445.01%-453.08%	-

Expected volatility was based primarily on historical volatility. Historical volatility was computed using daily pricing observations for recent periods. The Company believes this method produced an estimate that was representative of the Company’s expectations of future volatility over the expected term of these warrants. The Company had no reason to believe future volatility over the expected remaining life of these warrants was likely to differ materially from historical volatility. The expected life was based on the remaining contractual term of the warrants. The risk-free rate was based on the U.S. Treasury rate that corresponded to the expected term of the warrants.

The Company recorded a total of $401,957 debt discount upon the closing of Convertible Debt, including the $171,425 fair value of the embedded derivative liability, $70,100 fair value of the common stock issued, $78,693 of direct transaction costs incurred, $21,739 related to warrants issuable to the placement agent, and $60,000 original issue discount. The debt discount is amortized to interest expense over the term of the loan. Amortization of the debt discount associated with the Debentures was $99,954 for the year ended December 31, 2019 and was included in interest expense in the accompanying Statements of Operations.

F-16

VerifyMe, Inc.

Notes to the Financial Statements

NOTE 6 – CONVERTIBLE PREFERRED STOCK

The Company has outstanding Series A Preferred Stock (the “Series A”) and Series B Preferred Stock (the “Series B”). As of December 31, 2019, there were 37,564,767 authorized and 0 outstanding shares of Series A and 85 authorized and 0.85 outstanding shares of Series B. Each share of Series A and Series B has limited voting rights, is entitled to participate with the common stock on liquidation and holders of Series A and Series B have beneficial ownership limitations.

Series A Convertible Preferred Stock

During the year ended December 31, 2019, 304,778 shares of Series A Convertible Preferred Stock were converted into 6,095,569 shares of the Company’s common stock.

During the year ended December 31, 2018, 20,000 shares of Series A Convertible Preferred Stock were converted into 400,000 shares of the Company’s common stock.

Series B Convertible Preferred Stock

During the year ended December 31, 2019, there were no conversions of Series B Convertible Preferred Stock into shares of the Company’s common stock.

During the year ended December 31, 2018 0.07 shares of Series B Convertible Preferred Stock were converted into 599,362 shares of the Company’s Common Stock.

NOTE 7 – STOCKHOLDERS’ EQUITY

For the years ended December 31, 2019 and 2018, the Company expensed $0 and $8,625, respectively, relative to restricted stock units.

For the years ended December 31, 2019 and 2018, the Company expensed $238,530 and $446,265, respectively, relative to restricted stock awards.

During the year ended December 31, 2019, the Company granted a total of 1,200,000 restricted stock awards to five directors of the Company for their services. The restricted stock awards vest in equal quarterly installments over a one-year period. On February 27, 2019, three directors resigned from the Company’s Board of Directors, effective March 1, 2019. This resulted in a cancellation of 320,000 shares related to the portion of the unvested restricted stock awards these directors had received. On September 18, 2019 a director resigned from the Company’s Board of Directors, effective immediately, resulting in a cancellation of 120,000 related to the portion of unvested restricted stock awards this director had received. In December 2019, the Company issued 240,000 shares of restricted common stock to a director, for joining the Board of Directors.

On March 15, 2019, the Company engaged an advisor to provide consulting services under an Investor Relations and Advisory Agreement (the "Agreement"). Pursuant to the Agreement, the Company agreed to pay in advance of services a monthly fee of $5,000 in shares of restricted common stock to the consulting firm for consulting services. The number of shares to be issued will be calculated based on the closing price of our common shares on the 1st or preceding day of each month, if the 1st were to fall on a weekend or holiday. However, if the stock were to trade below $0.15, the calculation would be based on $0.15. The shares shall not have registration rights, and the shares may be sold subject to Rule 144. During the year ended December 31, 2019, the Company issued 292,730 shares of restricted common stock for a total expense of $35,870 related to these services.

Effective July 31, 2019, the Company engaged an advisor to provide consulting services to the Company’s Board of Directors. The Company issued 200,000 shares of restricted common stock during the year ended December 31, 2019 in related to this to this engagement for a value of $19,000.

Effective July 15, 2019, the Company engaged an advisor for sales and marketing purposes. During the year ended December 31, 2019, the Company issued 680,000 shares of restricted common stock for a value of $83,572.

On May 29, 2019, a former director completed a cashless exercise of 200,000 warrants and was issued 71,774 shares of the Company’s common stock. See Note 8 – Stock Options, Restricted Stock and Warrants.

F-17

VerifyMe, Inc.

Notes to the Financial Statements

On September 19, 2019, in connection with the Bridge Financing, the Company issued a total of 1,000,000 restricted shares of common stock with a fair value of $70,100. See Note 5 – Convertible Debt.

On September 8, 2017, the Company entered into a consulting agreement stipulating partial payment in restricted common stock. As of December 31, 2017, 120,000 shares have been issued. These shares were valued at the closing price of the Company’s common stock as they became due for a total of $12,000 for the year ended December 31, 2017. During the year ended December 31, 2018, the Company issued 49,500 shares and incurred $44,120 related to this agreement.

On August 9, 2017, the Company granted 300,000 shares of restricted common stock to each of six non-employee directors and one attorney vesting quarterly over one year. The common stock was measured at fair value at the grant date and expensed based on the vesting schedule. Common stock related to the Company’s attorney were revalued as of the year end. During the year ended December 31, 2018, $111,105 compensation expense was recorded in relation to these awards. As of December 31, 2018, there was $0 unrecognized compensation cost related to these shares of restricted common stock.

During the year ended December 31, 2018, 37,500 restricted stock units were vested in relation to a consulting service agreement and a total of $8,625 was expensed.

During the year ended December 31, 2018, the Company granted a total of 600,000 restricted stock awards to two directors of the Company, each receiving 300,000 shares of restricted common stock, for joining the Board of Directors. On April 25, 2018 the Company approved the immediate vesting of all of the Company’s outstanding restricted common stock issued in 2017 and 2018 to non-employee directors of the Company. During the year ended December 31, 2018, $160,500 compensation expense was recorded in relation to this issuance. As of December 31, 2018, there was $0 unrecognized compensation cost related to these shares of restricted common stock.

During the year ended December 31, 2018, the Company granted a total of 1,425,000 shares of restricted common stock to the directors and the Chief Executive Officer of the Company for their services and vesting quarterly over a one-year period and 150,000 shares to one attorney, vesting immediately. During the year ended December 31, 2018, $174,660 compensation expense was recorded in relation to this issuance. As of December 31, 2019, there is $0 unrecognized compensation cost related to these shares of restricted common stock.

In January 2018, the Chairman of the Board of Directors, made a cashless exercise of 5,000,000 options related to services in 2017, whereby the Chairman disposed of 972,222 shares to the Company as part of his exercise, amounting to an issuance of 4,027,778 shares, see Note 8.

In 2017, the Company conducted a private placement offering with a maximum offering amount of $2,100,000 comprised of units consisting of 715,000 shares of common stock and 715,000 five-year warrants exercisable at $0.15 per share. In relation to the 2017 private placement with a maximum offering amount of $2,100,000 allowing investors to purchase units consisting of 715,000 shares of common stock and 715,000 five-year warrants exercisable at $0.15 per share, the Company’s Board of Directors increased the size of the private placement by an additional amount beyond the $2,100,000 limit. During the year ended December 31, 2018 the Company raised gross proceeds of $1,153,645 for the purchase of 16,513,311 shares of common stock and 16,513,311 warrants. Of these amounts, gross proceeds of $530,777 for the purchase of 7,590,111 shares of common stock and 7,590,111 warrants related to current and then directors and relatives of the directors of the Company.

On January 30, 2018, the Company authorized a 30-day offer, beginning on February 20, 2018, to the holders of the Company’s outstanding warrants exercisable at $0.15 to exercise their warrants at $0.10 per share.  This authorization was extended until June 30, 2018.  The Company authorized certain holders, who had sent in their exercise notices prior to June 30, 2018, to submit payment before July 27, 2018 and exercise their warrants at $0.10 per share. For the year ended December 31, 2018, 20,787,784 warrants were exercised and a total of 20,787,784 shares of common stock were issued for gross proceeds of $2,079,345. Included in the above amounts are gross proceeds of $1,205,458 from current and then directors in exchange for exercise of 12,054,576 warrants and issuance of 12,054,576 shares of common stock.

In January 2018, a member of the Board exercised 104,876 warrants with an exercise price of $0.15 and a total of 104,876 shares of common stock were issued for gross proceeds of $15,731.

F-18

VerifyMe, Inc.

Notes to the Financial Statements

On March 31, 2018, the Company entered into a Confidential Settlement Agreement (the “Settlement Agreement”) with Paul Klapper, a member of the Company’s Board, Stephen Silver, PFK Development Group, Ltd. (“PFKD”) and certain other parties named in the Settlement Agreement. Pursuant to the terms of the Settlement Agreement, the Company (i) paid a total of $500,000 (the “Settlement Amount”) to PFKD and Mr. Silver and (ii) issued them each 500,000 shares of the Company’s common stock (the “Settlement Shares”). The shares were valued at $279,000 whereby $139,500 related to common stock issued to a related party and $139,500 related to common stock issued to a third party. The Settlement Agreement provides for cancellation as of March 31, 2018 of certain revenue sharing agreements between the Company and each of Mr. Klapper, Mr. Silver and PFKD, and terminates the Company’s obligation to issue warrants to purchase 3.7 million shares of the Company’s common stock at an exercise price of $0.40 per share. During the year ended December 31, 2018, 1,749,683 shares of common stock and 1,749,683 of warrants were issued to Mr. Klapper in relation to a conversion of a note payable upon conversion for $120,000 principal and $2,478 accrued interest. During the year ended December 31, 2018, those shares of common stock and warrants were issued and delivered. Pursuant to ASC 470-50- 40 Modifications and Extinguishments, the Company assessed the nature of the transaction and based on its assessment concluded it is a capital transaction in essence, and as such accounted for it through Additional Paid-In Capital with no gain or loss recognized in the Income Statement during the year ended. Mr. Klapper joined the Board of Directors on July 14, 2017 and resigned as of March 31, 2018.

In April 2018, the former Chief Executive Officer of the Company exercised his warrants at an exercise price of $0.01 for gross proceeds of $1,000 resulting in an issuance of 100,000 shares.

On July 27, 2018 the Company cancelled 607,143 shares as a result of an over-issuance of shares to an investor in connection with the Company’s 2017 exchange.

On July 31, 2018, a member of the Board exercised 1,439,524 warrants held by an entity under his control at an exercise price of $0.15 per share for a total price of $215,929.

NOTE 8 – STOCK OPTIONS, RESTRICTED STOCK AND WARRANTS

On December 17, 2003, the Company created the 2003 Stock Option Plan (the “2003 Plan”). Under the 2003 Plan, the Company is authorized to grant options to purchase up to 18,000,000 shares of common stock to the Company’s employees, officers, directors, consultants, and other agents and advisors.

During 2013, the Company adopted a new incentive compensation plan (the “2013 Plan”). Under the 2013 Plan, the Company is authorized to grant awards of stock options, restricted stock, restricted stock units and other stock-based awards of up to an aggregate of 20,000,000 shares of common stock.  The 2013 Plan is intended to permit stock options granted to employees under the 2013 Plan to qualify as Incentive Stock Options.  All options granted under the 2013 Plan, which are not intended to qualify as Incentive Stock Options are deemed to be Non-Statutory Stock Options.

On November 14, 2017, the Executive Committee of the Company’s Board of Directors adopted the 2017 Equity Incentive Plan (the “Plan”) which covers the potential issuance of 13 million shares of common stock. The Plan provides that directors, officers, employees, and consultants of the Company will be eligible to receive equity incentives under the Plan at the discretion of the Board or the Board’s Compensation Committee. The Board’s Compensation Committee may adopt rules and regulations to carry out the terms of the Plan. The Plan terminates on November 14, 2027 unless sooner terminated.

The 2017 Plan is administered by a committee of the Board (“Compensation Committee”) which determines the persons to whom awards will be granted, the number of awards to be granted and the specific terms of each grant, including the vesting thereof, subject to the provisions of the plan.

In connection with Incentive Stock Options, the exercise price of each option may not be less than 100% of the fair market value of the common stock on the date of the grant (or 110% of the fair market value in the case of a grantee holding more than 10% of the outstanding stock of the Company). The aggregate fair market value (determined at the time of the grant) of stock for which an employee may exercise Incentive Stock Options under all plans of the Company shall not exceed $1,000,000 per calendar year. If any employee shall have the right to exercise any options in excess of $100,000 during any calendar year, the options in excess of $100,000 shall be deemed to be Non-Statutory Stock Options, including prices, duration, transferability and limitations on exercise.

F-19

VerifyMe, Inc.

Notes to the Financial Statements

The Company issued Non-Statutory Stock Options pursuant to contractual agreements with non-employees. Options granted under the agreements are expensed when the related service or product is provided.

Determining the appropriate fair value of stock-based awards requires the input of subjective assumptions. The Company uses the Black-Scholes option pricing model to value its stock option awards. The assumptions used in calculating the fair value represent management’s best estimates and involve inherent uncertainties and judgments.

The following table presents the weighted-average assumptions used to estimate the fair values of the stock options granted during the years ended December 31, 2019 and 2018:

	2019	2018

Risk Free Interest Rate	2.14%	2.30%
Expected Volatility	436.22%	200.50%
Expected Life (in years)	5.0	5.0
Dividend Yield	0%	0%
Weighted average estimated fair value of options during the period	$0.25	$0.17

The following table summarizes the activities for the Company’s stock options for the year ended December 31, 2019 and 2018:

	Options Outstanding
			Weighted -
			Average
			Remaining	Aggregate
		Weighted-	Contractual	Intrinsic
	Number of	Average	Term	Value (in 000’)
	Shares	Exercise Price	(in years)	(1)

Balance as of December 31, 2017	22,013,529	$0.11

Granted	1,600,000	0.27
Exercised	(5,000,000)	0.07

Balance December 31, 2018	18,613,529	$0.14

Granted	1,500,000	$0.18
Forfeited/cancelled	(2,200,000)	$0.34

Balance December 31, 2019	17,913,529	$0.12	2.9

Vested and Exercisable at December 31, 2019	16,913,529	$0.11	2.8	$60

(1)	The aggregate intrinsic value is calculated as the difference between the exercise price of the underlying awards and the quoted price of the Company’s common stock for options that were in-the-money at each respective period. During the years ended December 31, 2019 and 2018, the aggregate intrinsic value of options exercised under the Company’s stock option plans was $59,800 and $2,113,368, respectively.

F-20

VerifyMe, Inc.

Notes to the Financial Statements

The following table summarizes the activities for the Company’s unvested stock options for the year ended December 31, 2019 and 2018:

	Unvested Options
		Weighted -
		Average
	Number of	Grant
	Unvested Options	Date Exercise Price

Balance December 31, 2017	2,666,667	$0.06

Granted	1,600,000	0.27

Vested	(2,250,001)	0.10

Balance December 31, 2018	2,016,666	$0.18

Granted	1,500,000	0.18

Vested	(2,516,666)	0.17

Balance December 31, 2019	1,000,000	$0.20

During the year ended December 31, 2019, the Company amended the Consulting Agreement it has with its Chief Operating Officer and granted him options to purchase 1,000,000 shares of common stock with an exercise price of $0.195 that vest annually in equal increments over a two-year period.  Additionally, during the year ended December 31, 2019, the Company amended the Chief Operating Officer’s consulting agreement to provide, among other things, for a monthly consulting fee of $14,500 for services provided and to extend the term of the consulting agreement to March 1, 2021.

In August 2019, the Company entered into an amendment (the “Amendment”) to the Employment Agreement, dated August 15, 2017, with Patrick White, the Chief Executive Officer of the Company (the “Employment Agreement”), which Employment Agreement automatically renewed on July 16, 2019, effective on August 15, 2019. Pursuant to the Amendment, the term was reduced to one year and Mr. White agreed to defer receipt of sums due him to improve the Company’s liquidity. Mr. White was due to receive $100,000 on August 15, 2019 representing deferred salary (the “Deferral Amount”) that he had previously agreed to defer over the two years of the initial term of his Employment Agreement. In the Amendment, Mr. White agreed to extend receipt of the Deferral Amount until August 15, 2020. In addition, he agreed to continue deferring 25% of his base salary over the one-year term until August 15, 2020. In connection with entering into the Amendment, the Company granted Mr. White 500,000 five-year fully vested incentive stock options under the Company’s 2017 Equity Incentive Plan exercisable at $0.14 per share.

During the year ended December 31, 2019, the Company recorded the forfeiture of 2,200,000 options awarded to employees that are no longer with the Company and whose exercise period has expired.

During the year ended December 31, 2018, the Company amended the consulting agreement held with its Chief Operating Officer and granted him 1,000,000 stock options with an exercise price of $0.2102 with 500,000 stock options vesting immediately and the remaining 500,000 stock options vesting on February 28, 2019 subject to continuing to provide consulting services.

In January 2018, the Chairman of the Board made a cashless exercise of 5,000,000 options related to services in 2017, whereby the Chairman disposed of 972,222 shares to the Company as part of his exercise, amounting to an issuance of 4,027,778 shares, see Note 7.

In November 2018, 600,000 options were granted a weighted average exercise price of $0.37 with a term of five years.  Of the 600,000 options, 500,000 options were issued to an employee of the Company vesting monthly over a six-month period, 100,000 to the Chief Financial Officer vesting quarterly over a one-year period.

For the years ended December 31, 2019 and 2018, the Company expensed $422,682 and $329,193, respectively, related to the options.

As of December 31, 2019, there was $87,913 unrecognized compensation cost related to outstanding stock options expected to vest over the weighted average of 0.7 years.

F-21

VerifyMe, Inc.

Notes to the Financial Statements

The following table summarizes the activities for the Company’s warrants for the year ended December 31, 2019 and 2018:

	Warrants Outstanding
	Number of Shares	Weighted- Average Exercise Price	Weighted - Average Remaining Contractual Term in years)	Aggregate Intrinsic Value (in 000's) (1)
Balance, December 31, 2017	32,292,580	$0.30
Issued	18,727,769	0.15
Exercised	(22,809,908)	0.11
Expired	(1,019,608)	0.07
Cancelled/Forfeited	(4,950,000)	0.40

Balance, December 31, 2018	22,240,833	$0.31
Issued	300,000	0.15
Exercised	(200,000)	0.15
Expired	(78,226)	0.26

Balance, December 31, 2019	22,262,608	$0.31	2.8	-

Exercisable at December 31, 2019	22,262,608	$0.31	2.8	-

(1)	The aggregate intrinsic value is calculated as the difference between the exercise price of the underlying warrants and the closing stock price of $0.0699 for our common stock on December 31, 2019.

All warrants were vested on the date of grant.

In May 2019, a former director made a cashless exercise of 200,000 warrants, whereby the warrant holder disposed of 128,226 shares of common stock to the Company as part of this exercise, amounting to an issuance of 71,774 shares of common stock.

In January 2018, the Company issued 1,749,683 shares of common stock and 1,749,683 warrants with an exercise price of $0.15 to Mr. Klapper, a former director, relating to the Note payable conversion that took place in June 2017.  Additionally, 3,700,000 warrants were forfeited.

In connection with the Bridge Financing in September 2019, the placement agent for the Debentures is entitled to receive 300,000 warrants convertible to 300,000 shares of common stock with an exercise price of $0.15 for a five- year term. See Note 5 – Convertible Debt.

During the year ended December 31, 2018, in relation to the Settlement Agreement, the Company issued 464,775 warrants at an exercise price of $0.15 which were paid for in 2014 but had not been previously issued.

For the year ended December 31, 2018, 20,787,784 shares of warrants were exercised and a total of 20,787,784 shares of common stock were issued for gross proceeds of $2,079,345. See Note 7.

In January 2018, a member of the Board exercised 104,876 warrants with an exercise price of $0.15 and a total of 104,876 shares of common stock were issued for gross proceeds of $15,731, see Note 7.

In April 2018, the former Chief Executive Officer of the Company exercised 100,000 warrants at an exercise price of $0.01 for gross proceeds of $1,000 resulting in an issuance of 100,000 shares, see Note 7.

On July 31, 2018, a member of the Board exercised 1,439,524 warrants held by an entity under his control at an exercise price of $0.15 per share for a total price of $215,929. See note 7.

In August 2018, a warrant holder, made a cashless exercise of 366,047 warrants, whereby the warrant holder disposed of 190,386 shares to the Company as part of this exercise, amounting to an issuance of 175,661 shares.

F-22

VerifyMe, Inc.

Notes to the Financial Statements

In October 2018, a warrant holder, made a cashless exercise of 11,678 warrants, whereby the warrant holder disposed of 4,680 shares to the Company as part of this exercise, amounting to an issuance of 6,998 shares.

During the year ended December 31, 2018 an additional 1,250,000 warrants were forfeited in relation to a note payable conversion occurring in the prior year.

NOTE 9– FAIR VALUE OF FINANCIAL INSTRUMENTS

Derivative Liabilities

For purposes of determining whether certain instruments are derivatives for accounting treatment, the Company follows the accounting standard that provides guidance for determining whether an equity-linked financial instrument, or embedded feature, is indexed to an entity’s own stock. The standard applies to any freestanding financial instruments or embedded features that have the characteristics of a derivative, and to any freestanding financial instruments that are potentially settled in an entity’s own common stock.

Liabilities measured at fair value on a recurring basis are summarized as follows:

	December 31, 2019				December 31, 2018
	Level 1	Level 2	Level 3	Total	Level 1	Level 2	Level 3	Total
Embedded derivative liability related to Debentures	$-	$-	$151,215	$151,215	$-	$-	$-	$-
Derivative liability related to fair value of warrants	-	-	20,284	20,284	-	-	-	-

Total	$-	$-	$171,499	$171,499	$-	$-	$-	$-

The Company has no assets that are measured at fair value on a recurring basis. There were no assets or liabilities measured at fair value on a non-recurring basis during the year ended December 31, 2019.

NOTE 10 – DEBT FORGIVENESS

During the year ended December 31, 2018 the Company negotiated with certain vendors regarding balances outstanding for prior year services resulting in a Gain on accounts payable forgiveness included in the Statement of Operations for $352,008. During the year ended December 31, 2019 there was $0 recorded as gain on accounts payable forgiveness.

NOTE 11 – OPERATING LEASES

For the year ended December 31, 2019 and 2018, total rent expense under leases amounted to $14,746 and $12,395, respectively. The current lease is for a period less than a year and falls outside of the scope of Lease (Topic 842). At December 31, 2019, the Company was not obligated under any non-cancelable operating leases.

NOTE 12 – MAJOR CUSTOMERS/VENDORS

During the year ended December 31, 2019, two customers accounted for 97% of total sales.  During the year ended December 31, 2018, four customers accounted for 100.0% of total sales. Generally, a substantial percentage of the Company's sales has been made to a small number of customers and is typically on an open account basis.

During the years ended December 31, 2019 and 2018, the Company purchased 100.0% of pigment from one vendor. Additionally, during the years ended December 31, 2019 and 2018, the Company purchased 100.0% of canisters from one vendor.

As of December 31, 2019, two customers accounted for 97% of total accounts receivable.

F-23

VerifyMe, Inc.

Notes to the Financial Statements

NOTE 13 – SUBSEQUENT EVENTS

On April 16, 2020, the Company approved a three-year extension of the expiration date for certain options previously granted to Patrick White, the Company’s President and Chief Executive Officer and to Norman Gardner, the Company’s Chairman. As a result, 7,000,000 options previously granted to Mr. White now expire on August 15, 2025 and 4,500,000 options previously granted to Mr. Gardner now expire on June 29, 2025. All other terms with respect to the option grants remain the same.

On April 16, 2020, the Company granted Mr. White a restricted stock award of 1,875,000 restricted shares of the Company’s common stock in lieu of $150,000 in deferred salary. The restricted stock award vests in full one-year from the date of grant, subject to Mr. White’s continued services as an officer and employee of the Company on the vesting date.

On April 16, 2020, the Company approved a salary increase of $4,000 per month, to a total of $11,000 per month, for Margaret Gezerlis, the Company’s Chief Financial Officer, half of which will be deferred and payable in full upon the closing of the Company’s next securities offering, subject to Ms. Gezerlis’ continued employment with the Company. Following such capital raise by the Company, Ms. Gezerlis will receive the full amount of the salary increase on a monthly basis.

On April 16, 2020, the Company awarded a director Non-Qualified Stock Options for 150,000 shares for services rendered to the Company with an exercise price of $0.0805 vesting immediately and expiring on April 16, 2025.

In April 2020, the Company issued 33,333 shares of restricted common stock in relation to investor relation services.

On January 15, 2020 the Company has received a Notice of Allowance for the Company’s U.S. Patent Application relating to the Company’s Invisible QR code and Smartphone reading system.

In January 2020, the Company issued 33,333 shares of restricted common stock in relation to investor relation services.

Effective January 2020, the Company awarded its Chief Financial Officer 200,000 Incentive Stock Options with an exercise price of $0.0701 vesting quarterly over a one-year period and expiring on January 7, 2025.

Effective January 2020, the Company awarded four Directors 2,000,000 Non-Qualified Options for services rendered to the Company in 2019 with an exercise price of $0.0701 vesting immediately and expiring on January 7, 2025.

Effective January 2020, the Company awarded five of its Directors 2,500,000 Non-Qualified Options for services to be rendered to the Company in 2020 with an exercise price of $0.0701 vesting quarterly over a one-year period and expiring on January 7, 2025.

The Company entered into an agreement with a non-exclusive financial advisor and placement agent for a term of twelve months commencing in January 2020. Upon execution of the agreement, the Company issued 250,000 fully vested restricted shares of the Company’s common stock. In relation to this agreement, the Company is subject to a success fee as follows:

Cash Compensation Fees for Equity or Hybrid Equity Capital Raises

•	10% of the amount for any equity or hybrid equity capital raised up to $1,000,000
•	8% of the amount for any equity or hybrid equity capital raised up to $5,000,000
•	6% of the amount for any equity or hybrid equity capital raised over $5,000,000

Cash Compensation Fees for Debt Financing

•	125,000 fully vested restricted shares of the Company’s common stock for purchases of debt that is not convertible into equity, within the greater of a two-year period commencing in January 2020 or within twelve months after the termination of the agreement

Restricted Stock Fees for Capital Raise

•	Restricted shares of the Company’s common stock equal to 4% of the capital raised divided by the last reported closing price of the stock on the date of close.

F-24

VerifyMe, Inc.

Notes to the Financial Statements

On March 6, 2020, in connection with this agreement a cash compensation of $152,960 was made by the Company and an additional 614,205 shares of the Company’s common stock were issued.

In February 2020, the Company entered into an agreement with a non-exclusive financial advisor and placement agent terminating the later of April 30, 2020 or upon closing of a successful private placement. The agreement will automatically extend for periods of thirty days until terminated in writing. The Company has agreed to pay 10% of the gross proceeds raised by the financial and placement agent and agrees to issue an amount of restricted shares equal to 4% of the total securities sold in the private placement divided by the last reported closing price of the stock on the closing date of the private placement. On March 6, 2020, in connection with this agreement a cash compensation of $25,000 was made by the Company and 96,154 shares of the Company’s common stock were issued.

On January 30, 2020 the Company issued an unsecured promissory note payable to a shareholder of the Company with a face value of $75,000 and an interest rate of 10% per annum payable in full on March 30, 2020, subject to the Company’s right to extend payment until May 29, 2020. On February 28, 2020, the holder of the $75,000 promissory note which was to become due in March 2020 purchased $80,000 of the 2020 Debentures and warrants, which he paid by exchanging his note and paying an additional $5,000. This is included in the $1,992,000 gross proceeds raised.

In January 2020 the Company authorized a non-binding convertible debenture stock financing (“the Offering”) with an annual 10% cumulative interest rate and a conversion price per share of $0.08. In relation to the Offering the Company authorized a minimum offering amount of $900,000 and a maximum offering amount of $2,000,000. The Offering will terminate on the first to occur of: (1) February 28, 2020, (2) the date of the acceptance of subscriptions for the maximum offering amount, or (3) the date the Offering is terminated by the Company. The Company reserves the right to extend the Offering in its sole discretion.

The Company’s capital structure after the initial closing will have no outstanding variably-priced convertible instruments on its Balance Sheets. Any outstanding debt held by officers or directors of the Company will be exchanged for convertible debentures upon initial closing. The new convertible debenture will have secured position on all IP and Patents of the Company along with a blanket lien on all assets until such time the debenture is paid in full or converted in full.

The 2020 Debentures shall automatically convert into shares of the Company’s common stock, par value $0.001 per share upon the earliest to occur of (i) the commencement of trading of the Common Stock on the NASDAQ, New York Stock Exchange or NYSE American (an “Uplist”) at the Uplist Conversion Price; or (ii) at any time the minimum bid price of the Common Stock exceeds $0.50 per share for twenty (20) consecutive trading days and the average trading volume during the 10 trading days prior to the conversion is at least 100,000 shares and the shares are registered under an Effective Registration Statement or the shares are salable under Rule 144. The “Uplist Conversion Price” will be the lesser of $0.08 or a 30% discount to the public offering price a share of Common Stock is offered to the public in a securities offering resulting in the listing of the Common Stock on the NASDAQ, New York Stock Exchange or NYSE American.

The convertible debentures shall be convertible, at any time, at the option of the holder, into shares of Common Stock, at a fixed conversion price equal to $0.08.

The Company shall issue a warrant (“Warrant”) to purchase the number of shares equal to the principal amount of the convertible debentures divided by .08. Each Warrant has a three-year (3) term and is immediately exercisable at an exercise price of $0.15 per share. If at any time after six months following the issuance date and prior to the expiration date the Company fails to maintain an effective registration statement (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) covering the resale of the shares of Common Stock underlying the Warrants, the Warrant may be exercised by means of a “cashless exercise,” until such time as there is an effective Registration Statement. Each warrant will contain customary adjustment provisions in the event of a stock split, reverse stock split or recapitalization.

On March 6, 2020 the Company completed the closing of the 2020 Debentures and raised $1,992,000 in gross proceeds from the sale of the 2020 Debentures and warrants to purchase shares of the Company’s common stock. Of this amount, $330,000 were received from four directors and an entity in which one officer of the Company is a majority owner. From this sale, the Company received $1,747,203 after the payment of commissions and fees. The Company used $750,000 of the net proceeds to redeem the existing convertible debentures prior to maturity, with a face value of $600,000 and an early redemption fee of $150,000.

In connection to the 2020 Debentures, the Company issued 24,900,000 three-year warrants to the purchasers. The warrants have an exercise price of $0.15 per share, and may be exercised cashlessly if the Company fails to maintain an effective registration statement at any time beginning six months after issuance. Of this amount 4,125,000 warrants were issued to four directors and an entity in which one officer of the Company is a majority owner.

In February 2020, the Company issued 33,333 shares of restricted common stock in relation to investor relation services.

F-25

50,760,359 Shares of Common Stock

______________________

PROSPECTUS

______________________

, 2020

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses payable by us in connection with the registration of the securities hereunder. None of the following expenses are payable by the selling stockholders. The selling stockholders, however, will pay any other expenses incurred in selling its common stock, including any brokerage commissions or costs of sale. All amounts are estimates, except the SEC registration fee.

SEC registration fee	$592.98
Accounting fees and expenses*	3,000.00
Legal fees and expenses*	25,000.00
Miscellaneous fees and expenses*	5,000.00
Total	$33,592.98

*Indicates an estimate.

Item 14. Indemnification of Directors and Officers

Nevada law provides that a Nevada corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation (i.e., a “non-derivative proceeding”), by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he or she:

•	Is not liable under Section 78.138 of the Nevada Revised Statutes for breach of his or her fiduciary duties to the corporation; or
•	Acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

In addition, a Nevada corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor (i.e., a “derivative proceeding”), by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him or her in connection with the defense or settlement of the action or suit if he:

•	Is not liable under Section 78.138 of the Nevada Revised Statute for breach of his or her fiduciary duties to the corporation; or
•	Acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation.

Under Nevada law, indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any non-derivative proceeding or any derivative proceeding, or in defense of any claim, issue or matter therein, the corporation is obligated to indemnify him or her against expenses, including attorneys' fees, actually and reasonably incurred in connection with the defense.

Further, Nevada law permits a Nevada corporation to purchase and maintain insurance or to make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise for any liability asserted against him or her and liability and expenses incurred by him or her in his or her capacity as a director, officer, employee or agent, or arising out of his or her status as such, whether or not the corporation has the authority to indemnify him or her against such liability and expenses.

II-1

Under our amended and restated articles of incorporation, the liability of our officers and directors will be eliminated or limited to the fullest extent permitted by Nevada law. If Nevada law is amended to further eliminate or limit, or authorize further corporate action to further eliminate or limit, the liability of officers and directors, the liability of officers and directors shall be eliminated or limited to the fullest extent permitted by Nevada law then in effect.

The Company has entered into indemnification agreements with its officers and directors pursuant to which the Company agrees to indemnify said officer or director, to the fullest extent permitted by Nevada law, against any and all losses resulting from any claims relating to the fact that he or she is or was a director, officer, employee, or agent of the Company. The indemnitee will be fully indemnified for any claims (i) to the extent that he or she was successful on the merits in defense of said claims in a court of law; or (ii) to the extent that he or she is serving as a witness and not as a party, in connection with said claim. If items (i) and (ii) do not apply, the Company will indemnify its directors and officers for any losses resulting from any claims, so long as they have complied with the applicable standard of conduct under Nevada law as determined by (i) a majority vote of disinterested directors; or (ii) the written opinion of independent counsel, as applicable. The indemnification agreement also provides the officer or director with the right to request that we advance their expenses prior to final disposition of the claim so long as they execute an undertaking to repay all advances in the event that a Nevada court ultimately determines that they were not entitled indemnification. The officer or director is required under the indemnification agreement to give us notice in writing of a claim as soon as practicable and we are not responsible to provide indemnification if we were not given a reasonable and timely opportunity to participate in the defense of the claim at our own expense.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 15. Recent Sales of Unregistered Securities

In the three years preceding the filing of this registration statement, we have issued the following securities that were not registered under the Securities Act.

(a) Exchanges Exempt Under Section 3(a)(9) of the Securities Act

On May 29, 2019, the Company issued 4,895,569 shares of common stock upon conversion of 244,778 shares of Series A Convertible Preferred Stock.

On May 29, 2019, a former director completed a cashless exercise of 200,000 warrants and was issued 71,774 shares of the Company’s common stock.

On April 16, 2019, the Company issued 400,000 shares of common stock upon conversion of 20,000 shares of Series A Convertible Preferred Stock.

On March 22, 2019, the Company issued 400,000 shares of common stock upon conversion of 20,000 shares of Series A Convertible Preferred Stock.

On January 19, 2019, the Company issued 400,000 shares of common stock upon conversion of 20,000 shares of Series A Convertible Preferred Stock.

On October 12, 2018, an investor completed the cashless exercise of 11,678 warrants and was issued 6,998 shares of the Company’s common stock.

On August 22, 2018, a warrant holder made a cashless exercise of 366,047 warrants, and was issued 175,661 shares of the Company’s common stock.

On June 11, 2018, the Company issued 37,500 shares of common stock in relation to 37,500 restricted stock units that were vested in relation to a consulting service.

In February 2018, 20,000 shares of Series A Convertible Preferred Stock were converted into 400,000 of the Company’s common stock.

In January 2018, the Company issued 1,749,683 shares of common stock and 1,749,683 warrants to purchase common stock at an exercise price of $0.15 per share to entities controlled by a former member of the Board, relating to a note payable conversion.

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On January 26, 2018, 0.07 shares of Series B Convertible Preferred Stock were converted into 599,362 shares of common stock and transferred to a then director and to a stockholder of the Company.

In January 2018, a member of the Board made a cashless exercise of 5,000,000 options related to services rendered in 2017, resulting in the issuance of 4,027,778 shares of common stock.

On June 30, 2017, 166,750 shares of Series D Convertible Preferred Stock were converted into 496,429 shares of the Company’s common stock and 667,000 warrants were converted into 1,985,716 shares of the Company’s common stock.

On June 30, 2017, notes payable in the principal amount of $240,000 were converted into 4,402,079 shares of common stock and five-year warrants to purchase 4,402,079 shares of common stock at an exercise price of $0.15 per share.

In 2017, the Company issued 75,000 shares of common stock to a consultant upon delivery of shares underlying a restricted stock unit agreement dated June 11, 2015.

On June 30, 2017, 1,537,500 shares of Series C Convertible Preferred Stock were converted into 4,392,858 shares of the Company’s common stock and 3,087,500 warrants were converted into 6,175,000 shares of the Company’s common stock, of which 230,000 shares were issued to a then director.

On June 30, 2017, the Company converted $43,750 of fees payable into 625,625 shares of common stock.

On June 30, 2017, the Company converted $68,500 of accounts payable into 979,550 shares of common stock and five-year warrants to purchase 979,550 shares of common stock at an exercise price of $0.15. In connection with this transaction, the consultant forfeited 450,000 options to purchase shares of common stock and also converted $31,500 of consulting fees into 450,450 shares of common stock and warrants to purchase 450,450 shares of common stock in equal increments through December 31, 2017.

On June 30, 2017, the Company issued 464,775 shares of common stock and 464,775 warrants to an investor, in connection with a $25,000 loan made to the Company on October 9, 2014, by an entity he controls.

In 2017, 73,000 shares of Series A Convertible Preferred Stock were converted into 1,460,000 shares of the Company’s common stock.

The issuance of shares of common stock upon the exercise of warrants or the conversion of notes or preferred stock as set forth above, was made without registration, in reliance on the exemptions provided by Section 3(a)(9) of the Securities Act, and in reliance on similar exemptions under applicable state laws, for exchanges of securities with existing security holders.

(b) Sales Exempt Under Section 4(a)(2) of the Securities Act

In April 2020, the Company issued 1,875,000 shares of restricted common stock to an officer and employee in lieu of $150,000 of deferred salary.

In April 2020, the Company issued 33,333 shares of restricted common stock in relation to investor relation services.

On February 26 and 28, 2020 and March 6, 2020, the Company issued to certain accredited investors 2020 Debentures in the aggregate principal amount of $1,992,000 and Warrants to purchase in the aggregate 24,900,000 shares of common stock for aggregate net proceeds of $1,747,203. The 2020 Debentures mature 18 months after issuance. In addition, the Company issued 960,359 restricted shares of common stock in connection with the private placement.

In February 2020, the Company issued 33,333 shares of restricted common stock in relation to investor relation services.

In January 2020, the Company issued 33,333 shares of restricted common stock in relation to investor relation services.

In December 2019, the Company issued 66,666 shares of restricted common stock in relation to investor relation services.

In December 2019, the Company issued 240,000 shares of restricted common stock to a director.

In November 2019, the Company issued 33,333 shares of restricted common stock in relation to investor relation services.

In November 2019, the Company issued 280,000 shares of restricted common stock in relation to consulting services.

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In October 2019, the Company issued 33,333 shares of restricted common stock in relation to investor relation services.

On September 19, 2019, in connection with the bridge financing, the Company issued two debentures for aggregate gross proceeds of $540,000. The debentures were subsequently repaid in full. In addition, the Company issued 1,000,000 restricted shares of common stock in connection with the bridge financing.

In September 2019, the Company granted 33,333 shares of restricted common stock in relation to investor relation services

In August 2019, the Company granted 400,000 shares of restricted common stock in relation to consulting services.

In August 2019, the Company granted 33,333 shares of restricted common stock in relation to investor relation services.

In August 2019, the Company granted 200,000 shares of restricted common stock in relation to consulting services.

On July 1, 2019, the Company granted 33,333 shares of restricted common stock in relation to investor relations services.

On June 1, 2019, the Company issued 21,277 shares of restricted common stock in relation to investor relation services.

On May 1, 2019, the Company issued 20,833 shares of restricted common stock in relation to investor relations services.

On May 10, 2019, the Company issued 240,000 shares of restricted common stock to a director which vest over a one-year period in equal quarterly increments from May 8, 2019, subject to continued service as a director at each applicable vesting date.

On April 1, 2019, the Company issued 17,289 shares of common stock to an entity in relation to investor relations services.

On March 23, 2019, the Company issued 240,000 shares of restricted common stock to a director. The shares vest quarterly over a one-year period in equal increments from March 15, 2019, subject to continued service as a director on each applicable vesting date.

On March 21, 2019, the Company issued 240,000 shares of restricted common stock to each of three directors of the Company. The shares vest quarterly over a one-year period in equal increments from March 15, 2019, subject to continued service as a director on each applicable vesting date.

In 2018, the Company received total gross proceeds of approximately $2,079,345 from the exercise of warrants under the Warrant Reduction Program and issued a total of 20,787,784 shares of common stock upon such exercises.

On July 31, 2018, one of our then directors exercised 1,439,524 warrants held by an entity under his control at an exercise price of $0.15 per share for a total price of $215,929.

On June 27, 2018, the Company authorized a grant of 1,425,000 shares of restricted common stock, vesting quarterly over a one-year period, to the Company’s current and then directors.

On June 27, 2018, the Company granted 150,000 shares of common stock to an entity for services rendered, vesting immediately.

In April 2018, the former Chief Executive Officer of the Company exercised warrants at an exercise price of $0.01 per share, resulting in the issuance of 100,000 shares of the Company’s common stock.

On April 25, 2018, the Company granted 300,000 shares of restricted common stock to a then director in connection with his service as a member of the Board. On the same date, the Company approved a grant of 150,000 shares of vested restricted common stock to the estate of a former director of the Company. The 150,000 previously unvested shares of restricted common stock granted to said director were forfeited upon his death.

On March 31, 2018, the Company entered into a Confidential Settlement Agreement with a then member of the Board, and certain other parties named in the Settlement Agreement. Pursuant to the terms of the Settlement Agreement, the Company (i) paid a total of $500,000 to a fund controlled by the former director and an additional party and (ii) issued a total of 1,000,000 shares of the Company’s common stock to the fund and the third party.

On March 13, 2018, the Company granted a then director 300,000 shares of restricted common stock vesting quarterly over one year subject to continued service as of each applicable vesting date.

II-4

In 2018, the Company issued shares of restricted common stock in connection with a consulting services agreement for services performed in January through June 2018 as follows: 40,000 shares on each of January 11, 2018, February 11, 2018 and March 11, 2018; 13,500 shares on each of April 11, 2018, May 11, 2018 and June 11, 2018; and 9,000 shares on June 30, 2018.

In January 2018, a then member of the Board exercised 104,876 warrants with an exercise price of $0.15 and a total of 104,876 shares of common stock were issued for gross proceeds of $15,731.

In 2017, the Company issued shares of restricted common stock in connection with a consulting services agreement for services performed in October through December 2017 as follows: 40,000 shares on each of October 11, 2017, November 11, 2017 and December 11, 2017.

On August 31, 2017, the Company granted each director (except its chairman and CEO), 300,000 shares of restricted common stock, or a total of 2,100,000 shares, vesting quarterly over a one-year period subject to continued service as of each applicable vesting date.

In 2017, the Company conducted a private placement offering with a maximum offering amount of $2,100,000 comprised of units consisting of 715,000 shares of common stock and 715,000 five-year warrants exercisable at $0.15 per share. In January 2018, the Company raised gross proceeds of $1,153,645 for the purchase of 16,513,311 shares of common stock and 16,513,311 warrants. Prior to December 2017, the Company raised gross proceeds of $1,360,250 for the purchase of 19,451,575 shares of common stock and 19,451,575 warrants.

On July 19, 2017, the Company issued 371,800 shares of common stock and 371,800 warrants to purchase common stock at an exercise price of $0.15 per share to a former director.

In June 2017, the Company issued notes payable in the aggregate principal amount of $36,000 in exchange for a loan bearing 10% annual interest maturing June 30, 2017.

In May 2017, the Company issued notes payable in the aggregate principal amount of $60,000 in exchange for a loan bearing 10% annual interest maturing June 30, 2017.

On April 26, 2017, the Company issued a secured promissory note in the principal amount of $30,000 in exchange for a loan bearing 10% annual interest maturing October 31, 2017.

On April 13, 2017, the Company issued notes payable in the principal amount of $10,000 in exchange for a loan bearing 10% annual interest maturing June 30, 2017.

In 2017, 1,678,572 shares of common stock were issued as stock-based compensation.

In 2017, 38,657 shares of common stock were issued in relation to sales of common stock in prior years.

The securities described above were issued to investors in reliance upon the exemption from the registration requirements of the Securities Act, as set forth in Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder relative to transactions by an issuer not involving any public offering, to the extent an exemption from such registration was required. The recipients of the securities in the transactions described above acquired the securities for their own account for investment purposes only and not with a view to, or for sale in connection with, any distribution thereof. Appropriate legends were affixed to the instruments representing such securities issued in such transactions.

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Item 16. Exhibits and Financial Statement Schedules

The following exhibits to this registration statement included in the Index to Exhibits are incorporated by reference.

INDEX TO EXHIBITS

Exhibit No.	Description
3.1

Amended and Restated Articles of Incorporation of the Company, as amended (incorporated herein by reference from Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2015)

3.2

Second Amended Certificate of Designation for Series A Convertible Preferred Stock (incorporated herein by reference from Exhibit 3.2 to the Company’s Current Report on Form 8-K filed on June 18, 2015)

3.3	Certificate of Designation for Series B Convertible Preferred Stock (incorporated herein by reference from Exhibit 3.3 to the Company’s Current Report on Form 8-K filed on June 18, 2015)
3.4

Certificate of Withdrawal of Certificate of Designation for Series C and Series D Convertible Preferred Stock (incorporated herein by reference from Exhibit 4.5 to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2018)

3.5	Amended and Restated Bylaws of the Company (incorporated herein by reference from Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on August 15, 2017)
4.1	Form of Warrant for the Purchase of Common Stock (incorporated herein by reference from Exhibit 10.29 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2017)
4.2	Form of Warrant for the Purchase of Shares of Common Stock (incorporated herein by reference from Exhibit 4.2 to the Company’s Current Report on Form 8-K filed on March 3, 2020)
5.1*	Opinion of Harter Secrest & Emery LLP
10.1#

Form of Employment Agreement for Patrick White dated August 9, 2017 (incorporated herein by reference from Exhibit 10.17 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2017)

10.2#

Amendment to Employment Agreement for Patrick White dated August 13, 2019 (incorporated herein by reference from Exhibit 10.2 to the Company’s Registration Statement on Form S-1 (File No. 333-234155) filed on October 10, 2019)

10.3#

Employment Agreement for Margaret Gezerlis dated November 15, 2018 (incorporated herein by reference from Exhibit 10.3 to the Company’s Registration Statement on Form S-1 (File No. 333-234155) filed on October 10, 2019)

10.4#

Form of Consulting Agreement with Norman Gardner dated June 29, 2017 (incorporated herein by reference from Exhibit 10.20 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2017)

10.5#

Consulting Agreement dated September 1, 2017 and First Amendment to Consulting Agreement dated March 1, 2018 for Keith Goldstein (incorporated herein by reference from Exhibit 10.19 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2017)

10.6#

Second Amendment to the Consulting Agreement dated April 9, 2019 for Keith Goldstein (incorporated herein by reference from Exhibit 10.5 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2019)

10.7#	Form of Consulting Agreement with James Cardwell (incorporated herein by reference from Exhibit 10.21 to the Company’s Annual Report on Form 10-K/A filed on April 17, 2018)
10.8#	2017 Equity Incentive Plan (incorporated herein by reference from Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on November 20, 2017)
10.9#	Amendment to the 2017 Equity Incentive Plan (incorporated herein by reference from Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on April 29, 2019)
10.10#

Non-Qualified Stock Option Agreement dated August 2017 between the Company and Patrick White (incorporated herein by reference from Exhibit 10.14 to the Company’s Registration Statement on Form S-1 (File No. 333-234155) filed on October 10, 2019)

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10.11#

Non-Qualified Stock Option Agreement dated April 17, 2018 between the Company and Patrick White (incorporated herein by reference from Exhibit 10.13 to the Company’s Registration Statement on Form S-1 (File No. 333-234155) filed on October 10, 2019)

10.12#*	Amendment to Non-Qualified Stock Option Agreement dated April 16, 2020 to that Non-Qualified Stock Option Agreement dated August 2017 between the Company and Patrick White
10.13#

Incentive Stock Option Agreement dated August 14, 2019 between the Company and Patrick White (incorporated herein by reference from Exhibit 10.15 to the Company’s Registration Statement on Form S-1 (File No. 333-234155) filed on October 10, 2019)

10.14#

Incentive Stock Option Agreement dated March 11, 2019 between the Company and Margaret Gezerlis (incorporated herein by reference from Exhibit 10.16 to the Company’s Registration Statement on Form S-1 (File No. 333-234155) filed on October 10, 2019)

10.15#*	Incentive Stock Option Agreement dated January 7, 2020 between the Company and Margaret Gezerlis
10.16#

Non-Qualified Stock Option Agreement dated January 2018 between the Company and Norman Gardner (incorporated herein by reference from Exhibit 10.17 to the Company’s Registration Statement on Form S-1 (File No. 333-234155) filed on October 10, 2019)

10.17#*	Amendment to Non-Qualified Stock Option Agreement dated April 16, 2020 to that Non-Qualified Stock Option Agreement dated January 2018 between the Company and Norman Gardner
10.18#	Form of Restricted Stock Agreement (incorporated herein by reference from Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2018)
10.19#*	Restricted Stock Agreement dated April 16, 2020 between the Company and Patrick White
10.20#*	Form of Director Non-Qualified Stock Option Agreement (immediate vesting)
10.21#*	Form of Director Non-Qualified Stock Option Agreement (quarterly vesting)
10.22	Form of Senior Secured Convertible Debenture (incorporated herein by reference from Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on March 3, 2020)
10.23	Securities Purchase Agreement dated February 26, 2020 (incorporated herein by reference from Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on March 3, 2020)
10.24	Security Agreement dated February 26, 2020 (incorporated herein by reference from Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on March 3, 2020)
10.25*	Letter Agreement dated February 28, 2020 between the Company and Bruce Evans
23.1*	Consent of MaloneBailey, LLP, independent registered public accounting firm
23.2*	Consent of Harter Secrest & Emery LLP (included in Exhibit 5.1)
24.1*	Power of Attorney (included on the signature page of this registration statement)
101.INS*	XBRL Instance Document
101.SCH*	XBRL Taxonomy Extension Schema Document
101.CAL*	XBRL Taxonomy Extension Calculation Linkbase Document
101.DEF*	XBRL Taxonomy Extension Definition Linkbase Document
101.LAB*	XBRL Taxonomy Extension Label Linkbase Document
101.PRE*	XBRL Taxonomy Extension Presentation Linkbase Document

* Filed herewith.

# Denotes management compensation plan or contract.

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Item 17. Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(b)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this amendment to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Rochester, State of New York, on May 1, 2020.

VERIFYME, INC.

/s/ Patrick White
Patrick White
President and Chief Executive Officer

POWER OF ATTORNEY

Each of the undersigned hereby constitutes and appoints Patrick White and Margaret Gezerlis, and each of them, his true and lawful attorney-in-fact and agent, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post effective amendments) to this registration statement, or any related registration statement filed pursuant to Rule 462 under the Securities Act, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and desirable to be done in as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all acts and things that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof. Each of the undersigned has executed this power of attorney as of the date indicated.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Patrick White	President, Chief Executive Officer and Director	May 1, 2020
Patrick White	(Principal Executive Officer)

/s/ Margaret Gezerlis	Chief Financial Officer	May 1, 2020
Margaret Gezerlis	(Principal Financial Officer and Principal Accounting Officer)

/s/ Norman Gardner	Chairman of the Board	May 1, 2020
Norman Gardner

/s/ Chris Gardner	Director	May 1, 2020
Chris Gardner

/s/ Marshall Geller	Director	May 1, 2020
Marshall Geller

/s/ Howard Goldberg	Director	May 1, 2020
Howard Goldberg

/s/ Scott Greenberg	Director	May 1, 2020
Scott Greenberg

/s/ Arthur Laffer	Director	May 1, 2020
Arthur Laffer

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